Exhibit 99.4
------------


                           REVOLVING CREDIT AGREEMENT
                             ($50 MILLION FACILITY)



                         Effective Date: October 9, 2007

                                  by and among

                      INTEGRATED HEALTHCARE HOLDINGS, INC.,


                                  WMC-A, INC.,


                                  WMC-SA, INC.,


                        CHAPMAN MEDICAL CENTER, INC., and


                       COASTAL COMMUNITIES HOSPITAL, INC.,


                                  as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                                       and

                    MEDICAL PROVIDER FINANCIAL CORPORATION I,

                                    as Lender

               INDEX OF ANNEXES, EXHIBITS AND DISCLOSURE SCHEDULES

ANNEXES
-------

Annex A  Financial Covenants
Annex B  Definitions
Annex C  Cash Management System
Annex D  Collateral Reports
Annex E  Notice Addresses

EXHIBITS
--------

Exhibit "A"   Form of $50,000,000 Revolving Line of Credit Note
Exhibit "B"   Form of Notice of Request for Advance
Exhibit "C"   Form of Deed of Trust
Exhibit "D"   Form of Absolute Assignment
Exhibit "E"   Form of Collateral Assignment of Contracts
Exhibit "F"   Form of Deposit Account Security Agreement
Exhibit "G"   Form of Control Agreement
Exhibit "H"   Form of Post-Closing Agreement
Exhibit "I"   Form of Intellectual Property Security Agreement
Exhibit "J"   Form of Environmental Indemnity Agreement
Exhibit "K"   Form of Guaranty Agreement
Exhibit "L"   Form of Intercreditor Agreement
Exhibit "M"   Form of Pledge Agreement
Exhibit `N"   Form of Stock Power
Exhibit "O"   Form of Membership Power
Exhibit "P"   Form of Landlord's Consent and Estoppel Certificate (Chapman
              Leases)
Exhibit "Q"   Form of Landlord's Consent and Estoppel Certificate (Triple Net
              Lease)
Exhibit "R"   Form of Security Agreement

DISCLOSURE SCHEDULES
--------------------

Disclosure Schedule 2.4:      Disbursement Instructions
Disclosure Schedule 4.1(b):   Approvals
Disclosure Schedule 4.1(c):   Capital Structure
Disclosure Schedule 5.1(b):   Executive Offices; Collateral Locations; FEIN
Disclosure Schedule 5.4:      Ownership of Collateral; Liens
Disclosure Schedule 5.5:      Labor Matters
Disclosure Schedule 5.6:      Ventures, Subsidiaries and Affiliates; Outstanding
                              Stock
Disclosure Schedule 5.9:      Taxes
Disclosure Schedule 5.10:     ERISA
Disclosure Schedule 5.11:     Litigation
Disclosure Schedule 5.12:     Brokers
Disclosure Schedule 5.13:     Intellectual Property
Disclosure Schedule 5.15:     Environmental Matters
Disclosure Schedule 5.16:     Insurance
Disclosure Schedule 5.17:     Deposit and Disbursement Accounts
Disclosure Schedule 5.19:     Bonding, Licenses and Permits
Disclosure Schedule 5.21:     Other Agreements
Disclosure Schedule 7.3:      Indebtedness

                           REVOLVING CREDIT AGREEMENT
                           --------------------------
                             ($50 MILLION FACILITY)

     THIS REVOLVING CREDIT AGREEMENT (this "AGREEMENT"), dated to be effective as of October 9, 2007 ("EFFECTIVE DATE"), is entered into by among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation ("IHHI"), WMC-A, INC., a California corporation ("WMC-A"), WMC-SA, INC., a California corporation ("WMC-SA"), CHAPMAN MEDICAL CENTER, INC., a California corporation ("CHAPMAN"), and COASTAL COMMUNITIES HOSPITAL, INC., a California corporation ("COASTAL") (IHHI, WMC-A, WMC-SA, Chapman and Coastal are hereinafter together referred to as "BORROWERS" and individually as a "BORROWER"); PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company ("PCHI"); WEST COAST HOLDINGS, LLC, a California limited liability company ("WEST COAST"); GANESHA REALTY, LLC, a California limited liability company ("GANESHA"); ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company ("OC-PIN") (PCHI, West Coast, Ganesha and OC-PIN are hereinafter referred to as the "CREDIT PARTIES" and individually as a "CREDIT PARTY"; and West Coast, Ganesha and OC-PIN are hereinafter together referred to as the "GUARANTORS" and individually as a "GUARANTOR"); and MEDICAL PROVIDER FINANCIAL CORPORATION I, a Nevada corporation ("LENDER").

                                    RECITALS
                                    --------

     A. PCHI owns the fee simple title in the Western Medical Center - Anaheim, in the Western Medical Center - Santa Ana, and in the Coastal Communities Hospital (including the medical office buildings located thereon). PCHI leases the Western Medical Center - Anaheim, the Western Medical Center - Santa Ana, and the Coastal Communities Hospital (including the medical office buildings located thereon) to IHHI pursuant to the Triple Net Lease. IHHI subleased the Western Medical Center - Anaheim to SMC-A; IHHI subleased the Western Medical Center - Santa Ana to WMC-SA; and IHHI subleased the Coastal Communities Hospital (including the medical office buildings located thereon) to Coastal. IHHI owns all (100%) of the Stock of WMC-A, WMC-SA and Coastal.

     B. IHHI leases the Hospital Facility and the related medical office buildings located at the Chapman Medical Center from the Hospital Landlord and from the MOB Landlord pursuant to the Chapman Leases. IHHI subleased the Hospital Facility and the related medical office buildings to Chapman. IHHI owns all (100%) of the Stock of Chapman.

     C. PCHI, OC-PIN and West Coast are Shareholders of IHHI. West Coast and Ganesha own all (100%) of the Membership Interests in PCHI.

     D. IHHI, WMC-A, WMC-SA, Coastal and Chapman are in the business of delivering acute care services to the public through the Hospital Facilities; incident thereto, IHHI, WMC-A, WMC-SA, Coastal and Chapman are in the business of owning, operating and/or leasing medical office buildings and other healthcare businesses related thereto.

     E. Borrowers and Lender are parties to the Previous Accounts Receivable Purchase Agreement, pursuant to which Lender (as Buyer) purchased the Accounts of the Borrowers (as Sellers). Pursuant to this Agreement, Borrowers and the Credit Parties have requested that Lender terminate the Previous Accounts Receivable Purchase Agreement and replace the same with the Revolving Facility. >From the proceeds of the Initial Advance hereunder, Borrower shall pay to Lender the Previous Amount Owed. Pursuant to the Revolving Facility, in consideration for acquiring Borrower's Accounts, Lender would make loan proceeds available to Borrowers in an amount not to exceed the Facility Cap; and Borrowers would also use the loan proceeds to provide healthcare Services and other activities and business reasonably related, ancillary or complimentary thereto, for general corporate purposes, payment of fees and expenses, for working capital and for payments to Lender hereunder.

     F. It is intended by Borrowers that the administration and financial affairs relating to the Loan shall be administered for the benefit of all Borrowers by Borrower's Representative.

     G. Lender is willing to terminate the Previous Accounts Purchase Agreement and make the Revolving Facility available to Borrowers upon the terms and subject to the conditions set forth herein.

     H. All Annexes, Disclosure Schedules, Exhibits and other attachments, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the foregoing Recitals which are hereby incorporated into this Agreement, in consideration of the covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender, Borrowers, Credit Parties and Guarantors agree as follows:

I.   DEFINITIONS
     -----------

     1.1. GENERAL TERMS

     For purposes of this Agreement, in addition to the definitions above and elsewhere in this Agreement, the terms listed in Annex A (Financial Covenants) and Annex B (Definitions) attached hereto shall have the meanings given such terms in Annex A and Annex B, which are incorporated herein and made apart hereof. All initially capitalized terms used herein which are not specifically defined shall have meanings provided in Article 9 of the Code in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Annex A (Financial Covenants), any agreement or contract referred to herein or in Annex A Financial Covenants) shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Annex A (Financial Covenants) or elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP. References herein to "Pacific time" shall mean Pacific Standard Time or Pacific Daylight Saving Time as in effect on any date of determination in the far western United States.

II.  ADVANCES, PAYMENT AND INTEREST
     ------------------------------

     2.1. REVOLVING FACILITY

          (a) Subject to the provisions of this Agreement, on the Closing Date, Lender and Borrowers agree to and shall terminate and cancel the Previous Accounts Purchase Agreement; and Borrower shall from the proceeds of the Initial Advance pay to Lender the Previous Amount Owed.

          (b) Subject to the provisions of this Agreement, Lender shall thereafter make Advances to Borrowers under the Revolving Facility from time to time during the Term, provided that, notwithstanding any other provision of this Agreement, the aggregate amount of all Advances at any one time outstanding under the Revolving Facility shall not exceed either of (a) the Facility Cap, or
(b) the Availability. The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is Availability for Advances shall be made by Lender in its sole discretion and is final and binding upon Borrowers. Unless otherwise permitted by Lender, each Advance shall be in an amount of at least $1,000. Subject to the provisions of this Agreement, Borrowers may request Advances under the Revolving Facility to the extent of any then existing Availability. Moreover, during any Separate Borrowing Base Period, the sum of Advances outstanding to any Borrower shall not exceed that Borrower's separate Availability, which shall be determined without regard to the Eligible Receivables of any other Borrower included in the Borrowing Base. Advances under the Revolving Facility automatically shall be made for the payment of interest on the Revolving Facility and other Obligations on the date when due to the extent available and as provided for herein.

          (c) Lender has established the ninety percent (90%) advance rate for Availability and, in its sole credit judgment, may further adjust the Availability and such advance rate by applying percentages (known as liquidity factors) and other Dilution Items to Eligible Billed Receivables. Such liquidity factors and the advance rate for Availability may be adjusted by Lender throughout the Term as warranted by Lender's underwriting practices and procedures in its Permitted Discretion. Lender shall have the right to establish from time to time, in its sole judgment, reserves (without duplication of other reserves) against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to a Borrower under the Revolving Facility.

          (d) Upon and at any time after the occurrence of a Default or Event of Default, each Borrower agrees that Lender shall have the right to require that any or all of the following changes be made to the Revolving Facility during any Separate Borrowing Base Period: (i) establish a separate Borrowing Base and separate availability for each Borrower; (ii) require Advances to be made available on a Borrower-by-Borrower basis to each individual Borrower based on such Borrower's separate Availability under its own separate Borrowing Base,
(iii) restrict loans and advances between Borrowers, (iv) establish separate lockbox and dominion accounts for each Borrower, (v) establish such other procedures as shall be deemed by Lender in its reasonable discretion to be useful in tracking where Advances (and the benefit thereof) are made under this Agreement and the source of payments received by Lender on such Advances and
(vi) modify such other terms and provisions hereof (including definitions set for herein) as Lender may deem necessary or appropriate to implement the foregoing consistently. Each Borrower agrees that Lender shall have the right, exercisable at any time, in its Permitted Discretion, to require that any Borrower's cash management system be modified to have all Advances be made solely to accounts of such Borrower (acceptable to Lender) and in such other manner as may be reasonably requested by Lender.

     2.2. MATURITY DATE

     All amounts outstanding under the Revolving Facility and other Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

     2.3. INTEREST

     Interest on outstanding Advances under the Revolving Facility shall accrue at the Interest Rate. Interest shall be payable monthly in arrears on the first day of each calendar month during the Term. Interest shall be calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period.

     2.4. DISBURSEMENTS; NOTICE OF REQUEST FOR ADVANCE

          (a) Disbursements; Notice of Request for Advance. So long as no Default or Event of Default shall have occurred and be continuing, Borrower's Representative may give Lender irrevocable written notice requesting an Advance under the Revolving Facility by delivering to Lender, not later than 11:00 a.m. (Las Vegas time) at least three (3) Business Days before the proposed Borrowing Date, a completed and executed Notice of Request for Advance and relevant supporting documentation satisfactory to Lender, which shall (i) specify the proposed Borrowing Date of such Advance, which shall be a Business Day, (ii) containing a copy of each Eligible Billed Receivable billed by Borrowers to an Account Debtor but not previously submitted to Lender, (iii) specify the amount of such requested Advance, (iv) certify the matters required in Section 4.2 (Further Conditions Precedent to Making Advances, etc.), and (v) specify the amount of any Medicare or Medicaid recoupments and/or recoupments of any third-party payor being sought, requested or claimed, or, to such Borrower's knowledge, threatened against Borrower or Borrower's Affiliates. Each time a request for an Advance is made, and, in any event and regardless of whether an Advance is being requested, on Tuesday of each week during the Term (and more frequently if Lender shall so request) until the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) are indefeasibly paid in cash in full and this Agreement is terminated, Borrower's Representative shall deliver to Lender a Notice of Request for Advance accompanied by a separate detailed aging and categorizing of each Borrower's Accounts and such other supporting documentation with respect to the figures and information in the Notice of Request for Advance as Lender shall reasonably request in its Permitted Discretion. On each Borrowing Date, each Borrower irrevocably authorizes Lender to disburse the proceeds of the requested Advance to the appropriate Borrower's account(s) as set forth on Disclosure
Schedule 2.4, in all cases for credit to the appropriate Borrower (or to such other account as to which the appropriate Borrower shall instruct Lender) via federal funds wire transfer no later than 1:00 p.m. (Las Vegas time).

          (b) Initial Advance. In its Notice of Request for the Initial Advance, Borrower's Representative shall include such amounts as are necessary or required to pay on the Closing Date (i) the Origination Fee, (ii) all Lender's Costs and any other amounts then due and payable by Borrowers to Lender, (iii) the Previous Amount Owed, and (iv) all additional amounts required by Borrowers, subject to the extent of any then existing Availability. The amounts included in the Initial Advance for the Origination Fee, Lender's Costs and other amounts owed to Lender, and the Previous Amount Owed, shall be charged against Borrower's accounts as an Advance but shall not be disbursed to Borrowers at Closing, instead said amounts shall be withheld by Lender and paid directly to Lender or to the Person to whom said amounts are owed.

     2.5. COLLECTION; REPAYMENT; BORROWING AVAILABILITY; LOCKBOXES

     Each Borrower shall maintain one or more Lockbox Accounts with one or more Lockbox Banks reasonably acceptable to Lender, and shall execute with each Lockbox Bank one or more Lockbox Agreements reasonably acceptable to Lender, and such other agreements related thereto as Lender may require in its Permitted Discretion. Each Borrower shall ensure that all collections of their respective Accounts and all other cash payments received by any Borrower are paid and delivered directly from each Account Debtor and other Person into the appropriate Lockbox Account. The Lockbox Agreements shall provide that the Lockbox Banks will immediately transfer all funds paid into the Lockbox Accounts into the Concentration Account, except that each Lockbox Agreement shall also provide that all Accounts payable by Medicaid/Medicare Account Debtors shall be deposited into the Lockbox Account required by the applicable Lockbox Agreement. Notwithstanding and without limiting any other provision of any of the Loan Documents, Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreements and this Section 2.5 (Collection; Repayment, etc.) in such order and manner as determined by Lender. To the extent that any Accounts are collected by any Borrower or any other cash payments are received by any Borrower and are not sent directly to the appropriate Lockbox Account but are received by any Borrower or any of their Affiliates, such collections and proceeds shall be held in trust in a segregated manner for the sole benefit of Lender and immediately remitted (and in any event within two (2) Business Days of receipt), in the form received, to the appropriate Lockbox Account for immediate transfer to the Concentration Account. Each Borrower acknowledges and agrees that compliance with the terms of this
Section 2.5 (Collection; Repayment, etc.) is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Lender may have hereunder, under any of the other Loan Documents, under Applicable Laws or at equity, upon each and every failure by any Borrower or any of its Affiliates to comply with any such terms, Lender shall be entitled to assess a non-compliance fee which shall operate to increase the Interest Rate by two percent (2.0%) per annum during any period of non-compliance, whether or not a Default or an Event of Default occurs or is declared, provided that nothing shall prevent Lender from considering any failure to comply with the terms of this Section 2.5 (Collection; Repayment, etc.)to be a Default or an Event of Default. All funds transferred to the Concentration Account for application to the Obligations under the Revolving Facility shall be applied to reduce the Obligations under the Revolving Facility. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of all or any of the Lockbox Accounts, each Borrower and their Affiliates shall direct all collections or proceeds it receives on Accounts or from other Collateral to the accounts(s) and in the manner specified by Lender in its Permitted Discretion.

     2.6. PROMISE TO PAY; MANNER OF PAYMENT

     Each Borrower absolutely and unconditionally promises to pay principal, interest and all other amounts payable hereunder, or under any of the other Loan Documents, without any right of rescission and without any deduction whatsoever, including any deduction for any set-off, counterclaim or recoupment, and notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. All payments made by Borrowers (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by wire transfer on the date when due, without offset, deduction or counterclaim, in U.S. Dollars, in immediately available funds to such account as may be indicated in writing by Lender to Borrowers from time to time. Any such payment received after 2:00 p.m. (Las Vegas time) on the date when due shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made by 2:00 p.m. (Las Vegas time) on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

     2.7. REPAYMENT OF EXCESS ADVANCES

     Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of (a) the Facility Cap or (b) the Availability shall be immediately due and payable by Borrower without the necessity of any demand at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section
2.6 (Promise to Pay, etc.).

     2.8. PREPAYMENT

     Borrowers may not voluntarily prepay the Loan below a principal balance of $10,000 prior to March 31, 2009; thereafter, Borrowers may prepay the Loan in whole or in part, without prepayment fee.

     2.9. MANDATORY PREPAYMENTS

     In addition to and without limiting any provision of any of the Loan
Documents:

          (a) if a Change of Control occurs, then on the first (1st) Business Day following the date of such Change of Control, each Borrower shall prepay the Loan, including, without limitation, all outstanding Advances and all other Obligations, in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Lender under the Loan Documents; and

          (b) if any Borrower sells any of its assets or properties, sells or issues any securities (debt or equity) (other than sales of equity securities to employees of Borrower up to $100,000 in the aggregate during any twelve (12) consecutive months or other than stock options to employees), capital Stock or ownership interests, receives any capital contributions, receives any property damage insurance award which is not used to repair or replace the property covered thereby or incurs any Indebtedness, except for Permitted Indebtedness, then it shall apply 100% of the proceeds thereof to the prepayment of the Loan together with accrued interest thereon and all other Obligations owing to Lender under the Loan Documents, such payment to be applied at such time and in such manner and order as Lender shall decide in its sole discretion.

     2.10. PREPAYMENT OF $45,000,000 REAL ESTATE TERM LOAN.

     If the $45,000,000 real estate term loan made by Medical Provider Financial Corporation I (as lender) to Borrowers pursuant to the $80 Million Credit Agreement is paid in full prior to its maturity date, then Lender agrees to and shall subordinate the Lien of the Deeds of Trust securing repayment of the Loan to the Lien of a deed of trust or mortgage securing repayment of a new loan, but only if (a) the proceeds of the new loan to which subordination is requested were used to repay the $45,000,000 real estate term loan in full, and (b) the new lender and Lender execute and deliver to one another a subordination agreement on commercially reasonable terms and conditions approved by Lender in its discretion.

     2.11. PAYMENTS BY LENDER

     Should any amount required to be paid under any Loan Document be unpaid, such amount may in its Permitted Discretion be paid by Lender, which payment shall be deemed an Advance under the Revolving Facility as of the date such payment is due, and each Borrower irrevocably authorizes disbursement of any such funds to Lender by way of direct payment of the relevant amount, interest or Obligations. No payment or prepayment of any amount by Lender or any other Person shall entitle any Person to be subrogated to the rights of Lender under any of the Loan Documents unless and until the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Lender as a result of any Borrower's or any Guarantor's failure to pay, perform or comply with any Loan Document or any of the Obligations shall be charged to such Borrower's account as an Advance under the Revolving Facility and added to the Obligations.

     2.12. GRANT OF SECURITY INTEREST; COLLATERAL

          (a) To secure the payment and performance of the Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon, and pledges to Lender, all of its right, title and interest in and to, the Collateral.

          (b) Notwithstanding the foregoing provisions of this Section 2.12 (Grant of Security Interest, etc.), such grant of a Lien shall not extend to, and the term Collateral shall not include, (i) any Intellectual Property for which the granting of a security interest would terminate, invalidate, void or abandon such Intellectual Property (all of which are set forth in Disclosure

Schedule 5.13) or (ii) any General Intangibles of any Borrower to the extent that (1) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (2) such consent has not been obtained; provided, however, that the foregoing grant of a Lien shall extend to, and the term "Collateral" shall include, each of the following: (A) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (B) any and all proceeds of any General Intangible or Intellectual Property that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible or Intellectual Property, such General Intangible or Intellectual Property as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a Lien and from the term Collateral.

          (c) In addition to the foregoing, to secure the payment and performance of the Obligations, (i) each Person who is signatory to a Pledge Agreement has pledged to Lender all of the securities pledged by it pursuant to the Pledge Agreement, and (ii) each Borrower shall deliver to Lender physical possession of each of the original, executed Lockbox Agreements.

          (d) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements, recordation of the Intellectual Property Security Agreement in the United States Patent and Trademark Office and/or the United States Copyright Office, recordation of the Deeds of Trust and proper delivery of the necessary stock certificates and limited liability company certificates with endorsements thereof duly executed in blank, without any further action, Lender will have a good, valid and perfected first priority Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Encumbrances. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Lender, and/or (ii) in connection with Permitted Encumbrances.

     2.13. COLLATERAL ADMINISTRATION

          (a) All Collateral (except Deposit Accounts, Collateral in possession of Lender, Equipment and Inventory in transit and Collateral out for repair, refurbishment or finishing) will at all times be kept by the Borrowers at the locations set forth on Disclosure Schedule 5.1(b) hereto and shall not, without concurrent written notice to Lender, be moved therefrom (other than to another such location set forth on Disclosure Schedule 5.1(b)), and in any case shall not be moved outside the State of California.

          (b) Each Borrower shall keep true, correct, complete and accurate records of its Accounts and all payments and collections thereon, and shall submit such records to Lender on such periodic basis as Lender may request. In addition, if Accounts of Borrowers in an aggregate face amount in excess of $50,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables (except for subsection (c) in the definition of Eligible Receivables), such

Borrower shall notify Lender in writing of such occurrence on the first (1st) Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, each Borrower shall execute and deliver to Lender formal written assignments of all of their Accounts weekly or daily as Lender may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the amount of the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending), such excess amount shall not accrue interest in favor of Borrower, but shall be available to Borrowers upon Borrowers' written request.

          (c) Whether or not an Event of Default has occurred, any of Lender's officers, employees, representatives or agents shall have the right upon one (1) Business Day advance notice, at any time during normal business hours, in the name of Lender or any designee of Lender, to verify the validity, amount or any other matter relating to any Accounts of Borrowers; provided, however, no advance notice shall be required during the continuance of a Default or Event of Default. Each Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

          (d) To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify (i) Account Debtors owing Accounts to any Borrower (other than Medicaid/Medicare Account Debtors) that their Accounts have been assigned to Lender and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorneys' fees, to Borrowers, and (ii) Medicaid/Medicare Account Debtors that a Borrower has waived any and all defenses and counterclaims it may have or could interpose in any such action or procedure brought by Lender to obtain a court order recognizing the collateral assignment or Lien of Lender in and to any Account or other Collateral and that Lender is seeking or may seek to obtain a court order recognizing the collateral assignment or Lien of Lender in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors.

          (e) As and when determined by Lender in its sole discretion, Lender will perform the searches described in clauses (i) and (ii) below against Borrowers and Guarantors, all at Borrower's expense: (i) uniform commercial code searches with the Secretary of State of the jurisdiction of organization of each Borrower and Credit Party and Guarantor and the Secretary of State and local filing offices of each jurisdiction where any Borrower or Credit Party and/or any Guarantors maintain their respective executive offices, a place of business or assets; (ii) lien searches with the United States Patent and Trademark Office and the United States Copyright Office; and (iii) judgment, state and federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above.

          (f) Each Borrower acknowledges that Lender has been granted a Lien upon and to all Accounts applicable to all Account Debtors and all Account Debtors shall make payments to the appropriate Lockbox Account, and to the extent any such Account Debtor is not making payments to the appropriate Lockbox Account or any Borrower's Lockbox Bank or other financial institution is not transferring all items, collections and remittances to the Concentration Account, each Borrower (i) covenants that it shall provide prompt written notice to its current bank and/or Lockbox Bank to transfer all items, collections and remittances to the Concentration Account, (ii) shall provide prompt written notice to each Account Debtor (other than Medicaid/Medicare Account Debtors) that Lender has been granted a Lien upon and to all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to the appropriate Lockbox Account, and each Borrower hereby authorizes Lender, upon any failure to send such notices and directions within ten (10) calendar days after the date of this Agreement (or ten (10) calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors, and (iii) shall do anything further that may be lawfully required by Lender to create and perfect Lender's Lien on any collateral and effectuate the intentions of the Loan Documents. At Lender's request, each Borrower shall promptly deliver to Lender all items for which Lender must receive possession to obtain a perfected Lien and all notes, certificates and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral.

     2.14. POWER OF ATTORNEY

     Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney-in-fact for each Borrower (without requiring Lender to act as such) with full power of substitution to do the following: (i) endorse the name of any such Person upon any and all checks, drafts, money orders and other instruments for the payment of money that are payable to such Person and constitute collections on its or their Accounts; (ii) execute in the name of such Person any financing statements, schedules, assignments, instruments, documents and statements that it is or they or are obligated to give Lender under any of the Loan Documents; and (iii) do such other and further acts and deeds in the name of such Person that Lender may reasonably deem necessary to enforce any Account or other Collateral or to perfect Lender's Lien upon or in any Collateral. In addition, if any such Person breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney-in-fact for such Person pursuant to this paragraph, may, by the signature or other act of any of Lender's officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.

     2.15. EVIDENCE OF LOAN

          (a) Lender shall maintain a Register, in accordance with its usual practice, in the form of electronic or written records evidencing the indebtedness and obligations to such Lender resulting from each Loan made by such Lender from time to time, including without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The entries made by Lender in the Register shall be prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded; provided, however, that the failure of the Lender to maintain a Register or such records or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loan or Obligations in accordance with their terms.

          (c) Lender will account to Borrowers monthly with a statement of Advances under the Revolving Facility delivered to Borrower's Representative, and any charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower's Representative in writing to the contrary within ten (10) calendar days of receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

          (d) Each Borrower agrees that:

               (i) upon receipt of written notice by Lender to the Borrower that a promissory note or other evidence of indebtedness is requested by Lender to evidence the Loan and other Obligations owing or payable to, or to be made by, such Lender, such Borrower shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to Lender an appropriate, promissory note or notes in form and substance reasonably acceptable to the Lender and Borrower, payable to the order of Lender or in a principal amount equal to the amount of the Loan owing or payable to Lender;

               (ii) all references to a Note in the Loan Documents shall mean only the Note, if any, to the extent issued (and not returned to the Borrower for cancellation) hereunder, as the same may be amended, modified, divided, supplemented and/or restated from time to time; and

               (iii) upon Lender's written request, and in any event within three (3) Business Days of any such request, Borrower shall execute and deliver to Lender a new Note and/or divide the Note in exchange for then existing Note in such smaller amounts or denominations as Lender shall specify in its sole, absolute and unfettered discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the Note outstanding at the time such request is made; and provided, further, that such notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrower within a reasonable period of time after Lender's receipt of the replacement notes.

III. FEES AND OTHER CHARGES
     ----------------------

     3.1. ORIGINATION FEE

     On the Closing Date, Borrowers shall pay the Origination Fee to Lender. The Origination Fee shall be deemed fully earned by Lender in full upon the signing and delivery of this Agreement, however, the Origination Fee shall be due and payable on the Closing Date.

     3.2. UNUSED COMMITMENT FEE

     On the first day of each successive calendar month during the Term, Borrower shall pay to Lender monthly an Unused Commitment Fee.

     3.3. LENDER'S COSTS.

     On the Closing Date, Borrowers shall pay Lender's Costs to Lender. Lender's Costs include, but are not limited to, fees and costs of it's outside legal counsel of Lender and other closing costs. Lender's Costs shall be deemed fully earned by Lender in full upon the signing and delivery of this Agreement, however, Lender's Costs shall be due and payable on the Closing Date.

     3.4. COMPUTATION OF INTEREST; LAWFUL LIMITS

     All interest hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Lender for the use, forbearance or detention of money hereunder exceed the Maximum Lawful Rate permissible under Applicable Laws which a court of competent jurisdiction shall, in a final determination, deems applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such Maximum Lawful Rate, then, the obligation to be so fulfilled shall be reduced to such Maximum Lawful Rate, and, if Lender shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the Maximum Lawful Rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.4 (Computation of Interest, etc.) shall control to the extent any other provision of any Loan Document is inconsistent herewith.

     3.5. DEFAULT RATE OF INTEREST

     Upon the occurrence and during the continuation of an Event of Default, the Interest Rate in effect at such time with respect to the Obligations shall be increased to the Default Rate.

     3.6. ACKNOWLEDGEMENT OF JOINT AND SEVERAL LIABILITY

     Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations under the Loan Documents. Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are all Affiliated entities by common ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that Lender extend such a common credit facility on the terms herein provided, (iv) Lender will be lending against, and relying on a Lien upon, all of Borrowers' assets even though the proceeds of the Loan made hereunder may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of the Loan by Lender and the availability of a single credit facility of a size greater than each could independently warrant, and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower.

IV.  CONDITIONS PRECEDENT
     --------------------

     4.1. CONDITIONS PRECEDENT TO MAKING THE INITIAL ADVANCE.

     Lender shall not be obligated to take, fulfill, or perform any action hereunder, nor shall Lender be obligated to fund any portion of the Initial Advance, until the following conditions precedent have been satisfied or provided for in a manner satisfactory to Lender, in its sole and absolute discretion, or waived in writing by Lender:

          (a) Agreement With Attached Disclosure Schedules. Two (2) duplicate original counterparts of this Agreement shall have been duly executed by and delivered by each Borrower, each Credit Party and each Guarantor to Lender, including attached and completed Disclosure Schedules in form and substance satisfactory to Lender.

          (b) Approvals. Lender shall have received satisfactory evidence that each Borrower has obtained, or in the case of necessary Governmental Authority approvals, have applied for, all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents. Disclosure Schedule 4.1(b) attached hereto lists all required consents and approvals of all Governmental Authorities and all other Persons.

          (c) Capital Structure: Other Indebtedness. The capital structure of each Borrower and each Credit Party (other than Ganesha) as of the Closing Date, the ownership of each Borrower and each Credit Party (other than Ganesha) as of the Closing Date, and the terms and conditions of all Indebtedness of each Borrower and each Credit Party (other than Ganesha) as of the Closing Date, shall be acceptable to Lender in its sole, absolute and unfettered discretion. The capital structure of each Borrower and each Credit Party as of the Closing Date is set forth in Disclosure Schedule 4.1(c) attached hereto.

          (d) Charter Documents. Each Borrower and each Credit Party shall have delivered the following documents to Lender:

               (i) A copy of the Charter and Good Standing Documents for each Borrower and each Credit Party, as applicable, certified by the Secretary of State for the state of incorporation or organization within the most recent thirty (30) calendar days prior to the Closing Date.

               (ii) The bylaws or operating agreement for each Borrower and each Credit Party, certified to be true and accurate by the corporate secretary or manager of each such Borrower and Credit Party, as applicable, within thirty
(30) calendar days prior to the Closing Date.

               (iii) An incumbency certificate (officers and directors, or managers and members) for each Borrower and each Credit Party, certified to be true and accurate by the corporate secretary or manager of each Borrower and each Credit Party, as applicable, within thirty (30) calendar days prior to the Closing Date .

               (iv) The unanimous written consent of the board of directors or the managers of each Borrower and of each Credit Party, authorizing the transactions set forth in this Agreement and the other Loan Documents, executed by each such director or manager within most recent thirty (30) calendar days prior to the Closing Date.

          (e) Voluntary Resignation of Dr. Shah. Based on Lender's prior experience in connection with the Previous Loans, Lender has determined in the exercise of its discretion that it is unable to work with Dr. Shah and that it will not make the Loan available to Borrowers unless Dr. Shah shall have voluntarily resigned as a director of and from all other management positions with or in IHHI prior to the Closing Date.

          (f) Plan Regarding Engagement of Independent Directors. Lender shall have received from IHHI and approved, in its sole discretion, a Plan Regarding Engagement of Independent Directors.

          (g) Appraisal. Lender shall have received from IHHI and approved, in its sole discretion, the Appraisal.

          (h) Loan to Value Ratio. The sum of the $45,000,000 real estate term loan and the $35,000,000 non-revolving line of credit loan (made pursuant to the $80 Million Credit Agreement) shall not exceed seventy percent (70%) of the Appraised Value of the Properties as set forth in the Appraisal.

          (i) Due Diligence. Lender shall have completed its business and legal due diligence and shall have waived all objections thereto.

          (j) Title Commitment. For each of the Properties, the Title Company shall have delivered a Title Commitment to Lender in form and content acceptable to Lender in its sole, absolute and unfettered discretion.

          (k) Note. The Borrowers shall have each executed and delivered to Lender one (1) original of the Note.

          (l) Notices of Request for Advance. Borrower's Representative shall have executed and delivered to Lender two (2) duplicate original counterparts of the Notice of Request for Advance in the form of Exhibit "B" attached hereto, requesting the Initial Advance from the Loan.

          (m) Deeds of Trust.

               (i) With respect to the Western Medical Center - Anaheim, PCHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deed of Trust in the form of Exhibit "C" attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Anaheim;

               (ii) With respect to the Western Medical Center - Santa Ana, PCHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deed of Trust in the form of Exhibit "C" attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Santa Ana;

               (iii) With respect to the Coastal Communities Hospital, PCHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deed of Trust in the form of Exhibit "C" attached hereto, with the legal description describing the fee simple interest in the Coastal Communities Hospital;

               (iv) With respect to the Chapman Medical Center:

                    (1) IHHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deed of Trust in the form of Exhibit "C" attached hereto, with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI's interest, as MOB Tenant, in the Chapman MOB Lease; and

                    (2) IHHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deed of Trust in the form of Exhibit "C" attached hereto, with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease.

          (n) Absolute Assignment of Leases and Rents.

               (i) With respect to the Western Medical Center - Anaheim, PCHI, IHHI and WMC-A shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit "D" attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Anaheim;

               (ii) With respect to the Western Medical Center - Santa Ana, PCHI, IHHI and WMC-SA shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit "D" attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Santa Ana;

               (iii) With respect to the Coastal Communities Hospital, PCHI, IHHI and Coastal shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit "D" attached hereto, with the legal description describing the fee simple interest in the Coastal Communities Hospital;

               (iv) With respect to the Chapman Medical Center:

                    (1) IHHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit "D" attached hereto, with the legal description describing (1) the fee simple interest Chapman Medical Center, and (2) IHHI's interest, as MOB Tenant, in the Chapman MOB Lease; and

                    (2) IHHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Absolute Assignment of Leases and Rents in the form of Exhibit "D" attached hereto, with the legal description describing (1) the fee simple interest Chapman Medical Center, and (2) IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease.

          (o) Collateral Assignment of Contracts.

               (i) With respect to the Western Medical Center - Anaheim, IHHI and WMC-A shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit "E" attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Anaheim;

               (ii) With respect to the Western Medical Center - Santa Ana, IHHI and WMC-SA shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit "E" attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Santa Ana;

               (iii) With respect to the Coastal Communities Hospital, IHHI and Coastal shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit "E" attached hereto, with the legal description describing the fee simple interest in the Coastal Communities Hospital;

               (iv) With respect to the Chapman Medical Center:

                    (1) IHHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit "E" attached hereto, with the legal description describing (1) the fee simple interest Chapman Medical Center, and (2) IHHI's interest, as MOB Tenant, in the Chapman MOB Lease; and

                    (2) IHHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Collateral Assignment of Contracts in the form of Exhibit "E" attached hereto, with the legal description describing (1) the fee simple interest Chapman Medical Center, and (2) IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease.

          (p) Deposit Account Security Agreement.

               (i) With respect to the Western Medical Center - Anaheim, IHHI and WMC-A shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit "F" attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Anaheim;

               (ii) With respect to the Western Medical Center - Santa Ana, IHHI and WMC-SA shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit "F" attached hereto, with the legal description describing the fee simple interest in the Western Medical Center - Santa Ana;

               (iii) With respect to the Coastal Communities Hospital, IHHI and Coastal shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit "F" attached hereto, with the legal description describing the fee simple interest in the Coastal Communities Hospital;

               (iv) With respect to the Chapman Medical Center:

                    (1) IHHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit "F" attached hereto, with the legal description describing (1) the fee simple interest Chapman Medical Center, and (2) IHHI's interest, as MOB Tenant, in the Chapman MOB Lease; and

                    (2) IHHI shall have executed, acknowledged and delivered to Lender (or shall have deposited the same into Escrow as, when and if required by Lender) one (1) original Deposit Account Security Agreement in the form of Exhibit "F" attached hereto, with the legal description describing (1) the fee simple interest Chapman Medical Center, and (2) IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease.

          (q) Control Agreement. Borrowers and the Bank shall have executed and delivered to Lender two (2) duplicate original counterparts of the Control Agreement in the form of Exhibit "G" attached hereto.

          (r) Post-Closing Agreement. Borrowers shall have executed and delivered to Lender two (2) duplicate original counterparts of the Post-Closing Agreement in the form of Exhibit "H" attached hereto.

          (s) Intellectual Property Security Agreement. Borrowers shall have executed and delivered to Lender two (2) duplicate original counterparts of the Intellectual Property Security Agreement in the form of Exhibit "I" attached hereto.

          (t) Environmental Indemnity Agreement. Borrowers and the Credit Parties (other than Ganesha) shall have executed and delivered to Lender two (2) duplicate original counterparts of the Environmental Indemnity Agreement in the form of Exhibit "J" attached hereto.

          (u) Guaranty Agreements. Each Guarantor shall have executed and delivered to Lender two (2) duplicate original counterparts of the Guaranty Agreement in the form of Exhibit "K" attached hereto.

          (v) Intercreditor Agreement. Borrowers shall have executed and delivered to Lender two (2) duplicate original counterparts of the Intercreditor Agreement in the form of Exhibit "L" attached hereto.

          (w) Pledge Agreement. IHHI, Ganesha and West Coast shall have executed and delivered to Lender two (2) duplicate original counterparts of the Pledge Agreement in the form of Exhibit "M" attached hereto.

          (x) Stock Power. IHHI shall have executed and delivered to Lender two
(2) duplicate original counterparts of the Stock Power in the form of Exhibit "N" attached hereto.

          (y) Membership Power. Ganesha and West Coast shall have executed and delivered to Lender two (2) duplicate original counterparts of the Membership Power in the form of Exhibit "O" attached hereto

          (z) Landlord's Consent and Estoppel Certificate (Chapman Hospital Lease). The Landlord under the Chapman Hospital Lease shall have executed and delivered to Lender, for the benefit of Lender, two (2) duplicate original counterparts of the Landlord's Consent and Estoppel Certificate in the form of Exhibit "P" attached hereto.

          (aa) Landlord's Consent and Estoppel Certificate (Chapman MOB Lease). The Landlord under the Chapman MOB Lease shall have executed and delivered to Lender, for the benefit of Lender, two (2) duplicate original counterparts of the Landlord's Consent and Estoppel Certificate in the form of Exhibit "P" attached hereto.

          (bb) Landlord's Consent and Estoppel Certificate (Triple Net Lease). PCHI shall have executed and delivered to Lender, for the benefit of Lender, two
(2) duplicate original counterparts of the Landlord's Consent and Estoppel Certificate (Triple Net Lease) in the form of Exhibit "Q" attached hereto.

          (cc) Legal Opinions.

               (i) Legal Opinion of California Counsel. An original legal opinion (from counsel licensed to practice law and in good standing in the State of California) for PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman regarding the transactions contemplated by this Agreement and the other Loan Documents shall be delivered to Lender, containing among other things legal opinions with respect to the following: (A) the valid existence of PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman in the State of California;
(B) the good standing of PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman in the State of California; (C) the requisite power of PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman to execute this Agreement and the other Loan Documents; (D) that the execution of this Agreement and the other Loan Documents by PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman will not constitute a breach or default under any contracts or agreements executed by or to which PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman is a party; (E) that the choice of law provisions set forth in this Agreement and the other Loan Documents are enforceable; and (F) such other opinions that Lender may require.

               (ii) First Legal Opinion of Nevada Counsel. A first original legal opinion (from counsel licensed to practice law and in good standing in the State of Nevada) for IHHI and OC-PIN regarding the transactions contemplated by this Agreement and the other Loan Documents shall be delivered to Lender, containing among other things legal opinions with respect to the following: (A) the valid existence of IHHI and OC-PIN in the State of Nevada; (B) the good standing of IHHI and OC-PIN in the State of Nevada; (C) the requisite power of IHHI and OC-PIN to execute this Agreement and the other Loan Documents; (D) that the execution of this Agreement and the other Loan Documents by IHHI and OC-PIN will not constitute a breach or default under any contracts or agreements executed by or to which IHHI and OC-PIN is a party; (E) that the choice of law provisions set forth in this Agreement and the other Loan Documents are enforceable; and (F) such other opinions that Lender may require.

               (iii) Second Legal Opinion of Nevada Counsel. A second original legal opinion from counsel (licensed to practice law and in good standing in the State of Nevada) for all Borrowers and all Credit Parties regarding the transactions contemplated by this Agreement and the other Loan Documents shall be delivered to Lender, containing among other things legal opinions with respect to the following: (A) that this Agreement and the other Loan Documents comply with Nevada law; (B) that this Agreement and the other Loan Documents are enforceable under Nevada law; (C) that the choice of Nevada law under this Agreement and the other Loan Documents is valid and enforceable under Nevada law; (D) that the Interest Rate applicable to the Loan is not usurious under Nevada law; and (E) such other matters as Lender may require.

          (dd) Fairness Opinion. A fairness opinion executed by a qualified, independent, third-party professional financial advisor or investment bank opining as to (i) the fairness of the transactions contemplated by this Agreement as between the Borrowers and Credit Parties and Guarantors, and (ii) an allocation of fair value to each Hospital Facility, in form and substance satisfactory to Lender.

          (ee) Closing and Funding Checklist - Other Documents and Instruments. Each Borrower, each Credit Party and each Guarantor shall have executed (where required) and delivered to Lender each of the other documents, exhibits, disclosure schedules, certificates, instruments and other items listed in the Closing and Funding Checklist, in form and content satisfactory to Lender.

          (ff) $80 Million Credit Agreement. All conditions precedent to the obligation of Medical Provider Financial Corporation II (as lender) under
Article 2 of the $80 Million Credit Agreement shall have been satisfied or provided for in a manner satisfactory to said lender, in its sole discretion, or waived in writing by said lender.

          (gg) $10.7 Million Credit Agreement. All conditions precedent to the obligation of Medical Provider Financial Corporation III (as lender) under
Article 2 of the $10.7 Million Credit Agreement shall have been satisfied or provided for in a manner satisfactory to said lender, in its sole discretion, or waived in writing by said lender.

          (hh) Documents Required by Title Commitment. Each Borrower shall have executed (where required) and deposited into Escrow all documents and instruments required by the Title Company and/or the Escrow Company.

     4.2. FURTHER CONDITIONS PRECEDENT TO MAKING ADVANCES; FURTHER CONDITIONS PRECEDENT TO FUNDING ADVANCES

     The obligations of Lender to making the Loan to Borrowers and to funding any Advances (including the Initial Advance) to Borrowers, shall be subject to the following further conditions precedent:

          (a) Further Conditions Precedent to Making Advances. Lender shall not be obligated to make any of the Advances (including the Initial Advance) to Borrowers unless and until the following additional conditions precedent have been satisfied or provided for in a manner satisfactory to Lender in its sole and absolute discretion, or waived in writing by Lender, on or before the Closing Date:

               (i) Loan Documents. All Loan Documents having been executed and delivered on or before the Closing Date shall remain in full force and effect, and Lender shall have received such further documents, instruments, agreements and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance satisfactory to Lender.

               (ii) Other Credit Agreements.

                    (1) All loan documents having been executed and delivered on or before the closing date of the transaction contemplated by the $80 Million Credit Agreement shall remain in full force and effect, and the lender under the $80 Million Credit Agreement shall have received such further documents, instruments, agreements and legal opinions as such lender shall reasonably request in connection with the transactions contemplated by the $80 Million Credit Agreement and the loan documents referenced therein, each in form and substance satisfactory to said lender.

                    (2) All loan documents having been executed and delivered on or before the closing date of the transaction contemplated by the $10.7 Million Credit Agreement shall remain in full force and effect, and the lender under the $10.7 Million Credit Agreement shall have received such further documents, instruments, agreements and legal opinions as such lender shall reasonably request in connection with the transactions contemplated by the $10.7 Million Credit Agreement and the loan documents referenced therein, each in form and substance satisfactory to said lender.

               (iii) Approvals. Lender shall have received (A) satisfactory evidence that each Borrower has obtained, or in the case of necessary Governmental Authority approvals, has applied for, all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties or a signatory, or (B) an officer's certificate signed by an executive officer of each Borrower in form and substance satisfactory to Lender affirming that no such consents or approvals are required.

               (iv) Timing. The Closing shall occur by the Closing Date.

               (v) Collateral. Lender shall have approved the Collateral in its sole, absolute and unfettered discretion.

               (vi) Update to Disclosure Schedules. Borrower shall have delivered to Lender updates to all Disclosure Schedules as required hereunder, and Lender shall have approved in its discretion all updates to the Disclosure Schedules.

               (vii) No Material Adverse Effect. No event or circumstance shall have occurred that has or reasonably could be expected by Lender to have a Material Adverse Effect.

               (viii) Title Policies. Title Company shall irrevocably be committed to issue a Title Policy to Lender on the Closing Date for each Property, at Borrower's sole cost and expense, in form and content acceptable to Lender in its sole discretion.

               (ix) Escrow. Borrowers shall have opened Escrow at the offices of the Title Company and the Escrow Officer shall be prepared to close Escrow on the terms and conditions set forth in the Escrow Instructions on deposit therein.

          (b) Additional Conditions Precedent to Funding Advances. Lender shall not be obligated to fund any Advance (including the Initial Advance) to Borrowers on the Closing Date or on any other date if:

               (i) Any representation or warranty by any Borrower or by any Credit Party or by any Guarantor contained (1) herein, or (2) in any other Loan Document, or (3) in the $80 Million Credit Agreement, or (4) in the $10.7 Million Credit Agreement, or (5) in any document or instrument executed or presented in connection with the $80 Million Credit Agreement or $10.7 Million Agreement, is untrue, incorrect, incomplete or inaccurate in any material respect as of such date;

               (ii) Any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance; or

               (iii) Any event or circumstance shall have occurred that has or reasonably could be expected by Lender to have a Material Adverse Effect.

The request by Borrower's Representative that Lender fund an Advance under the Loan on the Closing Date or on any other date shall in each event be deemed to constitute, as of the date thereof, (A) a representation and warranty by all Borrowers and all Credit Parties that the conditions precedent in this Section
4.2 (Further Conditions Precedent to Making Advances, etc.) to which it is a party or to which it is a signatory have been satisfied, and (B) a reaffirmation by each Borrower and by each Credit Party of their respective obligations under the Loan Documents.

     4.3. PLACE OF CLOSING; DELIVERY OF LOAN DOCUMENTS TO LENDER; DEPOSITS INTO ESCROW; CLOSE OF ESCROW; DISTRIBUTION OF FUNDS AND DOCUMENTS

     The transactions contemplated by this Agreement and the other Loan Documents will close on the Closing Date, as follows:

          (a) Place Of Closing. Unless otherwise agreed in writing by Borrower's Representative and Lender in writing, the Closing will take place on the Closing Date at the offices of the Lender at c/o Medical Capital Corporation, 2100 South State College Blvd., Anaheim, California 92806, Attn: Joseph J. Lampariello, President and COO, telephone: 714-935-3100.

          (b) Delivery of Loan Documents to Lender's Counsel. Each Borrower, each Credit Party and each Guarantor shall, not less than four (4) Business Days prior to the Closing Date, deliver or cause to be delivered to legal counsel for Lender the following Loan Documents, each duly executed by each Borrower, each Credit Party (where applicable), each Guarantor (where applicable), any other Person required by this Agreement, and, where required, witnessed, acknowledged and in recordable form, with all Exhibits, Disclosure Schedules and Annexes (each pre-approved by Lender) attached and executed as required:

               (i) Two (2) duplicate original counterparts of this Agreement, executed by each Borrower, each Credit Party and each Guarantor and with all completed Annexes and Disclosure Schedules attached.

               (ii) One (1) original of the Note, executed by Borrowers.

               (iii) Two (2) duplicate original counterparts of the Notice of Request for Advance, executed by Borrower's Representative.

               (iv) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts (Western Medical Center - Anaheim), executed by IHHI and WMC-A.

               (v) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts (Western Medical Center - Santa Ana), executed by IHHI and WMC-SA.

               (vi) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts (Coastal Community Hospital), executed by IHHI and Coastal.

               (vii) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts (Chapman MOB Lease), executed by IHHI.

               (viii) Two (2) duplicate original counterparts of the Collateral Assignment of Contracts (Chapman Hospital Lease), executed by IHHI.

               (ix) Two (2) duplicate original counterparts of the Deposit Account Security Agreement (Western Medical Center - Anaheim), executed by IHHI and WMC-A.

               (x) Two (2) duplicate original counterparts of the Deposit Account Security Agreement (Western Medical Center - Santa Ana), executed by IHHI and WMC-SA.

               (xi) Two (2) duplicate original counterparts of the Deposit Account Security Agreement (Coastal Community Hospital), executed by IHHI and Coastal.

               (xii) Two (2) duplicate original counterparts of the Deposit Account Security Agreement (Chapman MOB Lease), executed by IHHI.

               (xiii) Two (2) duplicate original counterparts of the Deposit Account Security Agreement (Chapman Hospital Lease), executed by IHHI.

               (xiv) Two (2) duplicate original counterparts of the Control Agreement, executed by Borrowers and Bank.

               (xv) Two (2) duplicate original counterparts of the Post-Closing Agreement, executed by Borrowers.

               (xvi) Two (2) duplicate original counterparts of the Intellectual Property Security Agreement, executed by Borrowers.

               (xvii) Two (2) duplicate original counterparts of the Environmental Indemnity Agreement, executed by Borrowers and by each Credit Party (other than Ganesha).

               (xviii) Two (2) duplicate original counterparts of the Guaranty Agreement, executed by each Guarantor.

               (xix) Two (2) duplicate original counterparts of the Intercreditor Agreement, executed by Borrowers.

               (xx) Two (2) duplicate original counterparts of the Pledge Agreement, executed by IHHI, Ganesha and West Coast.

               (xxi) Two (2) duplicate original counterparts of the Stock Power executed by IHHI.

               (xxii) All original Stock certificates in WMC-A, WMC-SA, Coastal and Chapman owned, held or controlled by IHHI.

               (xxiii) Two (2) duplicate original counterparts of the Membership Power executed by Ganesha and West Coast.

               (xxiv) All original Membership Certificates in PCHI owned, held or controlled by Ganesha (if any); and all original Membership Certificates in PCHI owned, held or controlled by West Coast (if any).

               (xxv) Two (2) duplicate original counterparts of the Landlord's Consent and Estoppel Certificate (Chapman MOB Lease), executed by the Landlord under the Chapman MOB Lease.

               (xxvi) Two (2) duplicate original counterparts of the Landlord's Consent and Estoppel Certificate (Chapman Hospital Lease), executed by the Landlord under the Chapman Hospital Lease.

               (xxvii) Two (2) duplicate original counterparts of the Landlord's Consent and Estoppel Certificate (Triple Net Lease), executed by PCHI.

               (xxviii) Two (2) original executed opinions of California legal counsel for PCHI, West Coast, Ganesha, WMC-A, WMC-SA, Coastal and Chapman, executed by said counsel.

               (xxix) Two (2) original executed first opinions of Nevada legal counsel for IHHI and OC-PIN, executed by said Nevada counsel.

               (xxx) Two (2) original executed second opinions of Nevada legal counsel for all Borrowers, Credit Parties and Guarantors, executed by said Nevada counsel.

               (xxxi) One (1) original executed fairness opinion.

               (xxxii) All other documents, instruments, agreements, certificates, schedules, exhibits not set forth above but required by the Closing and Funding Checklist.

          (c) Deposits Into Escrow. Unless otherwise set forth below, Borrowers and Lender shall, not less than two (2) Business Days prior to the Closing Date, deposit the following documents, instruments and other items into Escrow, each duly executed and, where appropriate, witnessed, acknowledged and in recordable form, with all Exhibits, Disclosure Schedules and Annexes (each pre-approved by Lender) attached and executed as required:

               (i) One (1) copy of this Agreement, executed by Lender, by each Borrower, by each Credit Party and by each Guarantor and with all completed Annexes and Disclosure Schedules attached.

               (ii) With respect to the Western Medical Center - Anaheim, one
(1) original Deed of Trust executed and acknowledged by PCHI with the legal description describing the fee simple interest in the Western Medical Center - Anaheim.

               (iii) With respect to the Western Medical Center - Santa Ana, one
(1) original Deed of Trust executed and acknowledged by PCHI with the legal description describing the fee simple interest in the Western Medical Center - Santa Ana.

               (iv) With respect to the Coastal Communities Hospital, one (1) original Deed of Trust executed and acknowledged by PCHI with the legal description describing the fee simple interest in the Coastal Communities Hospital.

               (v) With respect to the Chapman Medical Center:

                    (1) one (1) original Deed of Trust executed and acknowledged by IHHI with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI's interest, as MOB Tenant, in the Chapman MOB Lease; and

                    (2) one (1) original Deed of Trust executed and acknowledged by IHHI with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease.

               (vi) With respect to the Western Medical Center - Anaheim, one
(1) original Absolute Assignment of Leases and Rents executed and acknowledged by PCHI, IHHI and WMC-A with the legal description describing the fee simple interest in the Western Medical Center - Anaheim.

               (vii) With respect to the Western Medical Center - Santa Ana, one
(1) original Absolute Assignment of Leases and Rents executed and acknowledged by PCHI, IHHI and WMC-SA with the legal description describing the fee simple interest in the Western Medical Center - Santa Ana.

               (viii) With respect to the Coastal Communities Hospital, one (1) original Absolute Assignment of Leases and Rents executed and acknowledged by PCHI, IHHI and Coastal with the legal description describing the fee simple interest in the Coastal Communities Hospital.

               (ix) With respect to the Chapman Western Medical Center:

                    (1) one (1) original Absolute Assignment of Leases and Rents executed and acknowledged by IHHI with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease; and

                    (2) one (1) original Absolute Assignment of Leases and Rents executed and acknowledged by IHHI with the legal description describing (1) the fee simple interest in the Chapman Medical Center, and (2) IHHI's interest, as MOB Tenant, in the Chapman MOB Lease.

               (x) With respect to all Properties, requests to reconvey or deeds of reconveyance of all existing Liens and encumbrances, in each case executed by the applicable beneficiary or payee or mortgagee.

               (xi) Escrow Instructions executed by each Borrower.

               (xii) For each Property, all UCC-1 Financing Statements (Fixture Filing) as are required by Lender under the Loan Documents, naming the applicable as Debtor.

               (xiii) All other documents, instruments, certificates, resolutions, charter documents, affidavits and items required by Title Company.

               (xiv) By 11:00 a.m. Los Angeles time on the Closing Date, Lender shall deposit into Escrow the amount required by the Notice of Request for Advance, less any amounts withheld for payment of the Origination Fee, Lender's Costs and the Previous Amount Owed.

          (d) Close of Escrow; Recordation of Loan Documents. At such time as
(i) Escrow Holder holds for the account of Lender each of the documents, instruments and funds set forth above; (ii) each Borrower, each Credit Party, each Guarantor and Lender have complied with their respective obligations under this Agreement and their respective Escrow Instructions; (iii) Escrow Holder is prepared to close and consummate the transactions contemplated by the $80 Million Credit Agreement and has complied with the escrow instructions by the parties to the $80 Million Credit Agreement; (iv) Escrow Holder is prepared to close and consummate the transactions contemplated by the $10.7 Million Credit Agreement and has complied with the escrow instructions by the parties to the $10.7 Million Credit Agreement and; and (v) the Title Company is irrevocably prepared to issue and deliver each Title Policy to Lender at Closing, then Escrow Holder shall close Escrow as follows:

               (i) With respect to fee simple interest at Western Medical Center
- Anaheim, Escrow Holder will (1) cause the Western Medical Center - Anaheim Deed of Trust to be recorded as a third lien and encumbrance against the fee simple title of the Western Medical Center - Anaheim, junior and subordinate only to the Permitted Encumbrances; (2) cause the Western Medical Center - Anaheim Absolute Assignment of Leases and Rents to be recorded as a lien and encumbrance against the fee simple title of the Western Medical Center - Anaheim, junior and subordinate only to the Permitted Encumbrances; and (3) cause the Western Medical Center - Anaheim UCC-1 Financing Statement (Fixture Filing) to be recorded, junior and subordinate only to the Permitted Encumbrances.

               (ii) With respect to the fee simple interest at Western Medical Center - Santa Ana, Escrow Holder will (1) cause the Western Medical Center - Santa Ana, Deed of Trust to be recorded as a third lien and encumbrance against the fee simple title of the Western Medical Center - Santa Ana, junior and subordinate only to the Permitted Encumbrances; (2) cause the Western Medical Center - Santa Ana Absolute Assignment of Leases and Rents to be recorded as a lien and encumbrance against the fee simple title of the Western Medical Center
- Santa Ana, junior and subordinate only to the Permitted Encumbrances; and (3) cause the Western Medical Center - Santa Ana, UCC-1 Financing Statement (Fixture Filing) to be recorded, junior and subordinate only to the Permitted Encumbrances.

               (iii) With respect to the fee simple interest at Coastal Communities Hospital, Escrow Holder will (1) cause the Coastal Communities Hospital Deed of Trust to be recorded as a third lien and encumbrance against the fee simple title of the Coastal Communities Hospital, junior and subordinate only to the Permitted Encumbrances; (2) cause the Coastal Communities Hospital Absolute Assignment of Leases and Rents to be recorded as a lien and encumbrance against the fee simple title of the Coastal Communities Hospital, junior and subordinate only to the Permitted Encumbrances; and (3) cause the Coastal Communities Hospital UCC-1 Financing Statement (Fixture Filing) to be recorded, junior and subordinate only to the Permitted Encumbrances.

               (iv) With respect to IHHI's interest, as MOB Tenant, in the Chapman MOB Lease at the Chapman Medical Center, Escrow Holder will (1) cause the Chapman Medical Center Deed of Trust (MOB Lease) to be recorded as a third lien and encumbrance against IHHI's interest, as MOB Tenant, in the Chapman MOB Lease, junior and subordinate only to the Permitted Encumbrances; (2) cause the Chapman Medical Center Deed of Trust (Hospital Lease) to be recorded as a third lien and encumbrance against IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease, junior and subordinate only to the Permitted Encumbrances; (3) cause the Chapman Medical Center Absolute Assignment of Leases and Rents to be recorded as a lien and encumbrance against IHHI's interest, as MOB Tenant, in the Chapman MOB Lease, junior and subordinate only to the Permitted Encumbrances; (4) cause the Chapman Medical Center Absolute Assignment of Leases and Rents to be recorded as a lien and encumbrance against IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease, junior and subordinate only to the Permitted Encumbrances; (5) cause the Chapman Medical Center UCC-1 Financing Statement (Fixture Filing) (Chapman MOB Lease) to be recorded against IHHI's interest, as MOB Tenant, in the Chapman MOB Lease, junior and subordinate only to the Permitted Encumbrances, and (6) cause the Chapman Medical Center UCC-1 Financing Statement (Fixture Filing) (Chapman Hospital Lease) to be recorded against IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease, junior and subordinate only to the Permitted Encumbrances.

          (e) Distribution of Funds and Documents at Closing. When Escrow Holder is the position to close Escrow as required by Section 4.3(d) (Close of Escrow; Recordation of Loan Documents) immediately above, but in no event later than the Closing Date, Escrow Holder shall record the Loan Documents pursuant to the requirements of Section 4.3(d) (Close of Escrow, Recordation of Loan Documents) above, then shall distribute funds and documents then on deposit in Escrow to Borrowers as set forth below:

               (i) The original and one (1) copy of each Lender's Title Policy to Lender.

               (ii) A true and correct copy of each Deed of Trust to Lender (with a copy to Borrowers) as recorded.

               (iii) A true and correct copy of each Absolute Assignment of Leases and Rents to Lender (with a copy to Borrowers) as recorded.

               (iv) A true and correct copy of each UCC-1 Financing Statement (Fixture Filing) (with a copy to Borrowers) as recorded.

               (v) Final settlement statement to Lender and to Borrowers with respect to distribution of amounts deposited into this Escrow and listing all credits and debits applicable to Lender and Borrowers.

               (vi) To Borrowers, the net amount (if any) required by the final settlement statement.

          (f) Distribution of Documents by Lender at Closing. When Escrow Holder has closed each Escrow and distributed the documents and funds as and when required by this Agreement, Lender shall cause the documents then in its possession to be distributed as follows:

               (i) To Borrower's Representative: one (1) duplicate original counterpart of the Absolute Assignments of Leases and Rents; the Collateral Assignments of Contracts; the Deposit Account Security Agreements; the Control Agreement; the Post-Closing Agreement; the Intellectual Property Security Agreement; the Environmental Indemnity Agreement; the Guaranty Agreement; the Intercreditor Agreement; the Pledge Agreement; the Stock Power; the Membership Power; the Landlord's Consent and Estoppel Certificate (Chapman MOB Lease); the Landlord's Consent and Estoppel Certificate (Chapman Hospital Lease); and the Landlord's Consent and Estoppel Certificate (Triple Net Lease).

               (ii) To Borrower's Representative: one (1) copy of the Note; and one (1) copy of the fairness opinion.

               (iii) To Lender: one (1) duplicate original counterpart of the Absolute Assignments of Leases and Rents; the Collateral Assignments of Contracts; the Deposit Account Security Agreements; the Control Agreement; the Post-Closing Agreement; the Intellectual Property Security Agreement; the Environmental Indemnity Agreement; the Guaranty Agreement; the Intercreditor Agreement; the Pledge Agreement; the Stock Power; the Membership Power; the Landlord's Consent and Estoppel Certificate (Chapman MOB Lease); the Landlord's Consent and Estoppel Certificate (Chapman Hospital Lease); and the Landlord's Consent and Estoppel Certificate (Triple Net Lease).

               (iv) To Lender: the original, executed Note; the original executed legal opinions; the original executed fairness opinion; the original Stock certificates; and the original Membership Certificates.

V.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     To induce Lender to make the Loan, Borrowers make the following representations and warranties to Lender with respect to Borrowers; each Credit Party makes the following representations and warranties to Lender with respect to itself; and each Guarantor makes the following representations and warranties to Lender with respect to itself. Each and all of said representations and warranties (i) shall be true, correct, complete and accurate on the Closing Date and on each subsequent funding date (unless expressly limited to a particular date), and (ii) shall survive the execution and delivery of this Agreement (it being understood, that, for purposes of any representation and warranty expressly made as of the Closing Date and each subsequent funding date with reference to, or qualified by, a Disclosure Schedule, such reference shall include such updated version, if any, of such Disclosure Schedule as may be made effective (including by consent of Lender) pursuant to Section 6.6 (Supplemental Disclosure) on or before the Closing Date).

     5.1. BORROWERS AND CREDIT PARTIES

          (a) Corporate Existence; Compliance with Applicable Laws.

               (i) IHHI (1) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (2) is registered as a foreign corporation in the State of California and is qualified to do business in and is doing business in the State of California; (3) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (4) has the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (5) has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(6) is in compliance with its bylaws; and (7) is in compliance in all material respects with all other Applicable Laws.

               (ii) WMC-A, WMC-SA, Coastal and Chapman are each (1) corporations duly organized, validly existing and in good standing under the laws of the State of California; (2) doing business in the State of California; (3) duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (4) has the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (5) has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(6) is in compliance with its bylaws; and (7) is in compliance in all material respects with all other Applicable Laws.

               (iii) PCHI, Ganesha and West Coast are each (1) limited liability companies duly organized, validly existing and in good standing under the laws of the State of California; (2) doing business in the State of California; (3) duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (4) have the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted;
(5) have applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (6) is in compliance with its operating agreement; and (7) is in compliance in all material respects with all other Applicable Laws.

               (iv) OC-PIN is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada; (2) is registered as a foreign limited liability company in the State of California and is qualified to do business in and is doing business in the State of California; (3) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (4) has the requisite power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted;
(5) has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (6) is in compliance with its operating agreement; and (7) is in compliance in all material respects with all other Applicable Laws.

          (b) Executive Office, Collateral Locations, FEIN. As of the Closing Date, the name of each Borrower and each Credit Party and each Guarantor, as its name appears in official filings in the States of Nevada and California (as applicable), and the current location of each Borrower's and each Credit Party's and each Guarantor's chief executive office and the premises at which any Collateral is located are set forth in Disclosure Schedule 5.1(b). None of such locations has changed within the four (4) months preceding the Closing Date (except that Collateral may have been transferred from one Hospital Facility to another during said period) and each Borrower and Credit Party and each Guarantor has only one state of incorporation or organization and has not changed the state of incorporation or organization at any time within the five
(5) year period prior to the Closing Date. During the preceding five (5) years, no Borrower and no Credit Party and not Guarantor has conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Disclosure Schedule 5.1(b). Each Borrower and each Credit Party and each Guarantor is the sole owner of all of its names listed on Disclosures Schedule 5.1(b), and any and all business done and invoices issued in such names are such Borrower's and/or such Credit Party's and such Guarantor's sales, business and invoices. Each trade name of each Borrower and each Credit Party and each Guarantor represents a division or trading style of such Borrower and/or such Credit Party and/or such Guarantor. All Accounts of each Borrower and each Credit Party (other than Ganesha) and each Guarantor (other than Ganesha) arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall only be located, in and at such locations other than goods in transit and immaterial amounts of property. All of the Collateral is located only in the continental United States. Each Borrower's and each Credit Party's (other than Ganesha) and each Guarantor's (other than Ganesha) Medicare and Medicaid Provider Numbers are set forth on Disclosure Schedule 5.1(b). In addition, Disclosure Schedule 5.1(b) lists the federal employer identification number of each Borrower and each Credit Party and each Guarantor.


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

     5.2. POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS.

     The execution, delivery and performance by Borrowers of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate or limited liability company action; (c) do not contravene any provision of such Person's bylaws or operating agreement; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 4.1(b) (Conditions Precedent, etc.), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by Borrowers and Credit Parties and each such Loan Document shall constitute a legal, valid and binding obligation of Borrowers and Credit Parties enforceable against it in accordance with its terms. Credit Parties hereby make the foregoing representations and warranties in clauses (d), (e), (f) and (g) of this Section
5.2 (Power, Authorization, Enforceable Obligations) with respect to the execution, delivery and performance by Credit Parties of the Loan Documents to which Credit Parties are a party and the creation of all Liens provided for therein.

     5.3. FINANCIAL STATEMENTS AND PROJECTIONS.

     Except for the Projections, all Financial Statements delivered to Lender by Borrowers that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of Borrowers as of the dates thereof and the results of their operations and cash flows for the periods then ended. Credit Parties (other than Ganesha) hereby represent and warrant to Lender that all financial statements delivered to Lender by Credit Parties present fairly in all material respects the financial position of the Credit Parties as of the dates thereof, and since the date of the most recent financial statements submitted to Lender, there has not occurred any Material Adverse Effect or, to Credit Parties' knowledge, any other event or condition that would reasonably be likely to have a Material Adverse Effect

          (a) Financial Statements. The Financial Statements which have been delivered by Borrowers to Lender on or before the date hereof are comprised of:

               (i) The consolidated, unaudited balance sheets of Borrowers as of December 31, 2006, and the related statements of income and cash flows of Borrowers for the nine (9) month period then ended.

               (ii) The unaudited balance sheet(s) at June 30, 2007 of Borrowers and the related consolidated statement(s) of income and cash flows of Borrowers for the Fiscal Quarter then ended.

          (b) Pro Forma. The pro forma financial statements which have been delivered by Borrowers to Lender on or before the date hereof were prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and its Subsidiaries, and were prepared in accordance with GAAP (to the extent applicable), with only such adjustments thereto as would be required in accordance with GAAP.

          (c) Projections. All Projections which have been delivered by Borrowers to Lender on the date hereof were prepared by Borrowers in light of Borrower's past experience, but including reasonably estimated future payments of known contingent liabilities, and reflect projections on a quarterly basis for the 2007/2008 Fiscal Year and on an annual basis for all periods thereafter through 2009/2010. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above with certain normalizing assumptions made by Borrowers, and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrowers for the period set forth therein.

     5.3A MATERIAL ADVERSE EFFECT.

          (a) Borrowers. The Borrowers hereby represent to Lender that, between the Effective Date of this Agreement and the Closing Date: (i) to the best of Borrower's knowledge, after due inquiry, there has not been any material increase in contingent or noncontingent liabilities, liabilities for Charges, or obligations with respect to long-term leases or unusual forward or long-term commitments of Borrowers, (ii) to the best of Borrower's knowledge, after due inquiry, there has not been any material decrease in the assets of Borrowers,
(iii) no contract, lease or other agreement or instrument has been entered into by Borrowers or has become binding upon Borrower's assets and, to the knowledge of Borrowers, no law or regulation applicable to Borrowers has been adopted that has had or could reasonably be expected to have a Material Adverse Effect with respect to Borrowers or the Collateral, (iv) to the best of Borrower's knowledge, after due inquiry, neither Borrowers nor any of the Credit Parties is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to Borrowers or the Collateral, and (v) to the best of Borrower's knowledge, after due inquiry, no event has occurred, that alone or together with other events, has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Borrowers or the Collateral.

          (b) Credit Parties. The Credit Parties (other than Ganesha) hereby represent to Lender that, between the Effective Date of this Agreement and the Closing Date: (i) to the best of each Credit Party's knowledge, there has not been any material increase in contingent or noncontingent liabilities, liabilities for Charges, or obligations with respect to long-term leases or unusual forward or long-term commitments of Borrowers, (ii) to the best of each Credit Party's knowledge, there has not been any material decrease in the assets of any Credit Party, (iii) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon Credit Party's assets and, to the knowledge of Credit Party's, no law or regulation applicable to Credit Party's or to Borrowers has been adopted that has had or could reasonably be expected to have a Material Adverse Effect with respect to Credit Party's or Borrowers or the Collateral, (iv) to the best of each Credit Party's knowledge, neither Borrowers nor any of the Credit Parties is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to Borrowers or the Credit Parties or the Collateral, and
(v) to the best of each Credit Party's knowledge, no event has occurred, that alone or together with other events, has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Borrowers or the Credit Parties or the Collateral.

     5.4  OWNERSHIP OF COLLATERAL; LIENS.

     Borrowers and Credit Parties (other than Ganesha) (a) each separately own good, valid and marketable title to or a valid leasehold interest in, all of its properties and assets, including all of its Collateral whether personal or real, subject to no transfer restrictions or Liens of any kind except for permitted Encumbrances, and (b) is in compliance in all material respects with each lease to which it is a party or otherwise bound. None of the Collateral is subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Borrowers or to Credit Parties that may result in any Liens (including Liens arising under Environmental Laws or other Applicable Laws) other than Permitted Encumbrances. Disclosure Schedule 5.4 attached hereto sets forth a list of all real estate and leases to be owned or held by Borrowers immediately after the Closing Date. Each Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets are valid and subsisting and are in full force and effect.

     5.5  LABOR MATTERS.

     Except as set forth on Disclosure Schedule 5.5, as of the Closing Date, (a) no strikes or other material labor disputes against Borrowers are pending or, to any Borrower's or to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of Borrowers comply in all material respects with the Fair Labor Standards Act and other Applicable Laws; (c) all payments due from Borrowers for employee health and welfare insurance have been paid or accrued as a liability on the books of Borrowers; (d) Borrowers are not a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement unless true and complete copies of any agreements described on Disclosure Schedule 5.5 have been delivered to Lender; (e) there is no organizing activity involving Borrowers pending or, to Borrower's or Credit Party's knowledge, threatened by any labor union or group of employees of Borrowers; (f) except as otherwise disclosed on Disclosure Schedule 5.5, there are no representation proceedings pending or, to Borrower's or Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Borrower has made a pending demand for recognition; and (g) there are no material complaints or charges against any Borrower pending or, to the knowledge of Borrowers or Credit Parties, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Borrower of any individual.

     5.6  VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK.

     Except as listed on Disclosure Schedule 5.6, the Borrowers and the Credit Parties have no Subsidiaries. Disclosure Schedule 5.6 states the authorized and issued capitalization of each Borrower and of each Credit Party (other than Ganesha), the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of each Borrower and each Credit Party and the record and beneficial owners thereof (including options, warrants and other rights to acquire any of the foregoing). The ownership or partnership interests of each Credit Party are not certificated, the documents relating to such interests do not expressly state that the interests are governed by Article 8 of the Uniform Commercial Code, and the interests are not held in a securities account. The outstanding equity securities and/or ownership, voting or partnership interests of each Borrower and each Credit Party (other than Ganesha) have been duly authorized and validly issued and are fully paid and non-assessable, and each Person listed on Disclosure Schedule 5.6 owns beneficially and of record all the equity securities and/or ownership, voting or partnership interests it is listed as owning free and clear of any Liens other than Liens created by the Collateral Documents. Disclosure Schedule 5.6 also lists the directors, members, managers and/or partners of each Borrower and each Credit Party. Except as listed on Disclosure Schedule 5.6, no Credit Party (other than Ganesha) owns an interest in, participates in or engages in any joint venture, partnership or similar arrangements with any Person. Except as set forth in Disclosure Schedule 5.6, as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower or any Credit Party (other than Ganesha) has issued or may be required to issue, sell, repurchase or redeem any of its Stock. All outstanding Indebtedness and Guaranteed Indebtedness of Borrowers and Credit Parties (other than Ganesha) as of the Closing Date identified in Section 7.3 (Indebtedness) is described in Disclosure Schedule 7.2.

     5.7  GOVERNMENT REGULATION.

     No Borrower is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loan by Lender to Borrowers, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission or other Applicable Laws binding on Borrowers.

     5.8  MARGIN REGULATIONS.

     Borrowers are not engaged, nor will they engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. Borrowers do not own any margin stock, and none of the proceeds of the Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any stock or for any other purpose that might cause the Loan or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. Borrowers will not take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board. Each Credit Party (other than Ganesha) hereby makes the foregoing representations, warranties and covenants to Lender set forth in this Section
5.8 (Margin Regulations) with respect to such Credit Party

     5.9  TAXES.

     Except as described in Disclosure Schedule 5.9, all Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by Borrowers have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof excluding Charges or other amounts being contested in accordance with Section 7.3 (Indebtedness) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $100,000 in the aggregate. Proper and accurate amounts have been withheld by Borrowers for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure
Schedule 5.9 sets forth as of the Closing Date and the Closing Date those taxable years for which each Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule 5.9, as of the Closing Date, no Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Borrowers are not liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to Borrower's and Credit Party's knowledge, as a transferee. As of the Closing Date, Borrowers have not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise. Each Credit Party (other than Ganesha) hereby make the foregoing representations, warranties and covenants to Lender set forth in this Section
5.9 (Taxes) with respect to all Charges and tax returns of such Credit Party.

     5.10 ERISA.

          (a) Disclosure Schedule 5.10 lists, as of the Closing Date, for each Borrower (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans have been delivered to Lender. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or

ERISA. Neither any Borrower nor any ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Borrower to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

          (b) Except as set forth in Disclosure Schedule 5.10: (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrowers, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) neither any Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Borrower or any ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Borrower or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14( of ERISA) of any Borrower or any ERISA Affiliate (determined at such time).

     5.11 NO LITIGATION.

     Except as set forth in Disclosure Schedule 5.11, no Litigation, action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of Borrowers or Credit Parties, threatened against Borrowers, before any Governmental Authority or before any arbitrator or panel of arbitrators, (a) that challenges the execution, delivery and performance of Borrower's or Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to Borrowers or Credit Parties and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 5.11, as of the Closing Date there is no Litigation pending or, to Borrower's or Credit Party's knowledge, threatened, that seeks damages in excess of One Hundred Thousand Dollars ($100,000) or injunctive relief against, or alleges criminal misconduct of, Borrowers.

     5.12 BROKERS.

     Except as set forth on Disclosure Schedule 5.12, no broker or finder brought about the obtaining, making or closing of the Loan, and neither Borrowers nor any Affiliates thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     5.13 INTELLECTUAL PROPERTY.

     As of the Closing Date, Borrowers own or will own, and have or will have, rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each Patent, Trademark, registered Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule
5.13. Borrowers conduct their businesses and affairs without knowingly infringing or interfering with any Intellectual Property of any other Person which could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule 5.13, neither Borrowers nor Credit Parties are aware of any material infringement claim by any other Person with respect to any Intellectual Property.

     5.14 FULL DISCLOSURE.

     All representations and warranties made in any of the Loan Documents by Borrowers or Credit Parties or Guarantors shall be made after giving full effect to the transactions contemplated in this Agreement. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by Borrowers or Credit Parties or Guarantors and delivered hereunder or any written statement prepared by Borrowers or Credit Parties or Guarantors and furnished by or on behalf of Borrowers or Credit Parties or Guarantors to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers and Credit Parties (other than Ganesha) and Guarantors (other than Ganesha), as applicable, believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers and Credit Parties (other than Ganesha) and Guarantors (other than Ganesha), as applicable, as of such delivery date, and reflect Borrower's and Credit Party's (other than Ganesha's) and Guarantor's (other than Ganesha's) good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. The Liens granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances

     5.15 ENVIRONMENTAL MATTERS.

     Each Borrower and each Credit Party (other than Ganesha) and each Guarantor represent and warrant to Lender as follows:

     (a) Except as set forth in Disclosure Schedule 5.15, as of the date hereof, no Borrower and no Credit Party and no Guarantor knows of any Hazardous Material which is present, used, manufactured, handled, generated, transported, stored, treated, discharged, released, buried or disposed of on, in, under or about any Property in violation of applicable Environmental Laws;

     (b) To the best of each Borrower's and each Credit Party's and each Guarantor's knowledge, following diligent inquiry, there has not been any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Material by any prior owners of prior occupants of any Property or by any third parties on, in, under or about any Property;

     (c) As of the date hereof there is no pending or, to each Borrower's and each Credit Party's and each Guarantor's knowledge, threatened litigation or proceedings before any administrative agency in which any person or entity alleges the release, threat of release, placement on, under or about any Property by any Borrower or any Credit Party or any Guarantor, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, in, under or about any Property by any Borrower or any Credit Party or any Guarantor, or the transportation to or from any Property by any Borrower or any Credit Party or any Guarantor, of any Hazardous Material, in violation of Environmental Laws;

     (d) As of the date hereof, no Borrower and no Credit Party and no Guarantor has received any notice and no Borrower and no Credit Party and no Guarantor has any actual knowledge that any Governmental Authority or any employee or agent thereof been determined, or threatens to determine, that there is a presence, release, threat of release, placement on, in, under or about any Property caused by any Borrower or by any Credit Party or by any Guarantor, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, in, under or about any Property caused by any Borrower or any Credit Party or any Guarantor, or the transportation to or from any Property by any Borrower or any Credit Party or any Guarantor, of any Hazardous Material, in violation of Environmental Laws; and

     (e) To each Borrower's and each Credit Party's and each Guarantor's knowledge, there have been no communications or agreements with any Governmental Authority or any private entity indicating that there has occurred, a release, threat of release, placement on, in, under or about any Property by any Borrower or any Credit Party or any Guarantor, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial or disposal on, in, under or about any Property by any Borrower or any Credit Party or any Guarantor, or the transportation to or from any Property by any Borrower or by any Credit Party or by any Guarantor, of any Hazardous Material in violation of any Environmental Laws.

     5.16 INSURANCE.

     Disclosure Schedule 5.16 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by Borrowers, as well as a brief description thereof; and a copy of each current certificate of insurance naming Lender as an additional co-insured.

     5.17 DEPOSIT AND DISBURSEMENT ACCOUNTS.

     Disclosure Schedule 5.17 lists all banks and other financial institutions at which Borrowers maintain or will maintain deposit, commodities, investment or other accounts as of each of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Disclosure Schedule 5.17 shall identify which deposit accounts of each entity are used to receive Governmental Authority payments.

     5.18 VENDOR RELATIONS.

     As of the Closing Date, there exists no actual or, to the knowledge of Borrowers or Credit Parties or Guarantors, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of Borrowers with any supplier essential to its operations.

     5.19 BONDING; LICENSES; PERMITS.

     Except as set forth on Disclosure Schedule 5.19, as of the Closing Date, no Borrower is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it. Disclosure
Schedule 5.19 list each permit each Borrower is required to obtain and maintain in order to conduct its respective Business in its respective Hospital Facility.

     5.20 SOLVENCY.

     Both before and after giving effect to (a) the Loan to be made or incurred on the Closing Date or such other date as Advances are made or incurred, (b) the disbursement of the proceeds of such Advances pursuant to the instructions of Borrower's Representative; and (c) the payment and accrual of all transaction costs in connection with the foregoing, Borrowers are each and will be Solvent.

     5.21 OTHER AGREEMENTS.

     Except as set forth on Disclosure Schedule 5.21, (a) there are no existing or proposed agreements, arrangements, understandings or transactions between any Borrower, any Credit Party and any of such Credit Party's officers, members, managers, directors, shareholders, partners, other interest holders, employees or Affiliates or any members of their respective immediate families, and (b) none of the foregoing Persons is directly or indirectly, indebted to or have any direct or indirect ownership, partnership or voting interest in, to Borrowers' or Credit Parties' knowledge, any Affiliate of any Borrower or any Credit Party or any Person that competes with Credit Parties (except that any such Persons may own stock in (but not exceeding two (2%) percent of the outstanding capital stock of) any publicly traded company that may compete with Credit Parties.

     5.22 ACCOUNTS.

     In determining which Accounts are Eligible Receivables, Lender may rely on all statements and representations made by Borrowers with respect to any
Account: Unless otherwise indicated in writing to Lender, (a) each Account of each Borrower is genuine and in all respects what it purports to be and is not evidenced by a judgment, (b) each Account of each Borrower arises out of a completed, bona fide sale and delivery of goods of rendering of Services by such Borrower in the ordinary course of business and in accordance with the terns and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other documents relating thereto or forming a part of


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

the contract between such Borrower and the Account Debtor, (c) each Account of each Borrower is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of Services, a copy of which has been furnished or is available to Lender, (d) each Account of each Borrower together with Lender's security interest therein, is not and will not be in the future (by voluntary act or omission by any Borrower), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition, is absolutely owing to each such Borrower and is not contingent in any respect or for any reason (except Accounts owed or owing by Medicaid/Medicare Account Debtors that may be subject to offset or deduction under applicable law) (other than pursuant to Permitted Encumbrances or offsets, deductions, defenses, disputes or counterclaims arising in the ordinary course of business), (e) there are no facts, events or occurrences which in any way impair the validity or enforceability of any Account of any Borrower or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto (other than those arising in the ordinary course of business), (f) to the knowledge of each Borrower (i) the Account Debtor under each Account of each Borrower had the capacity to contract at the time any contract or other document giving rise thereto was executed and
(ii) each such Account Debtor is solvent, (g) unless otherwise disclosed by Borrowers to Lender in writing prior to submitting such Accounts to Lender, there are no proceedings or actions which are threatened or pending against any Account Debtor under any Account of any Borrower which might result in any Material Adverse Effect on such Account Debtor's financial condition or the collectability thereof, (h) each Account of each Borrower has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and, if due from a Medicaid/Medicare Account Debtor, is properly payable directly to such Borrower, (i) each Borrower has obtained and currently has all Permits necessary in the generation of each Account of such Borrower, and (j) each Borrower has disclosed to Lender on each Notice of Request for Advance the amount of all Accounts of such Borrower for which Medicare is the Account Debtor and for which payment has been denied and subsequently appealed pursuant to the procedure described in the definition of Eligible Receivables hereof, and such Borrower is pursuing all available appeals in respect of such Accounts.

     5.23 HEALTHCARE.

     Without limiting or being limited by any other provision of any Loan Document, each Borrower has timely filed or caused to be filed all material cost and other reports of every kind required by law, agreement or otherwise. Subject to subsection (j) of Section 5.22 (Accounts), there are no claims, actions or appeals pending (and no Borrower has filed any claims or reports which could reasonably result in any such claims, actions or appeals) before any commission, board or agency or other Governmental Authority, including, without limitation; any intermediary or carrier, the Joint Commission on Accreditation of Healthcare Organizations or other accrediting body, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any state or federal Medicare or Medicaid cost reports or claims filed by any Borrower, or any disallowance by any commission, board or agency or other Governmental Authority in connection with any audit of such cost reports.


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

No validation review or program integrity review related to any Borrower or the consummation of the transactions contemplated herein or to the Collateral have been conducted by any commission, board or agency or other Governmental Authority in connection with the Medicare or Medicaid programs, and to the knowledge of Borrowers, no such reviews are scheduled, pending or threatened against or affecting any of the providers, any of the Collateral or the consummation of the transactions contemplated hereby.

     5.24 SURVIVAL.

     Each Borrower and, to the extent applicable, each Credit Party and each Guarantor, makes the representations and warranties contained herein with the knowledge and intention that Lender is relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement and the making of the Advances hereunder.

VI.  AFFIRMATIVE COVENANTS
     ---------------------

     To induce Lender to make the Loan, Borrowers and Credit Parties and Guarantors, as applicable, make the following affirmative covenants in favor of Lender, each of which shall survive the execution and delivery of this Agreement.

     6.1. MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS

     Borrowers and Credit Parties and Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate and/or limited liability company existence and its material rights; continue to conduct its business substantially as conducted prior to the Closing Date, anticipated to be conducted, or as otherwise permitted hereunder; at all times maintain, preserve and protect all of their assets and properties necessary to the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

     6.2. PAYMENT OF CHARGES

     (a) Obligation to Pay Charges. Subject to Section 6.2(b) (Right to Contest Charges), Borrowers shall pay and discharge or cause to be paid and discharged promptly all Charges payable by them, including (i) Charges imposed upon them, their income and profits, or any of their property (real, personal or mixed) and all Charges with respect to Taxes, social security and unemployment withholding with respect to their employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees in possession of any Collateral, in each case, before any thereof shall become past due, except in the case of clauses
(ii) and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $100,000.

     (b) Right to Contest Charges. Borrowers may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 6.2(a) (Obligation to Pay Charges); provided, that (i) adequate reserves with respect to such contest are maintained on the books of Borrowers, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) Borrowers shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrowers or the conditions set forth in this Section 6.2(b) (Right to Contest Charges) are no longer met.

     6.3. BOOKS AND RECORDS.

     Borrowers shall keep adequate books and records with respect to their business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP (except as otherwise disclosed on the Financial Statements).

     6.4. INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL.

     (a) Insurance. Disclosure Schedule 5.16 lists all existing policies of insurance that they carry and maintain, along with the names and contact information for each existing insurance carrier, which policies and carriers shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld. If Lender fails or refuses to approve Borrower's existing policies of insurance or existing insurance carriers, then Borrowers agrees to increase or change its insurance coverage or change its insurance carrier as required by Lender, and the same shall be listed in Disclosure
Schedule 5.16. Thereafter, Borrowers shall, at its sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 5.16 as approved by Lender or may obtain and maintain other policies of insurance in form and amounts and with insurers reasonably acceptable to Lender. All policies of insurance (or the loss payable and additional insured endorsements delivered to Lender) that relate to coverage involving the Collateral shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Lender in the event of any non-renewal, cancellation or amendment of any such insurance policy. If Borrowers at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Lender deems advisable. Lender shall have no obligation to obtain insurance for Borrowers or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from Borrower's failure to maintain such insurance or pay any premiums therefore. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be charged as an Advance against the Loan, shall be payable on demand by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral, and shall bear interest at the Default Rate until paid in full to Lender.

     (b) Lender's Insurance Rights. Upon any change in Borrower's insurance risk profile (as determined by Borrower's insurance broker or as reasonably determined by Lender pursuant to and based upon generally recognized insurance underwriting standards (including changes caused by changes in laws affecting the potential liability of a Borrowers), Lender reserves the right to require additional forms and limits of insurance to, in Lender's reasonable opinion, adequately protect Lender's interests and Lien in all or any portion of the Collateral and to ensure that Borrowers are protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Lender, Borrowers shall to deliver to Lender from time to time a report of a reputable insurance broker, reasonably satisfactory to Lender, with respect to its insurance policies.

     (c) Endorsements. Borrowers shall deliver to Lender, in form and substance reasonably satisfactory to Lender, endorsements to all general liability and other liability policies naming Lender as an additional insured. Borrowers shall irrevocably make, constitute and appoint Lender (and all officers, employees of Lender designated by Lender), so long as any Default or Event of Default has occurred and is continuing, as each Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under all policies of insurance relating to coverage of the Collateral, endorsing the name of Borrowers on any check or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower's Representative shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses incurred by Lender in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lender) having Permitted Encumbrances, Lender may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 2.9(b) (Mandatory Prepayments). Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect, Lender shall permit Borrowers to replace, restore, repair or rebuild the property.

     6.5. COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS

     Each Borrower shall (a) substantially comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, including applicable requirements of the Standards for Privacy of Individually Identifiable Health Information which were promulgated pursuant to HIPAA; (b) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established in accordance with GAAP, (c) perform in accordance with its terms this Agreement and each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply, pay or perform could not reasonably be expected to have a Material Adverse Effect, (d) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business, and (e) properly file all Medicaid/Medicare cost reports.

     6.6. SUPPLEMENTAL DISCLOSURES

     From time to time Borrowers may, or shall if reasonably requested by Lender, supplement and update each Disclosure Schedule attached to this Agreement, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements or updates to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that
(a) no such supplement or update to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing, and (b) no supplement or update shall be required or permitted as to representations and warranties that expressly relate only to the Closing Date for purposes of representations and warranties made as of the Closing Date. If any Borrower has a material "commercial tort claim" (as defined in the Code), it shall promptly notify Lender of the existence thereof.

     6.7. INTELLECTUAL PROPERTY

     Borrowers and Credit Parties (other than Ganesha) will conduct their business and affairs without material infringement of or material interference with any Intellectual Property of any other Person.

     6.8. ENVIRONMENTAL MATTERS

     Each Borrower and each Credit Party (other than Ganesha) shall (a) comply with and use commercially reasonable efforts to cause each Borrower and its employees, agents and representatives at any Property to comply with all Environmental Laws; (b) without limiting the generality of clause (a) above, not engage in, permit or acquiesce in to any Hazardous Material Activity on, under or about any Property, except in strict accordance with all Environmental Laws, and with then prudent business practices as determined by said Borrower or Credit Party; (c) immediately advise Lender in writing of (i) the receipt by any Borrower or any Credit Party of written notice of any and all Hazardous Material Claims, (ii) any knowledge by any Borrower or any Credit Party that any Property does not comply with any Environmental Laws, (iii) any remedial action taken by any Borrower or any Credit Party or any other Person in response to any Hazardous Materials or Hazardous Materials Activity on, under or about any Property, or to any Hazardous Material Claims, and (iv) any Borrower's or any Credit Party's discovery of the presence of any Hazardous Materials or Hazardous Material Activity on, in, under or about any Property or any real property immediately adjacent to any Property whether or not the same requires notice to be given to any governmental entity or agency under Environmental Laws; and (d) submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other remedial work contracts and similar information prepared or received by any Borrower or any Credit Party in connection with any remedial work or Hazardous Materials relating to any Property. If Lender at any time has a reasonable basis to believe that there may be a violation of any

Environmental Laws or Environmental Permits by any Borrower or any Credit Party (other than Ganesha) or any Environmental Liability of any Borrower or any Credit Party (other than Ganesha) arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any Property or any of their other real estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then such Borrower and/or Credit Party (other than Ganesha) shall, upon Lender's written request (i) cause the performance of such environmental investigations including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at such Borrower's or such Credit Party's expense, as Lender may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Lender and shall be in form and substance reasonably acceptable to Lender, and (ii) if such Borrower or Credit Party shall not have timely performed such environmental investigations, permit Lender or its representatives to have access to all real estate for the purpose of conducting such environmental investigations and testing as Lender reasonably deems appropriate, including subsurface sampling of soil and groundwater. Each Borrower and Credit Party (other than Ganesha) shall reimburse Lender for the costs of such investigations and the same will constitute a part of the Obligations secured hereunder

     6.9. LANDLORD AGREEMENTS

     With respect to any location where any material amount of Collateral is stored or located, Lender may require Borrowers to provide a reasonable landlord or mortgagee agreement or bailee letter as a condition to the continued storage of the Collateral at such location(s). Borrowers shall timely and fully pay and perform all obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

     6.10. FURTHER ASSURANCES

     Borrowers and Credit Parties each agree that it shall, at Borrower's or Credit Party's expense and upon the reasonable request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

     6.11. QUALIFIED CASH

     Borrowers shall deposit all net cash proceeds of Collateral as Qualified Cash in a Qualified Cash Account subject to the right of Borrowers to withdraw such cash proceeds. From and during the continuance of an Event of Default, Lender may exercise all rights under the applicable Control Agreements relating to any Qualified Cash, including the right to deliver applicable control exercise notices to each applicable Bank and securities intermediary and cause all such Qualified Cash to be forwarded immediately to a collection account designated by Lender through daily sweeps (or as otherwise directed by Lender).

     6.12. OPERATION OF BUSINESS

     Borrowers shall have and maintain at all times after the Closing Date until the Obligations have been paid in full, sufficient approvals, consents, and permits from all necessary Governmental Authorities to fully operate the Business in accordance with Applicable Laws. Borrowers shall use their best efforts and use appropriate diligence to secure all approvals, consents and permits as and when required by Applicable Laws to fully operate the Business.

     6.13. AFTER-ACQUIRED PROPERTY; ACQUISITION OF OTHER REAL PROPERTY
INTERESTS.

     In the event from time to time Borrower acquires any fee interest in any real property or improvements or any master leasehold interest or ground leasehold interest in any real property or improvements, then Borrowers agrees to promptly notify Lender in writing at least ten (10) Business Days prior to such acquisition and to execute, acknowledge and deliver to Lender at least five
(5) Business Days prior to such acquisition a deed of trust or mortgage for recordation on said other real property or improvements, as a first lien or encumbrance on Borrower's fee interest or, if applicable, on Borrower's interest in a master lease or ground lease. Each such deed of trust or mortgage shall secure repayment of the Obligations, including but not limited to repayment of the Loans. All reasonable expenditures incurred by Lender in performing this paragraph shall be additional Obligations payable upon demand and delivery of reasonable backup documentation, and shall bear interest at the Default Interest Rate from the date of demand for payment until paid in full.

     6.14. OBSERVER STATUS ON BORROWER'S BOARD OF DIRECTORS.

     Until the Loan is paid in full and satisfied, Borrowers hereby grant Lender non-voting observer status with respect to all meetings of their respective boards of directors (and committees thereof) and all meetings of their shareholders (and committees thereof) of Borrowers, excluding meetings (or portions thereof) held in executive session called in good faith and that relate matters not in Borrower's ordinary course of business. Concurrently with delivery of all notices of meetings and agendas to its directors and shareholders, Borrowers agrees to and shall deliver a copy of each such notice and agenda to Lender.

     6.15. INDEPENDENT DIRECTORS ON IHHI'S BOARD OF DIRECTORS

     Until the Loan is paid in full and satisfied, Independent Directors shall at all times constitute a majority of the directors serving as members of IHHI's board of directors. Notwithstanding the foregoing, if as of the Closing Date, Independent Directors do not constitute a majority of the directors serving as members of IHHI's board of directors, then (a) within thirty (30) calendar days following the Closing Date, IHHI shall deliver to Lender a written statement identifying at least two (2) new Independent Directors (with contact and biographical information included) who have been approached by IHHI and who have agreed to serve as members of IHHI's board of directors, if nominated and elected or if appointed; and (b) not later than ninety (90) calendar days following the Closing Date, Independent Directors shall at all times thereafter constitute a majority of the directors serving as members of IHHI's board of directors

     6.16. FINANCIAL STATEMENTS, NOTICE OF REQUEST FOR ADVANCE, FINANCIAL REPORTS AND OTHER INFORMATION

          (a) Financial Reports. In addition to providing the Notice of Request for Advance in accordance with Section 2.4, Borrowers shall furnish to Lender the same financial statements and reports as are required to be delivered to the lender under the $80 Million Credit Agreement and the $10.7 Million Credit Agreement.

          (b) Other Materials. Borrowers shall furnish to Lender as soon as available, and in any event within ten (10) calendar days after the preparation or issuance thereof or at such other time as set forth below: (i) copies of such financial statements (other than those required to be delivered pursuant to Section 6.16(a) (Financial Reports) prepared by, for or on behalf of Borrowers and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements, (ii) within ten (10) calendar days after the end of each calendar month a report of its payroll taxes for the immediately preceding calendar month and evidence of payment thereof,
(iii) any reports, returns, information, notices and other materials that Borrowers shall send to their shareholders, members, partners or other equity owners at any time, (iv) all Medicare and Medicaid cost reports and other documents and materials filed by Borrowers and any other reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for or on behalf of Borrowers, including, without limitation, (A) copies of licenses and permits required by any applicable federal, state, foreign or local law, statute ordinance or regulation or Governmental Authority for the operation of its business, (B) Medicare and Medicaid provider numbers and agreements, (C) state surveys pertaining to any health care facility operated, owned or leased by any Borrower or any of its Affiliates or Subsidiaries, and (D) participating agreements relating to medical plans, (v) within fifteen (15) calendar days after the end of each calendar month for such month, (A) a report of the status of all payments, denials and appeals of all Medicare and/or Medicaid Accounts, (B) a sales and collection report and accounts receivable and accounts payable aging schedule, including a report of sales, credits issued and collections received, all such reports showing a reconciliation to the amounts reported in the monthly financial statements, and
(C) a report of census and occupancy percentage by payor type, (vi) promptly upon receipt thereof, copies of any reports submitted to a Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, (vii) within fifteen (15) calendar days after the execution thereof, a copy of any contracts with the federal government or with a Governmental Authority in the State of California,
(viii) within 15 calendar days after the end of each month, a monthly reconciliation of Borrower's clearing accounts for periodic interim payment reimbursements from Medicare and uniform payment plan reimbursements from Blue Cross, (ix) within 15 calendar days after the end of each month, a report analyzing cash clearing accounts and patient credit balances on a monthly basis,
(x) within 15 calendar days after the end of each month (or at such more frequent intervals as may be required by Lender, in its sole discretion, a report specifically detailing for such month (a) monies paid out of any Borrower's operating account to other Borrowers, together with a specific description of the use by each such Borrower of such monies, and (b) monies in such master operating account used by any Borrower, together with a specific description of the specific use of such monies by any Borrower, and (xi) such additional information, documents, statements, reports and other materials as Lender may reasonably request in its Permitted Discretion.

          (c) Notices. Borrowers shall promptly, and in any event within 5 Business Days after any Borrower or any officer of any Borrower obtains knowledge thereof, notify Lender in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by a Borrower or otherwise affecting or involving or relating to a Borrower or any of its property or assets to the extent (A) the mount in controversy exceeds $100,000 individually or in the aggregate, or (B) to the extent any of the foregoing seeks injunctive or declarative relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that would reasonably be likely to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by a Borrower from any payor of a claim, suit or other action such payor has, claims or has filed against any Borrower for an amount in excess of $10,000 individually or $50,000 in the aggregate, (v) any matter(s) affecting the value, enforceability or collectability of any of the Accounts or the Collateral, including, without limitation, claims or disputes in the amount of $10,000 or more, singly or $50,000 in the aggregate, in existence at any one time, (vi) any notice given by a Borrower to any other lender of a Borrower, which notice to Lender shall be accompanied by a copy of the applicable notice given to the other lender, (vii) receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability or any material modification to any special program or the amounts payable to a Borrower thereunder, (viii) receipt of any notice by a Borrower regarding termination of any manager of any facility owned, operated or leased by a Credit Party, (ix) any planned change to any Borrower's "chargemaster" or similar database, as soon as practical and in any event prior to effecting such change, (x) any Account becoming evidenced or secured by an Instrument or Chattel Paper, and/or (xi) after a Borrower or any authorized officer of a Borrower, obtains knowledge thereof, notify Lender in writing of any oral or written communication from the Internal Revenue Service or otherwise with respect to any tax investigations, relating to a Borrower directly, or relating to any consolidated tax return which was filed on behalf of a Borrower, notices of tax assessment or possible tax assessment, years that are designated open pending tax examination or audit, and information that could give rise to an IRS tax liability or assessment.

          (d) Consents. Borrower's shall obtain and deliver to Lender from time to all required consents, approvals and agreements from such third parties as Lender shall determine are necessary or desirable in its sole discretion, each of which must be satisfactory to Lender in its sole discretion, with respect to
(i) the Loan Documents and the transactions contemplated thereby, (ii) claims against a Borrower or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which any Borrower is a party or by which any properties or assets of any Borrower or any of the Collateral is or are bound or subject, including, without limitation, landlord waivers and consents with respect to leases.

          (e) Operating Budget. Borrower's shall furnish to Lender on or prior to the Closing Date and, for each Fiscal Year of Borrower's thereafter, not less than thirty (30) calendar days prior to the commencement of such Fiscal Year, consolidated month by month projected operating budgets, annual projections, profit and loss statements, and cash flow reports of and for Borrowers for such upcoming fiscal year (including an income statement for each month and a balance sheet as of the end of the last month in each fiscal quarter).

          (f) Non-Compliance Fee. To the extent any of the foregoing items in this Section 6.16 (Financial Statements, etc.) are not delivered to Lender on a timely basis, Borrowers shall be obligated to pay Lender a daily fee equal to $500 for each day until such item is delivered to Lender, whether or not a Default or Event of Default occurs or is declared, provided that nothing shall prevent Lender from considering any failure to comply with the terms of this
Section 6.16 (Financial Statements, etc.) to be a Default or an Event of Default. Such fee shall be payable if the delivery obligation is not cured within 5 Business Days from the date said delivery obligation was originally due.

     6.17. TRUE BOOKS

     Each Borrower shall (a) keep true, correct, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (b) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

     6.18. INSPECTION; PERIODIC AUDITS

     Each Borrower shall permit the representatives of Lender, at the expense of Borrowers, from time to time during normal business hours upon one (1) Business Day notice, to (a) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers,
(b) make copies and extracts therefrom, and (c) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing); provided, however, in each case, no advance notice shall be required during the continuance of a Default or Event of Default.

     6.19. FURTHER ASSURANCES; POST CLOSING

     At Borrower's cost and expense, each Borrower shall (a) take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Lender may request in its Permitted Discretion with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, and (b) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations.

     6.20. PAYMENT OF INDEBTEDNESS

     Except as otherwise permitted by the Loan Documents, Borrowers shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and in the case of trade payables, to ordinary course payment practices) all of their material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Lender may deem proper and necessary in its sole discretion shall have been made.


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

     6.21. TERMINATION OF LIENS

     If Liens other than Permitted Encumbrances exist, Borrowers immediately shall take all actions, execute and deliver all documents and instruments necessary to release and terminate such Liens.

     6.22. USE OF PROCEEDS

     Borrowers shall use the proceeds from the Revolving Facility only for the purposes set forth in this Agreement.

     6.23. SECURITY DOCUMENTS; LIEN ON COLLATERAL

     Each Borrower shall (a) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Lender to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Lender and Lender's perfected first priority Lien on the Collateral (and Borrowers irrevocably grant Lender the right, at Lender's option, to file any or all of the foregoing), (b) immediately upon learning thereof, report to Lender any reclamation, return or repossession of goods in excess of $10,000 (individually or $50,000 in the aggregate), and (c) defend the Collateral and Lender's perfected first priority Lien (or such other priority Lien as shall be provided for by this Agreement) thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Lender, and pay all reasonable costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which may at Lender's discretion be added to the Obligations. Each Borrower hereby authorizes Lender to file such UCC-1 financing statements and amendments thereto as Lender may deem necessary to perfect Lender's Lien on the Collateral in such governmental offices as Lender shall deem necessary.

     6.24. TAXES AND OTHER CHARGES

     All payments and reimbursements to Lender made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on Lender's net income. If any Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Lender, then the sum payable to Lender shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Loan Document, if at any time after the Closing (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or riot having the


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

force of law) from any Governmental Authority: (A) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender), or (B) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrowers shall promptly pay to Lender any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 6.24 (Taxes and Other Charges) it shall promptly notify Borrowers of the event by reason of which Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.24 (Taxes and Other Charges) submitted by Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

     6.25. PAYROLL TAXES

     Without limiting or being limited by any other provision of any Loan Document, each Borrower at all times shall retain and use a Person reasonably acceptable to Lender to process, manage and pay its payroll taxes.

VII. NEGATIVE COVENANTS
     ------------------

     To induce Lender to make the Loan, Borrowers and Credit Parties, as applicable, make the following negative covenants in favor of Lender, each of which shall survive the execution and delivery of this Agreement.

     7.1. MERGERS, SUBSIDIARIES, ETC.

     Borrowers shall not, directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary in addition to the existing Subsidiaries of Borrowers; or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, without first receiving the prior written consent of Lender.

     7.2. INVESTMENTS; LOANS AND ADVANCES.

     Borrowers shall not make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments constituting notes payable, or stock or other securities issued to Borrowers pursuant to negotiated agreements with respect to settlement of such issuer's accounts in the ordinary course of business consistent with past practices; (b) Borrowers may invest Qualified Cash in Qualified Cash Accounts (i) as of the Closing Date in the kinds and types of


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

investments that they are then so invested, and (ii) thereafter, as to any new investments made after the Closing Date in other kinds and types of investments as are in conformity with Borrower's investment policies previously adopted by its board of directors or managers so long as Lender's Liens remain perfected therein, and (c) Borrowers may invest cash and cash equivalents (other than Qualified Cash in the Qualified Cash Accounts) (i) as of the Closing Date in the kinds and types of investments that they are then so invested, and (ii) thereafter, as to any new investments made after the Closing Date in other kinds and types of investments as are in conformity with Borrower's investment policies previously adopted by its board of directors.

     7.3. INDEBTEDNESS.

     (a) Borrowers shall not create, incur or assume any Indebtedness, except (without duplication) (i) Indebtedness created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures or other capital assets acquired by Borrowers in the ordinary course of business; (ii) the Loan and the other Obligations; (iii) unsecured Indebtedness (other than Funded Debt) incurred in the ordinary course of Borrower's business;
(iv) Indebtedness created after the date hereof for financing of insurance premiums; and (v) existing Indebtedness, if any, described in Disclosure
Schedule 7.3.

     (b) Borrowers shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Funded Debt prior to its scheduled due date, other than the Obligations.

     7.4. EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.

     Except as set forth in Disclosure Schedule 5.21, no Borrower has entered into any transaction with any of its Affiliates or with any of its employees. Borrowers shall not enter into or be a party to any transaction with any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms that are no less favorable to Borrowers than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrowers. Borrowers shall not enter into any lending or borrowing transaction with any employees of Borrowers, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, pension plan advances, and similar purposes.

     7.5. CAPITAL STRUCTURE AND BUSINESS.

     No Borrower or Credit Party shall amend its charter, articles, bylaws or operating agreement without first receiving the prior written consent of Lender. No Borrower or Credit Party shall engage in any business other than the businesses currently engaged in by it, without first receiving the prior written consent of Lender.

     7.6. GUARANTEED INDEBTEDNESS.

     Borrowers shall not create, incur, or assume any Guaranteed Indebtedness unless such Guaranteed Indebtedness would be permitted to be incurred directly by Borrowers pursuant to Section 7.3) (Indebtedness).


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

     7.7. LIENS.

     Except as set forth in Disclosure Schedule 5.4, no Borrower is subject to any existing Liens (excluding Lender's Liens). Borrowers shall not create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral (whether now owned or hereafter acquired) except for Permitted Encumbrances.

     7.8. SALE OF COLLATERAL AND INTELLECTUAL PROPERTY.

     Borrowers shall not sell, transfer, convey, assign, license or otherwise dispose of any interest in Collateral, other than in the ordinary course of business, with an aggregate value in excess of $100,000. Borrowers shall not sell, transfer, convey, assign, license or otherwise dispose of any interest in Borrowers.

     7.9. ERISA.

     Borrowers shall not cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event that could result in the imposition of a Lien under
Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $100,000 in the aggregate.

     7.10. HAZARDOUS MATERIALS.

     Borrowers shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any real property owned or leased by Borrowers where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any real property owned or leased by Borrowers or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

     7.11. RESTRICTED PAYMENTS.

     During the term of this Agreement, Borrowers shall not make any Restricted Payment, except (a) employee loans permitted under Section 7.4 (Employee Loans, etc.), (b) so long as no Event of Default shall have occurred and is continuing, dividends and distributions by Borrowers to its Shareholders or partners or members, and (c) ordinary course payments to Borrowers and/or to Credit Parties for services rendered to the Business.

     7.12. CHANGE OF CORPORATE NAME, STATE OF ORGANIZATION OR LOCATION; CHANGE OF FISCAL YEAR

     No Borrower and no Credit Party and no Guarantor shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, corporate offices or locations at which Collateral is held or stored, or the location of their records concerning the Collateral, (c) change the type


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

of entity that it is, (d) change its organization identification numbers issued by its state of its incorporation or organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least ten (10) Business Days prior written notice to Lender and provided that Borrowers and Credit Parties and Guarantors shall have taken such actions and executed such documents as Lender reasonably requests in connection therewith to continue the perfection of any Liens in favor of Lender in any Collateral, and provided further that, any change to such Borrowers or such Credit Party's or such Guarantor's jurisdiction or state of incorporation or organization, such new jurisdiction or state of incorporation or organization shall be located in the United States. Borrowers shall not change their Fiscal Year without giving Lender at least thirty (30) calendar days prior written notice thereof.

     7.13. NO IMPAIRMENT OF INTERCOMPANY TRANSFERS.

     Borrowers shall not directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions.

     7.14. DIVIDENDS; REDEMPTIONS

     No Borrower shall (a) declare, pay or make any dividend or Distribution on any shares of capital stock or other securities or interests, (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing, (c) otherwise make any payments or distributions to any shareholder, member, partner or other equity owner in such Person's capacity as such, or (d) make any payment of any management or service fee; provided, however, that absent the occurrence and continuation of a Default of Event of Default, and if a Default or Event of Default would not arise therefrom, (i) each Borrower may declare, pay or make dividends or distributions payable in its stock, or split-ups or reclassifications of its stock; and (ii) each Borrower may redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements.

     7.15. DR. SHAH.

     Until the Loan is paid in full and satisfied, Borrowers will not, directly or indirectly, permit Dr. Shah to be nominated, or elected, or appointed, or directly or indirectly compensated, paid, engaged, retained or become, an officer, or director, or employee, or manager, or supervisor, or consultant, or agent, or representative of, IHHI, WMC-A, WMC-SA, Coastal or Chapman.

     7.16. SHAREHOLDER BLOCKING RIGHTS

     No Borrower shall issue any capital stock that grants or provides any direct or indirect owner thereof any Shareholder Blocking Rights.


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

     7.17. FINANCIAL COVENANTS

     Borrower's shall not violate the financial covenants set forth on Annex A to this Agreement.

VIII. EVENTS OF DEFAULT
      -----------------

     8.1. Events of Default.

     The occurrence of any one or more of the following shall constitute an Event of Default:

          (a) Any Borrower fails to make any payment of interest or of principal on the Loan within five (5) calendar days after the same is due and payable, or any Borrower fails to make payment of the Unused Commitment Fee within five (5) calendar days after the same is due and payable, provided, that if any Borrower fails to make any payment within such five (5) calendar day period, interest at the Default Rate shall accrue from the due date for such payment on all Obligations and on the Loan.

          (b) Borrowers fail to pay or reimburse Lender for any costs or expenses reimbursable under this Agreement or under any other Loan Document, or Borrowers fail to make payment any Obligations (not specifically referenced in any other subsection of this Section 8.1 (Events of Default)) within ten (10) calendar days following Lender's demand for such reimbursement or payment thereof; provided, that if any Borrower fails to pay such amount within said ten
(10) calendar day period, interest at the Default Rate shall accrue from the due date for such payment on all Obligations and on the Loan.

          (c) Borrowers or Credit Parties fail or neglect to perform, keep or observe any provision of this Agreement applicable to them (not specifically referenced in any other subsection of this Section 8.1 (Events of Default)) and the same shall remain unremedied for ten (10) Business Days or more after the earlier of (i) Borrower's or Credit Party's actual knowledge thereof, or (ii) Borrower's or Credit Party's receipt of notice thereof from Lender.

          (d) Borrowers fail or neglect to perform, keep or observe any of the provisions of Annex A (Financial Covenants) or any provisions set forth in Annex C (Cash Management System) or Annex D (Collateral Reports), respectively, and the same shall remain unremedied in whole or in part for thirty (30) calendar days or more after the earlier of (i) said Borrower's actual knowledge thereof, or (ii) said Borrower's receipt of notice thereof from Lender.

          (e) Borrowers deliver a supplement or update to any Disclosure Schedule as required by Section 6.6 (Supplemental Disclosures) and Lender fails to approve of the same because such supplement or update (i) discloses the existence of an Event of Default, or (ii) discloses a Material Adverse Effect, or (iii) discloses any fact or circumstance which, with the passage of time or otherwise, would constitute an Event of Default or Material Adverse Effect.

          (f) Borrowers or Credit Parties or Guarantors fail or neglect to timely perform, keep or observe any other provision of any of the other Loan Documents required to be performed by it and the same shall remain unremedied in whole or in part for ten (10) Business Days after receipt of notice thereof from Lender.


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

          (g) Any Guarantor fails or neglects to timely perform, keep or observe any provision of the Guaranty Agreement and the same shall remain unremedied in whole or in part for ten (10) Business Days after receipt of notice thereof from Lender.

          (h) Any Borrower fails to make any payment of interest or of principal on the $45,000,000 Real Estate Term Loan or on the $35,000,000 Non-Revolving Line of Credit Loan made pursuant to the $80 Million Credit Agreement, or on the $10,700,000 Convertible Loan made pursuant to the $10.7 Million Credit Agreement, within five (5) calendar days after the same is due and payable, provided, that if any Borrower fails to make any such payment within such five
(5) calendar day period, interest at the Default Rate shall accrue from the due date for such payment on all Obligations and the Loan under this Agreement.

          (i) Any Borrower fails or neglects to perform, keep or observe any provision of the $80 Million Credit Agreement or $10.7 Million Credit Agreement or other documents and instruments executed or delivered in connection therewith (not specifically referenced in any other subsection of this Section 8.1 (Events of Default)) and such Borrower shall fail to cure the same by expiration of the cure period set forth in the $80 Million Credit Agreement or $10.7 Million Credit Agreement or other document or instrument executed or delivered in connection therewith.

          (j) A default or breach occurs under any other agreement, document or instrument to which any Borrower or any Credit Party is or are a party that is not cured within any applicable grace period therefore, such default or breach is not waived in writing by Lender, and such default or breach involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of Borrowers or Credit Parties in an amount in excess of $100,000; or (ii) an event, condition or circumstance occurs that causes, or permits any holder of Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof to become due prior to its maturity date or prior to its regularly scheduled dates of payment, or the holder of such Indebtedness or Guaranteed Indebtedness or such trustee has the right to demand cash collateral in respect of such Indebtedness or Guaranteed Indebtedness, in each case, regardless of whether such right is exercised, by such holder or trustee.

          (k) Any representation or warranty in this Agreement or in any other Loan Document or in any written statement, report, Financial Statement or certificate made or delivered to Lender by Borrowers or Credit Parties or Guarantors is untrue or incorrect in any material respect as of the date when made or deemed made.

          (l) Assets of Borrowers or Credit Parties with a fair market value of $100,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or general assignee for the benefit of creditors of Borrowers or Credit Parties and such condition continues for thirty (30) calendar days or more.


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

          (m) A case or proceeding is commenced against any Borrower or any Credit Party seeking a decree or order in respect of any Borrower or any Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for said Borrower or Credit Party or for any substantial part of said Borrower's or Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Borrower or Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) calendar days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

          (n) Any Borrower or any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Borrower or Credit Party or for any substantial part of such Borrower's or Credit Party's assets, (iii) makes a general assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

          (o) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time are outstanding against any Borrower or Credit Party (which judgments are not covered by insurance policies as to which liability has been accepted in writing by the insurance carrier), and the same is/are not, within thirty (30) calendar days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

          (p) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Borrower or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid, perfected and attached first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (q) Any Change of Control occurs.

          (r) A Material Adverse Effect shall exist as determined in the reasonable judgment of Lender.

          (s) Any Borrower fails or refuses, more than once during any consecutive twelve (12) month period, for any reason, to grant Lender non-voting observer status with respect to all meetings of its board of directors and all meetings of its shareholders.

          (t) Any Borrower fails or refuses, more than once during any consecutive twelve (12) month period, for any reason to deliver to Lender, concurrently with delivery to all shareholders, a notice and agenda of each annual meeting, special meeting or emergency meeting of shareholders.


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

          (u) Any Borrower fails or refuses, more than once during any consecutive twelve (12) month period, for any reason to deliver to Lender, concurrently with delivery to all directors, a notice and agenda of each annual meeting, regular meeting, special meeting or emergency meeting of directors.

          (v) More than once during any consecutive twelve (12) month period, the directors or shareholders of any Borrower waive notice of a directors meeting and fail to deliver advance notice to Lender of said waiver of directors meeting.

          (w) More than once during any consecutive twelve (12) month period, the directors or shareholders of any Borrower take any action without a meeting, which action was required or permitted to be taken at a meeting, and fail to deliver advance notice of the taking of said action to Lender.

          (x) More than once during any consecutive twelve (12) month period, the directors or shareholders of any Borrower hold a meeting by written consensus and fail to deliver advance notice of said meeting to Lender.

          (y) Dr. Shah at any time is nominated, or elected, or appointed, or directly or indirectly is compensated, paid, engaged, retained or becomes, an officer, or director, or employee, or manager, or supervisor, or consultant, or agent, or representative of, IHHI, WMC-A, WMC-SA, Coastal or Chapman.

          (z) Within thirty (30) calendar days following the Closing Date, IHHI for any reason fails to deliver to Lender a written statement identifying at least two (2) new Independent Directors (with contact and biographical information included) who have been approached by IHHI and who have agreed to serve as members of IHHI's board of directors, if nominated and elected or if appointed.

          (aa) Within ninety (90) calendar days following the Closing Date, IHHI for any reason has failed to nominate and elect, or appoint, Independent Directors who constitute a majority of the directors serving as members of IHHI's board of directors.

          (bb) At any time after the date which is ninety (90) calendar days following the Closing Date, Independent Directors cease to constitute a majority of directors on IHHI's board of directors, and replacement Independent Director(s) acceptable to Lender in its sole discretion are not appointed, or nominated and elected, to IHHI's board of directors within thirty (30) calendar days after the date such Independent Directors cease to constitute a majority of directors on IHHI's board of directors.

          (cc) IHHI, as tenant, commits a breach or default under the Triple Net Lease and the same remains uncured following receipt of all required notices and expiration of all applicable cure periods.

          (dd) IHHI, as tenant, commits a breach or default under any of the Chapman Leases and the same remains uncured following receipt of all required notices and expiration of all applicable cure periods.

          (ee) Without first receiving the prior written consent of Lender (which consent may be granted or withheld by Lender in its sole discretion):

               (i) IHHI for any reason terminates the sublease with WMC-A for the Western Medical Center - Anaheim; or

               (ii) IHHI for any reason terminates the sublease with WMC-SA for the Western Medical Center - Santa Ana;

               (iii) IHHI for any reason terminates the sublease with Coastal for the Coastal Communities Hospital; or

               (iv) IHHI for any reason terminates any of the sub-subleases with Chapman for any portion of the Chapman Medical Center.

          (ff) PCHI ceases to own all (100%) of the fee simple title (i) in the Western Medical Center - Anaheim, or (ii) in the Western Medical Center - Santa Ana; or (iii) in the Coastal Communities Hospital.

     Upon the occurrence of any Event of Default, notwithstanding any other provision of any Loan Document, Lender may, in its sole, absolute and unfettered discretion, without notice or demand, do any of the following: (A) terminate its obligations to make further Advances under the Loan, whereupon the same shall immediately terminate, and/or (B) declare the Loan and the Note, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8.1(m) or (n), in which event the Loan, the Note and all Obligations shall automatically and without further act by Lender be due and payable).

IX.  RIGHTS AND REMEDIES AFTER DEFAULT
     ---------------------------------

     9.1. RIGHTS AND REMEDIES

          (a) In addition to the acceleration provisions set forth in Article VIII (Events of Default) above, if an Event of Default has occurred and is continuing, Lender may, at its option, without notice, accelerate the Maturity Date of the Loan and declare all of the Obligations, including all amounts due under the Loan, to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and Credit Parties and Guarantors.

          (b) In addition to the acceleration provisions set forth in Article VIII (Events of Default) above, upon the occurrence and continuation of an Event of Default, Lender shall have the right to exercise any and all rights, options and remedies provided for in the Loan Documents, under the Code or at law or in equity, including, without limitation, the right to (i) apply any property of any Borrower and any Credit Party held by Lender to reduce the Obligations, (ii) foreclose the Liens created under the Security Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged (other than


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

Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law) with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Borrower or any Credit Party, as applicable, might exercise (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), (v) collect and send notices regarding the Collateral (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities or other sums, and no Borrower or Credit Party shall resist or interfere with such action, (vii) at Borrower's expense, require that all or any part of the Collateral be assembled and made available to Lender at any place designated by Lender, (viii) reduce or otherwise change the Facility Cap and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Lender, in its sole discretion, shall have the right, at any time that Borrower's fail to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of Obligations; (iii) discharge taxes or Liens on any of the Collateral that are in violation of any Loan Document unless Borrower's are in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Lender and shall be secured by the Collateral, and such payments by Lender shall not be construed as a waiver by Lender of any Event of Default or any other rights or remedies of Lender. All such rights and remedies shall be cumulative and none exclusive.

          (c) If any Event of Default has occurred and is continuing, Lender may, without notice, suspend the Revolving Facility with respect to additional Advances, whereupon any additional Advances may be made or incurred in Lender's sole discretion, so long as such Event of Default is continuing.

          (d) If any Event of Default has occurred and is continuing, Lender may, without notice except as otherwise expressly provided herein, increase the Interest Rate to the Default Rate.

          (e) Borrowers agree that notice received by it at least five (5) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrowers. At any sale or disposition of Collateral or securities pledged, Lender may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by any Borrower which right is hereby waived and released. Borrowers covenant and agree not to, and not to permit or cause any of their Subsidiaries to, interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral. Lender, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.


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

          (f) In addition to all other rights and remedies granted to it under this Agreement and the Security Documents and under any other instrument or agreement securing, evidencing or relating to any of the Indebtedness, if any Event of Default shall have occurred and be continuing, the Lender may exercise all rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral). Without limiting the generality of the foregoing, the Borrowers expressly agree that upon the occurrence and during the continuance of an Event of Default, Lenders, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrowers or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of the Borrowers where any Collateral is located through self-help in compliance with Applicable Laws, without judicial process, without first obtaining a final judgment or giving the Borrowers or any other Person notice and opportunity for a hearing on the Lender's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Borrowers hereby release. Such sales may be adjourned and continued from time to time with or without notice. At any such sale or other disposition, Lender reserves the right to sell for cash, on credit (whether secured or unsecured), or a combination of both, and not to credit the Obligations unless and until any deferred portion of the purchase has actually been paid to Lender in good funds. The Lender shall have the right to conduct such sales on each Borrower's premises or elsewhere and shall have the right to use each Borrower's premises without charge for such time or times as the Lender deem necessary or advisable.

          (g) If any Event of Default shall have occurred and be continuing, Borrowers further agree, at Lender's request, to assemble the Collateral and make it available to Lender at a place or places designated by Lender which are reasonably convenient to Lender and Borrowers, whether at a Borrower's premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender.

          (h) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, the Borrowers acknowledge and agree that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account


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debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Borrowers, for expressions of interest in acquiring all or any portion of such Collateral,
(vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets,
(ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment,
(xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. The Borrowers acknowledge that the purpose of this Section 9.1(g) (Rights and Remedies) is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this
Section 9.1(g) (Rights and Remedies). Without limitation upon the foregoing, nothing contained in this Section 9.1(g) (Rights and Remedies) shall be construed to grant any rights to Borrowers or to impose any duties on Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 9.1(g) (Rights and Remedies).

          (i) Lender shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Borrowers, Credit Parties, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Lender shall not be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, the Borrowers absolutely and irrevocably waive and relinquish the benefit and advantage of, and covenants not to assert against Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

          (j) Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and Lender's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.


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

          (k) Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority or any third party, Borrowers agree to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Lender or any purchaser of the Collateral may be required to obtain for such consent, approval, registration, qualification, or authorization. To the maximum extent permitted by applicable law, Borrowers and Credit Parties waive all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person.

          (l) In connection with the exercise of its remedies pursuant to
Article IX (Rights and Remedies After Default), Lender may, but shall have no obligation to: (i) exchange, enforce, waive or release any portion of the Collateral and any other security for the Obligations; (ii) subject to the Agreement, apply such Collateral or security and direct the order or manner of sale thereof as Lender may, from time to time, determine; and (iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence and during the continuance of an Event of Default, without affecting or impairing Lender's right to take any other further action with respect to any Collateral or security or any part thereof. Borrowers and the Credit Parties waive any right they may have to require Lender to pursue any third Person for any of the Obligations.

          (m) Borrowers recognize that upon the occurrence of an Event of Default, any remedy of law may prove to be inadequate relief to Lender; therefore, Borrowers agree that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          (n) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by applicable law or equity.

     9.2. APPLICATION OF PROCEEDS

     In addition to any other rights, options and remedies Lender has under the Loan Documents, the Code, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority: (a) first, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Borrower's business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any


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part thereof, and all other payments that Lender may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith); (b) second, to the payment of all Obligations as provided herein; (c) third, to the satisfaction of Indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, provided that if requested by Lender, the holder of a subordinate security interest shall furnish reasonable proof of its interest and unless it does so, Lender need not address its claims; and (d) fourth, to the payment of any surplus then remaining to Borrowers, unless otherwise required by law or directed by a court of competent jurisdiction, provided that Borrowers shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.

     9.3. RIGHTS OF LENDER TO APPOINT RECEIVER

     Without limiting and in addition to any other rights, options and remedies Lender has under the Loan Documents, the Code, at law or in equity, upon the occurrence and continuation of an Event of Default, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies in order to manage, protect, preserve, sell or dispose of the Collateral and continue the operation of the business of Borrowers and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

     9.4. RIGHTS AND REMEDIES NOT EXCLUSIVE

     Lender shall have the right in its sole discretion to determine which rights, Liens and/or remedies Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lender's rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Lender described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Lender otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X.   WAIVERS AND JUDICIAL PROCEEDINGS
     --------------------------------

     10.1. WAIVERS

     Except as expressly provided for herein, Borrowers hereby waive set-off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Borrowers hereby waive any and all defenses and counterclaims they may have or could interpose in any action or procedure brought by Lender to obtain an order of court recognizing the assignment of, or Lien of Lender in and to, any Collateral, whether or not payable by a Medicaid/Medicare Account Debtor. With respect to any action hereunder, Lender conclusively may rely upon, and shall incur no liability to Borrowers in acting upon, any request or other communication that Lender reasonably believes to have been given or made by a person authorized on Borrowers' behalf, whether or not such person is listed on the incumbency certificate delivered pursuant to Section 4.1(aa) (Closing and Funding Checklist) hereof. In each such case, Borrowers hereby waive the right to dispute Lender's action based upon such request or other communication, absent manifest error.


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     10.2. DELAY; NO WAIVER OF DEFAULTS

     No course of, action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Lender's part in enforcing any such provision shall affect the liability of any Borrower or Credit Party or operate as a waiver of such provision or affect the liability of any Borrower or any Credit Party or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances, Lender does not waive any breach of any representation or warranty under any Loan Document, and all of Lender's claims and rights resulting from any such breach or misrepresentation are specifically reserved.

     10.3. JURY WAIVER

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

     10.4. COOPERATION IN DISCOVERY AND LITIGATION

     In any litigation, arbitration or other dispute resolution proceeding relating to any Loan Document, each Borrower and each Credit Party waives any and all defenses, objections and counterclaims it may have or could interpose with respect to (a) any of its directors, officers, employees or agents being deemed to be employees or managing agents of such Borrower or Credit Party for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (b) Lender's counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or (c) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner reasonably requested by Lender, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute.


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XI.  CLOSING DATE AND TERMINATION
     ----------------------------

     11.1. TERMINATION AND CLOSING DATE

          (a) Subject to Lender's right to terminate and cease making Advances upon or after any Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending), unless terminated sooner as provided in this
Section 11.1 (Termination and Closing Date). Borrowers may terminate this Agreement at any time upon not less than sixty (60) calendar days' prior written notice to Lender and upon full performance and indefeasible payment in full in cash of all Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) on or prior to such 60th calendar day after receipt by Lender of such written notice. All of the Obligations shall be immediately due and payable upon the Termination Date; provided that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the sixty (60) calendar days' prior written notice period. Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect Lender's rights or any of the Obligations existing as of the Closing Date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and indefeasibly paid in cash in full. The Liens granted to Lender under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Lender shall continue in full force and effect notwithstanding the fact that Borrower's borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and indefeasibly paid in full in cash.

          (b) If a Revolver Termination occurs, then upon the occurrence of such Revolver Termination, Borrowers shall pay Lender (in addition to the then outstanding principal, accrued interest and other Obligations relating to the Revolving Facility pursuant to the terms of this Agreement and any other Loan Document), to compensate Lender for the loss of bargain and not as a penalty, an amount equal to Yield Maintenance.

     11.2. SURVIVAL

     All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrowers and Credit Parties and Guarantors in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Advances and any termination of this Agreement until all Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims


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that would give rise thereto are not then pending) are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.4, 3.5, 6.5, 6.8, 10.1, 10.3, 10.4, 11.1, 11.2, 12.1, 12.4, 12.8, 12.10, and
Article XIII shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII. MISCELLANEOUS
     -------------

     12.1. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT

     This Agreement and the other Loan Documents (including all annexes, exhibits, and disclosure schedules attached hereto or thereto) constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in
Section 12.2 (Amendments and Waivers). Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between Borrowers or Credit Parties and Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

     12.2. AMENDMENTS AND WAIVERS

          (a) Signed by Representatives. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Article IV (Conditions Precedent) to the making of the Loan shall be effective unless the same shall be in writing and signed by Lender's and Borrower's Representative. No waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of the Loan unless the same shall be in writing and signed by Lender and Borrower's Representative.

          (b) Must Be In Writing. No amendment, modification, termination or waiver shall, unless in writing and signed by Lender and Borrowers: (i) increase the principal amount of the Facility Cap; (ii) reduce the principal amount of or the Interest Rate applicable to the Loan; (iii) extend any scheduled payment date or the Stated Maturity Date; (iv) waive, forgive, defer, extend or postpone any payment of interest; or (v) release any Guarantor or, except as otherwise permitted herein or in the other Loan Documents, release, or permit Borrowers or Credit Parties to sell or otherwise dispose of, any Collateral. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Lender to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any of the Notes shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrowers or Credit Parties in any case shall entitle Borrowers or Credit Parties to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.2 (Amendments and Waivers) shall be binding upon each holder of the Note in question at the time outstanding and each future holder of said Note.


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          (c) Termination of Liens. Upon the indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitment, and a release of all existing and future claims (whether known or unknown) against Lender, and so long as no suits, actions, proceedings or claims are pending against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall promptly upon receipt of written request from Borrowers deliver to Borrowers termination statements, Lien releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     12.3. FEES AND EXPENSES

     Borrowers shall reimburse Lender for (i) Lender's Costs, (ii) all fees, costs and expenses (including the reasonable fees and expenses of all of their outside attorneys, advisors, consultants and auditors), and (iii) all fees, costs and expenses, including the reasonable fees, costs and expenses of other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents, incurred in connection with any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents, or advice in connection with a breach or default under the Loan or Lender's rights hereunder or thereunder, or in connection with any of the following:

          (a) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers, Credit Parties or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against of Borrowers and/or Credit Parties or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring or forbearance of the Loan during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (a) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct.

          (b) Any attempt to enforce any remedies of Lender against Borrowers and/or Credit Parties or any other Person that may be obligated to Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring or forbearance of the Loan during the pendency of one or more Events of Default.

          (c) Any workout or restructuring or forbearance of the Loan during the pendency of one or more Events of Default.

          (d) Efforts by Lender to (i) monitor the operations, financial condition and/or regulatory status of the Business after an Event of Default occurs under this Agreement or under any of the other Loan Documents; (ii) evaluate, observe or assess Borrowers or Credit Parties or their respective business affairs after a breach or default under this Agreement or under any of the other Loan Documents; and (iii) verify, protect, evaluate, assess, appraise,


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collect, sell, liquidate or otherwise dispose of any of the Collateral;
including, as to each of clauses (a) through (c) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 12.3 (Fees and Expenses), all of which shall be payable, on demand, by Borrowers to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees shall include: Lender's Costs, fees, costs and reasonable expenses of attorneys, accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     12.4. NO WAIVER

     Lender's failure, at any time or from time to time, to require strict performance by Borrowers or Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 12.2 (Amendments and Waivers), none of the undertakings, agreements, warranties, covenants and representations of Borrowers or Credit Parties contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers or Credit Parties shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by Lender and directed to Borrower's Representative specifying such suspension or waiver.

     12.5. REMEDIES

     Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     12.6. SEVERABILITY

     Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.


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

     12.7. CONFLICT OF TERMS

     Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     12.8. ATTORNEYS' FEES; INDEMNIFICATION

          (a) Attorneys' Fees. If any action or proceeding is brought by any party against any other party, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, statutory costs and non-statutory costs incurred in connection with the prosecution or defense of such action. The foregoing includes, without limitation, attorneys' fees, statutory costs and non-statutory costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, expert or other witness fees, copy and facsimile and telephone charges, courier and messenger charges, court costs, fees of charges of any arbitrator or mediator or arbitration or mediator service, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 U.S.C. 101 et seq., or any successor statutes. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall also include the fees, statutory and non-statutory expenses of counsel to the parties hereto, which may include the allocable costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fee billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

          (b) Indemnification. Should Lender, as a result of its relationship with Borrowers contemplated hereby, be made a party to any litigation instituted by Borrowers or Credit Parties against a Person other than Lender, or any litigation instituted against Borrowers or Credit Parties by any Person other than Lender, Borrowers shall indemnify, defend, protect and hold harmless Lender from any and all loss, cost, liability, damage or expense incurred by Lender, including attorneys' fees and costs, in connection with the litigation.

     12.9. TIME OF THE ESSENCE

     Time is of the essence in the performance of each and every term, condition and covenant of this Agreement.

     12.10. CONFIDENTIALITY

     Lender agree to use commercially reasonable efforts to maintain as confidential all confidential information provided to them by Borrowers and/or Credit Parties which is designated in a writing delivered to Lender as confidential (provided, that, all non-public financial information and financial projections provided by Borrowers or Credit Parties shall be deemed confidential whether or not so designated in writing as confidential) for a period of one (1) year following receipt thereof, except that Lender may disclose such information
(a) to Persons employed or engaged by Lender so long as Lender has policies relative to the maintenance of confidential information; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 12.10 (Confidentiality) and


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

any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed (based on advice of counsel) by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under this Agreement or the other Loan Documents or in connection with any Litigation relative to this Agreement or the other Loan Documents or the transactions related hereto or thereto to which Lender is a party; or (f) that ceases to be confidential through no fault of Lender. If Lender is required in any proceeding, by any court decree, subpoena or legal or administrative order or process, to disclose any such confidential information, Lender will use commercially reasonable efforts to give Borrowers and Credit Parties, as applicable, prompt written notice of such request so that Borrowers or Credit Parties may seek an appropriate protective order. If in the absence of a protective order, Lender is compelled in a proceeding to disclose any such confidential information, Lender may disclose such portion of such confidential information that it is compelled to disclose; provided, however, that Lender shall use commercially reasonable efforts to provide Borrowers and Credit Parties, as applicable, written notice of the information to be disclosed as far in advance of its disclosure as is practicable.

     12.11. GOVERNING LAW.

     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND IN ANY OF THE OTHER LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWERS AND CREDIT PARTIES AND LENDER EACH HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA, CLARK COUNTY, CITY OF LAS VEGAS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG BORROWERS AND CREDIT PARTY'S ON THE ONE HAND, AND LENDER ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, EACH BORROWER AND EACH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CLARK COUNTY, NEVADA; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER AND EACH CREDIT PARTY AND LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT,


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AND EACH BORROWER, EACH CREDIT PARTY AND LENDER HEREBY WAIVE ANY OBJECTION THAT
ANY BORROWER OR ANY CREDIT PARTY OR LENDER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER, EACH CREDIT PARTY AND LENDER HEREBY AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE AT THE ADDRESSES SET FORTH IN ANNEX E OF THIS AGREEMENT.

     12.12. NOTICES

     Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 12.12 (Notices)); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex E (Notice Addresses) or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower's Representative or Lender) designated in Annex E (Notice Addresses) to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     12.13. SECTION TITLES

     The Section titles and headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     12.14. COUNTERPARTS

     This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     12.15. PRESS RELEASES AND RELATED MATTER.

     Borrowers and Credit Parties agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Lender or its Affiliates or referring to this Agreement, the other Loan Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender (which consent will not be


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

unreasonably withheld) unless (and only to the extent that) Borrowers or Credit Parties or Affiliate is required to do so under law, regulation or any applicable exchange rules or OTC bulletin board rules, then, in any event, Borrowers, Credit Parties or Affiliate will use commercially reasonable efforts to consult with Lender before issuing such press release or other public disclosure. Borrowers and Credit Parties consents to the publication by Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower's and Credit Party's name, product photographs, logo or trademark, without the consent of Borrowers or Credit Parties. Lender may provide to industry trade organizations information necessary and customary for inclusion in league table measurements unless such disclosure would violate or any applicable exchange rules or OTC bulletin board rules applicable to Borrowers.

     12.16. REINSTATEMENT

     This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrowers or Credit Parties for liquidation or reorganization, or should Borrowers or Credit Parties become insolvent or make a general assignment for the benefit of any creditor or creditors, or should a receiver or trustee be appointed for all or any significant part of Borrower's or Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     12.17. ADVICE OF COUNSEL

     Each of Borrowers and Credit Parties represent to Lender and Lender represent to Borrowers and to Credit Parties, that it has discussed this Agreement and, specifically, the provisions of Section 10.3 (Jury Waiver) and
Section 12.11 (Governing Law), with its counsel.

     12.18. NO STRICT CONSTRUCTION

     The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     12.19. LIMITATION ON BORROWER'S AND CREDIT PARTY'S LIABILITY

     Anything to the contrary notwithstanding, if any Fraudulent Transfer Law is determined by a court of competent jurisdiction to be applicable to the obligation of Borrowers or Credit Party's under this Agreement or under any other Loan Documents, said obligations shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under said Fraudulent Transfer Laws, in each case after giving effect to all other


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

liabilities of Borrowers and Credit Parties, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Borrowers or Credit Parties in respect of intercompany indebtedness to any other Borrowers or Credit Parties or Affiliates of Borrowers or Credit Parties).

     12.20. LENDER APPROVALS

     Unless expressly provided herein to the contrary, any approval, consent, waiver, satisfaction of Lender with respect to any matter that is subject of any Loan Document may be granted, withheld or conditioned by Lender in its sole, unfettered and absolute discretion.

XIII. RELEASES AND WAIVERS; COVENANTS NOT TO SUE; INDEMNITY.
      -----------------------------------------------------

     Each Borrower, each Credit Party and each Guarantor acknowledge and agree that the Previous Lenders made the Previous Loans to Borrowers; that Borrowers subsequently committed various events of default under the Previous Loans; that twice during the term of the Previous Loans, Previous Lenders agreed to and did forbear from foreclosing on the Previous Loans; and that Lender has agreed to made the Loans contemplated by this Agreement on condition that each Borrower, each Credit Party and each Guarantor enter into and make the following releases and waivers, covenants not to sue and indemnities for the benefit of the Lender Released Parties:

     13.1. RELEASES AND WAIVERS.

     As an inducement to Lender to make the Loan to Borrowers:

     (a) Each of the Releasing Parties hereby fully, forever and irrevocably release, waive, relinquish and discharge any and all Lender Liability Claims that the Releasing Parties now have or in the future may have against any of the Lender Released Parties, which Lender Liability Claims are based on any act or omission which allegedly occurred prior to the Effective Date of this Agreement.

     (b) Each of the Releasing Parties hereby fully, forever and irrevocably release, waive, relinquish and discharge each of the Lender Released Parties from any and all claims, rights, demands, debts, causes of action, charges, expenses, damages, attorneys' fees and costs, obligations or liabilities of any and every kind, nature and character whatsoever, whether or not now known, suspected or unsuspected, which any of the Releasing Parties may have had, may now have or may in the future claim to have against any of the Lender Released Parties arising out of, or directly or indirectly related in any manner to any act or omission to act which allegedly occurred prior to the Effective Date of this Agreement.

     (c) The Releasing Parties hereto have been fully advised by their respective attorneys of the contents and effect of the applicable provisions under the laws of the State of Nevada and the State of California upon the rights of each of them, which provisions state substantially as follows:


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

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

EACH OF THE RELEASING PARTIES ACKNOWLEDGE THAT THEY MAY HAVE SUSTAINED DAMAGES, LOSSES, FEES, COSTS OR EXPENSES WHICH ARE PRESENTLY UNKNOWN AND UNSUSPECTED, AND, NOTWITHSTANDING THE FOREGOING PROVISIONS OF STATE LAW, ARE EXPRESSLY WAIVING THE SAME. EACH OF THE RELEASING PARTIES AGREES THAT IT INTENDS TO RELEASE EVEN UNKNOWN OR UNSUSPECTED CLAIMS. EACH OF THE RELEASING PARTIES REPRESENTS THAT IT HAS CONSULTED WITH ITS LEGAL COUNSEL REGARDING ITS CLAIMS AND POTENTIAL CLAIMS AGAINST THE RELEASED PARTIES, HAS CAREFULLY READ AND UNDERSTANDS ALL THE PROVISIONS OF THIS AGREEMENT, AND HAS VOLUNTARILY ENTERED INTO THIS AGREEMENT. THE FOREGOING RELEASES AND WAIVERS SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

     13.2. COVENANTS NOT TO SUE.

     (a) Each of the Releasing Parties hereby promises, covenants and agrees not to sue any of the Lender Released Parties, and not to bring any legal action or proceeding of any kind, at any time, against any of the Lender Released Parties, in any court or administrative proceeding, in any venue, which legal action or proceeding (a) violates any covenant, condition, representation or warranty made by the Releasing Parties in this Agreement, in any other Loan Documents or in any of the Previous Loan Documents, or (b) directly or indirectly seeks to (i) obtain or procure issuance of any temporary restraining order, or preliminary injunction, or permanent injunction, or any other equitable or provisional relief against any of the Lender Released Parties based on acts or omissions which allegedly occurred prior to the Effective Date of this Agreement, or (ii) impose or bring any Lender Liability Claims on or against any of the Lender Released Parties based on acts or omissions which allegedly occurred prior to the Effective Date of this Agreement, or (iii) obtain or impose on any of the Lender Released Parties any injunctive relief based on acts or omissions which allegedly occurred prior to the Effective Date of this Agreement. The foregoing covenants not to sue are permanent and shall survive the expiration or termination of this Agreement.

     13.3. INDEMNITY.

     (a) Each of the Releasing Parties hereby jointly and severally agree to and shall indemnify, defend, protect and hold each of the Lender Released Parties free and harmless from and against any and all legal actions, suits, proceedings or claims brought or asserted against any of the Lender Released Parties for damages, losses, liabilities and expenses (including reasonable attorneys' fees, witness and expert witness fees, court fees and charges, statutory and non-statutory costs and expenses, and disbursements and other costs of investigation or defense, including those incurred upon any appeal or in any Bankruptcy proceeding) directly or indirectly arising out of or relating to: (i) the negotiation, execution and delivery of the Term Sheet by any Lender Released Party; (ii) the negotiation, execution and delivery of this Agreement by any Lender Released Party; (iii) the negotiation, execution and delivery of any of the Previous Loan Documents by any Lender Released Party; (iv) the taking,


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implementation or enforcement by any of the Lender Released Parties of any of their rights and remedies under the Previous Loan Documents; (v) the making of the Loans by any of the Lender Released Parties pursuant to this Agreement; and
(vi) any Lender Liability Claim brought or asserted against any of the Lender Released Parties. NO LENDER RELEASED PARTY SHALL BE RESPONSIBLE OR LIABLE TO ANY OF THE RELEASING PARTIES, NOR RESPONSIBLE OR LIABLE TO ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH RELEASING PARTIES, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF HAVING EXECUTED THE TERM SHEET, OR THIS AGREEMENT, OR AS A RESULT OF EXECUTING THE PREVIOUS LOAN DOCUMENTS, OR AS A RESULT OF ANY CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY OF THE PREVIOUS LOAN DOCUMENTS, OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED UNDER THE TERM SHEET, THIS AGREEMENT OR THE PREVIOUS LOAN DOCUMENTS. THE FOREGOING INDEMNITIES SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

XIV. SURETYSHIP WAIVERS
     ------------------

     14.1. SURETYSHIP WAIVERS

     Because Credit Parties are not direct borrowers from Lender under this Agreement, although the Loan directly and indirectly benefits each Person comprising Borrowers and Credit Parties, it is possible that Borrowers and the Credit Parties could be construed as guarantors or sureties of Borrowers and of each other and thereby have certain rights and remedies accorded to them that were not intended to be available to any of them. Accordingly, in order to induce the Lender to provide the credit facilities and accommodations provided for herein, each Person which is a Borrower or a Credit Party for itself agrees as follows:

          (a) Irrevocable Waivers. The waivers provided in this Section are intended to be irrevocable and to apply to all present and future Obligations of Borrowers and Credit Parties to Lender, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time, create new Obligations, after all or any prior Obligations have been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of Borrowers, Credit Parties, and Guarantor, of all or any portion of the Obligations, or other event or proceeding affecting Borrowers or Credit Parties or Guarantor of any portion of the Obligations.

          (b) Separate and Independent Obligations of Credit Parties. The Obligations of Credit Parties hereunder are separate and independent of (i) Borrower's obligation to pay Lender principal and interest under the Notes and the other Obligations hereunder, and (ii) the liabilities and obligations of Credit Parties which are Guarantors. A separate action or actions may be brought and prosecuted against Credit Parties whether or not any action is brought and prosecuted against Borrowers, and whether or not Credit Parties are joined in any such action or actions. Borrowers and Credit Parties waive the benefit of any statute of limitations affecting the Obligations hereunder or the enforcement thereof.


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

          (c) Authority of Lender. Credit Parties hereby authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to: (i) amend, alter, restate, replace, modify, renew, extend, accelerate or otherwise change the time for payment or the terms of the Obligations with Borrowers, including increasing or decreasing the Interest Rate thereon or the principal amount thereof; (ii) accept partial payments on the Obligations from Borrowers or Guarantors; (iii) accept new or additional documents, instruments or agreements relative to the Obligations; (iv) take and hold security or additional guaranties for the payment of the Obligations, and amend, alter, exchange, substitute, transfer, enforce, waive, subordinate, terminate, modify and release in any manner any such security or guaranties; (v) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine; (vi) release or substitute Guarantors; (vii) settle, release on terms satisfactory to Lender (or by operation of law or otherwise), compound, compromise, collect or otherwise liquidate any indebtedness or security in any manner, consent to the transfer of security and bid and purchase at any sale, without affecting or impairing the Obligations of Borrowers or Credit Parties hereunder; or (viii) enforce any other right or remedy granted to Lender under this Agreement or under any of the other Loan Documents or under any Guaranty. No action which Lender shall take or fail to take in connection with this Agreement or any of the Loan Documents, or any of them, or any security for the Obligations or other undertakings of Borrowers, nor any course of dealing with Borrowers or Credit Parties, or any course of dealing with any other person or legal entity, shall release Borrower's Obligations or Credit Party's responsibility hereunder, shall affect this Agreement or the other Loan Documents in any way, or afford Borrowers or Credit Parties any recourse against Lender. Without limiting the generality of the foregoing, Borrowers agrees that this Agreement shall extend and be applicable to each new or replacement note delivered by Borrowers pursuant thereto without notice to or further consent from Credit Parties.

          (d) Waiver of Rights Against Lender. Borrowers and Credit Parties waive any right to require Lender to: (i) proceed against Borrowers under any of the Notes, against Guarantors, against Credit Parties, or against anyone else;
(ii) proceed against or exhaust any security for the Obligations, or to marshal assets or to marshal assets of any Person in any particular order; (iii) except as required by applicable law, give notice of the terms, time and place of any public or private sale of any real or personalty securing the Obligations; or
(iv) pursue any other remedy in Lender's power whatsoever. Each Person which is a Borrower, Guarantor, or a Credit Party waives any defense arising by reason of any disability or other defense of Borrowers, Guarantors, or Credit Parties, or by reason of the cessation from any cause whatsoever of the liability of Borrowers, Guarantors, or Credit Parties, or by reason of any act or omission of Lender or other persons which directly or indirectly results in or aids the discharge or release of Borrowers, Guarantors, or Credit Parties, or any of the Obligations or any security therefor by operation of law or otherwise, or by reason of the amendment, modification, renewal, extension or other change in any of the Obligations. Credit Parties waive all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional Obligations, and all other notices and demands of any kind and description now or hereafter provided for by any statute or rule of law, except for such notices and demands as specifically required by this Agreement. Borrowers, Guarantors, and Credit Parties expressly waive any right whatsoever to, or right whatsoever to participate in, any security now or hereafter held by Lender, reimbursement,


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

indemnity, exoneration, contribution or any other claim under local, state or federal law, including, without limitation, 11 U.S.C. ?547, which it may now or hereafter have against Borrowers, Guarantors, or Credit Parties, or any other Person directly or contingently liable for the Obligations, or against or with respect to Borrower's or Credit Party's property (including, without limitation, any Collateral under any of the Loan Documents) arising from the existence or performance of this Agreement until all of the Obligations have been indefeasibly paid or satisfied in full.

          (e) Representations and Warranties. Borrowers and Credit Parties represent and warrant to Lender that: (i) this Agreement is executed at Borrower's and Credit Party's request; (ii) Credit Parties have each established adequate means of obtaining from Borrowers on a continuing basis financial and other information pertaining to Borrower's business and Borrower's financial condition; and (iii) Credit Parties are now and will be completely familiar with the business, operation and financial condition of Borrowers and its assets and of its Business. Borrowers and Credit Parties hereby waive and relinquish any duty on the part of Lender to disclose to any of said parties any matter, fact or thing relating to the business, operation or financial condition of Borrowers and their respective assets now known or hereafter known by Lender during the Term of this Agreement. With respect to any present or future Obligations of Borrowers to Lender, Lender need not inquire into the authority of Borrowers, and any Obligations made or created in reliance upon the professed exercise of such powers.

          (f) No Set-Off, Counterclaim, Etc. So long as any of the Obligations under this Agreement remain unpaid or undischarged, no Credit Party will, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, (i) claim any set-off or counterclaim against Borrowers in respect of any Obligations or other indebtedness by virtue of the right of subrogation, by operation of law or otherwise; (ii) in any proceedings under federal bankruptcy law or insolvency proceedings of any nature, assert its rights in competition with Lender in respect of any payment hereunder because of any claims which Credit Parties may have against Borrowers or any other Person; or (iii) be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Credit Parties or any other Person, or the benefit of any other security for any Obligation which, now or hereafter, Lender may hold or in which it may have any share or interest.

     14.2. ELECTION OF REMEDIES

     If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents granting a Lien upon any Collateral, whether owned by Borrowers or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article XIV (Suretyship Waivers). If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Borrowers or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, Borrowers hereby consent to such action by Lender and waive any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that Borrowers might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrowers shall not impair any Guarantor's obligation to pay the full amount of the Obligations applicable to it. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations.



                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, this Revolving Credit Agreement ($50,000,000 Facility) has been duly executed as of the date set forth next to the signature each party; provided, however, this Revolving Credit Agreement shall for all purposes be deemed effective as of the Effective Date first written above.

BORROWERS:

INTEGRATED HEALTHCARE
HOLDINGS, INC., a Nevada corporation,


By: /s/ Larry B. Anderson                     Date of Execution: October 2, 2007
    ---------------------------------
    Larry B. Anderson, President



WMC-A, INC., a California corporation,

By: /s/ Larry B. Anderson                     Date of Execution: October 2, 2007
    ---------------------------------
    Larry B. Anderson, President



WMC-SA, INC., a California corporation,

By: /s/ Larry B. Anderson                     Date of Execution: October 2, 2007
    ---------------------------------
    Larry B. Anderson, President



COASTAL COMMUNITIES
HOSPITAL, INC., a California corporation,

By: /s/ Larry B. Anderson                     Date of Execution: October 2, 2007
    ---------------------------------
    Larry B. Anderson, President



CHAPMAN MEDICAL CENTER, INC.,
a California corporation,

By: /s/ Larry B. Anderson                     Date of Execution: October 2, 2007
    ---------------------------------
    Larry B. Anderson, President

[SIGNATURE PAGE CONTINUES]

CREDIT PARTIES:

PACIFIC COAST HOLDINGS
INVESTMENT, LLC, a California
limited liability company,

By: /s/ Anil V. Shah, MD                      Date of Execution:
    ---------------------------------
    Name: Anil V. Shah MD
     Title:Co-Manager

By: /s/ Kali P. Chaudhuri                     Date of Execution: 10/4/07
        -by William R. Thomas, Attny. in fact
    Title: Co-Manager


GANESHA REALTY, LLC, a California
limited liability company,

By: /s/ William R. Thomas                  Date of Execution:
    ---------------------------------
    Name:  William R. Thomas
    Title: Secretary


WEST COAST HOLDINGS, LLC,
a California limited liability company,

By: /s/ Jacob Sweidan                      Date of Execution: October 9, 2007
    ---------------------------------
    Name: Jacob Sweidan, MD
    Title: Manager



ORANGE COUNTY PHYSICIANS
INVESTMENT NETWORK, LLC, a
Nevada limited liability company

By: /s/ Jacob Sweidan                      Date of Execution: October 9, 2007
    ---------------------------------
    Name: Jacob Sweidan, MD
    Title: Manager

[SIGNATURE PAGE CONTINUES]

GUARANTORS:

WEST COAST HOLDINGS, LLC, a
California limited liability company,


By: /s/ Jacob Sweidan                      Date of Execution: October 9, 2007
    ---------------------------------
    Name: Jacob Sweidan, MD
    Title: Manager

ORANGE COUNTY PHYSICIANS
INVESTMENT NETWORK, LLC, a
Nevada limited liability company


By: /s/ Jacob Sweidan                      Date of Execution: October 9, 2007
    ---------------------------------
    Name: Jacob Sweidan, MD
    Title: Manager


LENDER:


MEDICAL PROVIDER FINANCIAL
CORPORATION I, a Nevada corporation,



By:  /s/ Joseph J. Lampariello             Date of Execution: 10/4/07
     Name: Joseph J. Lampariello
     Title: COO

          ANNEX A TO REVOLVING CREDIT AGREEMENT ($50 MILLION FACILITY)
          ------------------------------------------------------------

                               FINANCIAL COVENANTS

     1) MINIMUM CENSUS

     For each Test Period, the aggregate combined occupancy percentage (defined as average daily census divided by available beds at the four Hospital Facilities) shall not be less than 55%.

     2) MINIMUM EBITDA

     For each Test Period, EBITDA shall not be less than $100.

     3) MINIMUM FIXED CHARGE COVERAGE RATIO

     For each Test Period, the Fixed Charge Coverage Ratio shall not be less than 1.0.

     4) MINIMUM CASH VELOCITY

     Collections of Borrower's Accounts shall not be less than $69,000,000 during each Test Period of this Agreement; provided, however, that upon any violation of or failure to comply with this covenant Lender shall have the right, in its sole discretion, to consider for all purposes under the Agreement as though Borrower actually collected Accounts equal to such minimum required amount.

     For purposes of the covenants set forth in this Annex A, the terms listed below shall have the following meanings:

     "EBITDA" shall mean, for any period, the sum, without duplication, of the following for each Borrower collectively on a consolidated basis: Net Income, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business, minus (a) gains from any sale of assets, other than sales in the ordinary course of business and
(b) other extraordinary or non-recurring gains, in each case determined in accordance with GAAP.

     "FIXED CHARGE COVERAGE RATIO" shall mean, for all Borrowers collectively on a consolidated basis, the ratio of (a) EBITDA, divided by (b) Fixed Charges.

     "FIXED CHARGES" shall mean, for any Test Period, the sum of the following for Borrowers collectively on a consolidated basis: (a) Total Debt Service during such Test Period, (b) Capital Expenditures and management and service fees during such Test Period, (c) income taxes paid in cash or accrued during such Test Period, and (d) dividends and Distributions paid or accrued or declared during such Test Period.

     "INTEREST EXPENSE" shall mean, for any period, for Borrowers collectively on a consolidated basis, total interest expense (including without limitation attributable to Capital Leases in accordance with GAAP), fees with respect to all outstanding Indebtedness including without limitation capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

     "NET INCOME" shall mean; for any period, the net income (or loss) of Borrowers collectively on a consolidated basis determined in accordance with GAAP; provided, however, that such amount shall exclude (a) the income (or loss) of any Person in which any other Person (other than any Credit Party) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person (b) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower, (c) the income of any Subsidiary of any Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (e) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (d) of this definition of Net Income.

     "TEST PERIOD" shall mean, as of any date of determination, the three most recent calendar months then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.

     "TOTAL DEBT SERVICE" shall mean, for any period, the sum of the following for Borrowers collectively on a consolidated basis: (a) payments of principal on Indebtedness, plus (ii) Interest Expense.

          ANNEX B TO REVOLVING CREDIT AGREEMENT ($50 MILLION FACILITY)
          ------------------------------------------------------------


                                   DEFINITIONS

     "ABSOLUTE ASSIGNMENT" means each of the following:

          (a) the Absolute Assignment of Leases and Rents With License Back re Western Medical Center - Anaheim, dated as of the date hereof, by and among Lender, PCHI and WMC-A in the form of Exhibit "D" attached hereto;

          (b) the Absolute Assignment of Leases and Rents With License Back re Western Medical Center - Santa Ana, dated as of the date hereof, by and among Lender, PCHI and WMC-SA in the form of Exhibit "D" attached hereto;

          (c) the Absolute Assignment of Leases and Rents With License Back re Coastal Communities Hospital, dated as of the date hereof, by and among Lender, PCHI and Coastal in the form of Exhibit "D" attached hereto;

          (d) the Absolute Assignment of Leases and Rents With License Back re Chapman MOB Lease, dated as of the date hereof, by and among Lender and IHHI in the form of Exhibit "D" attached hereto; and

          (e) the Absolute Assignment of Leases and Rents With License Back re Chapman Hospital Lease, dated as of the date hereof, by and among Lender and IHHI in the form of Exhibit "D" attached hereto.

     "ACCOUNT DEBTOR" shall mean any Person who is obligated under an Account.

     "ACCOUNT(S)" shall mean each account(s) (as defined in the Code) of the Borrowers (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, Instruments, General Intangibles or Chattel Paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

     "ADVANCE" shall mean a borrowing under the Revolving Facility. Any amounts paid by Lender on behalf of Borrowers or any Credit Parties or any Guarantors under any Loan Document shall be an Advance for purposes of the Agreement.

     "AFFILIATE" means, with respect to any Person (excluding Lender), (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrowers. For the purposes of this definition, "CONTROL" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Revolving Credit Agreement by and among Borrowers, Credit Parties, Guarantors and Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "ANNEXES" means Annexes A through E attached to this Agreement.

     "APPLICABLE LAWS" means all federal, state and local laws, statutes, codes, regulations, rules, acts, ordinances of all Governmental Authorities, departments, commissions, boards, courts, authorities, agencies, officials and officers, including without limitation, Environmental Laws, all building, safety, health, use laws, the Fair Labor Standards Act, 29 U.S.C. ss.ss.201 et seq., the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C.
Section 18a, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq., as amended, and the California version of the WARN Act, and any deed restrictions or other requirements of record applicable to the Collateral or to Borrowers or Credit Parties or Guarantors, or to their respective businesses.

     "APPRAISAL" means an appraisal of the Properties prepared by Marshall & Stevens, M.A.I..

     "APPRAISED VALUE" means the fair market value of the Properties as set forth in the Appraisal.

     "AVAILABILITY" means that amount which is equal to (a) ninety percent (90%) (or more at the sole discretion of Lender) of Eligible Billed Receivables, and
(b) fifty percent (50%) (or more at the sole discretion of Lender) of Eligible Unbilled Receivables.

     "BANK" means Wells Fargo Bank, N.A., located at 2030 Main Street, Suite 900, Irvine, California 92614

     "BANKRUPTCY CODE" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time.

     "BORROWING BASE" shall mean, as of any date of determination, the net collectible U.S. Dollar value of Eligible Receivables, as determined by Lender in its discretion with reference to the most recent Notice of Request for Advance and otherwise in accordance with this Agreement; provided, however, that if as of such date the most recent Notice of Request for Advance is of a date more than four (4) Business Days before or after such date, the Borrowing Base shall be determined by Lender in its sole discretion.

     "BORROWERS" means IHHI, WMC-A, WMC-SA, Chapman and Coastal.

     "BORROWER'S REPRESENTATIVE" means Bruce Mogel at the address of IHHI, or any replacement therefor approved by Lender as required by this Agreement.

     "BORROWING DATE" means the date that Borrower's Representative requests that Lender make an Advance available to Borrowers.

     "BUSINESS DAY" means each day of the year that is not a Saturday or Sunday and which day (a) is not a day on which federally-chartered banking institutions in Las Vegas, Nevada are required to close, and (b) is a not a regularly scheduled holiday in the state of Nevada or in the United States.

     "CAPITAL EXPENDITURES" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

     "CAPITAL LEASE" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

     "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

     "CERTIFIED CASH" means the net amount of Dollars in unrestricted cash and cash equivalents of Borrowers that is/are in Deposit Accounts or securities accounts maintained (by a branch of a bank or securities intermediary) within the United States and which are identified on Disclosure Schedule 5.17 (Deposit and Disbursement Accounts), as updated by Borrowers from time to time, as Certified Cash Accounts, which Certified Cash Accounts are not subject to any Liens, statutory liens or rights of offset, any overdraft, or any other charge or priority in favor of any Person other than Lender or, for any Deposit Account or securities account, the rights of the applicable bank or securities intermediary maintaining such Deposit Account or securities account with respect to customary account charges relating thereto (provided, that any amounts subject to any such rights in favor of any such bank or securities intermediary shall be excluded from Certified Cash for purposes of calculation of the amount thereof). For the avoidance of any doubt, the amount of Borrowers' marketable securities and Qualified Cash at the time of any determination shall be deemed to constitute Certified Cash but only to the extent they are not subject to any Liens, statutory liens or rights of offset, any overdraft, or any other charge or priority in favor of any Person other than Lender.

     "CHANGE OF CONTROL" means that any of the following have occurred: (a) any Person or group of Persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired actual ownership, beneficial ownership or the right to own upon the occurrence of specified events, 25% or more of the Stock of any Borrower or any Credit Party (other than Ganesha); or (b) during any period of twelve (12) consecutive calendar months, Persons who at the beginning of such period constituted the majority of the board of directors of any Borrower or the majority of the managers of any Credit Party (other than Ganesha) (together with any new Person whose nomination or election or appointment was approved by the required vote of the shareholders or members) cease for any reason (other than death or personal disability) to constitute a majority of the board of directors of any Borrower or the majority of the managers of any Credit Party (other than Ganesha); or (c) IHHI ceases to own, directly or indirectly, and control, all (100%) of the Stock of WMC-A, WMC-SA, Chapman and Coastal; or (d) Bruce Mogel ceases to be Chief Executive Officer or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal, and a replacement acceptable to Lender in its sole discretion is not employed by the applicable Borrower within thirty (30) calendar days after the date that Bruce Mogel is no longer employed as Chief Executive Office or Director of IHHI, or WMC-A, or WMC-SA, or Chapman, or Coastal; or (e) West Coast and Ganesha cease to own, directly or indirectly, and control, all (100%) of the membership interests of PCHI.

     "CHAPMAN" means Chapman Medical Center, Inc., a California corporation.

     "CHAPMAN LEASES" means each of the following:

          (a) That certain lease agreement dated December 31, 1984, by and between Chapman Medical, L.P., a California limited partnership, successor-in-interest to Chapman Investments Associates, a California limited liability company, successor-in-interest to James L, Kirby, Successor Trustee of the Taggart Land Trust dated December 29, 1977, Fred D. Pierce, Trustee of the Stanford Land Trust dated December 29, 1977, Lawrence A. Johnson, Trustee of the Oxford Land Trust dated December 29, 1977, James L. Kirby, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, Melia Harper Long, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, and Mattison James Harper, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, as tenants in common doing business under the fictitious name Chapman Investment Associates (collectively, "HOSPITAL LANDLORD"), and Chapman General Hospital, Inc., a California corporation, as the initial Tenant thereunder (the "HOSPITAL TENANT"). Said lease agreement was amended by a First Amendment dated April 8, 1985, by a Second Amendment dated April 1, 1989, by a Third Amendment dated November 5, 1990 and by a Fourth Amendment dated August 25, 1994. Said lease, as amended by the First, Second, Third and Fourth Amendments, shall collectively hereinafter be referred to as the "CHAPMAN HOSPITAL LEASE." The 2601 East Chapman Hospital Lease encumbers the real property and hospital improvements commonly described as and located at 2601 East Chapman Avenue, Orange, California. A memorandum of the Chapman Hospital Lease was recorded on August 30, 1994 as Instrument No. 94-0533295 of the Official Records of the Office of the County Recorder of the County of Orange, State of California. Hospital Tenant's interest in the Chapman Hospital Lease was assigned and transferred to IHHI on March 5, 2005.

          (b) That certain lease agreement dated December 31, 1984 by and between Chapman Medical, L.P., a California limited partnership, successor-in-interest to Chapman Investments Associates, a California limited liability company, successor-in-interest to James L, Kirby, Successor Trustee of the Taggart Land Trust dated December 29, 1977, Fred D. Pierce, Trustee of the Stanford Land Trust dated December 29, 1977, Lawrence A. Johnson, Trustee of the Oxford Land Trust dated December 29, 1977, James L. Kirby, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, Melia Harper Long, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, and Mattison James Harper, Successor Co-Trustee of the Cayuga Land Trust dated December 29, 1977, as tenants in common doing business under the fictitious name Chapman Investment Associates (collectively, "MOB LANDLORD") and Greatwest Medical Management,

Inc., a California corporation, as the initial Tenant (the "MOB TENANT"). Said lease agreement was amended by a First Amendment dated April 8, 1985, and by a Second Amendment dated August 25, 1994. Said lease agreement, as amended by the First Amendment and Second Amendment, shall collectively hereinafter be referred to as the "CHAPMAN MOB LEASE." The 2617 East Chapman MOB Lease encumbers the medical office building premises commonly described as and located at 2617 East Chapman Avenue, Orange, California. A memorandum of the Chapman MOB Lease was recorded on August 30, 1994 as Instrument No. 94-0533296 of the Official Records of the Office of the County Recorder of the County of Orange, State of California. MOB Tenant's interest in the Chapman MOB Lease was assigned and transferred to IHHI on March 5, 2005.

     "CHAPMAN MEDICAL CENTER" means the real property and hospital improvements located at 2601 East Chapman Avenue, Orange, California, and the real property and medical office building improvements located at 2617 East Chapman Avenue, Orange, California.

     "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any of Borrowers or any of the Credit Parties, (d) the use of any real property owned or leased by Borrowers or Credit Parties (other than Ganesha), or (e) any other aspect of the business of Borrowers or the business of Credit Parties (other than Ganesha).

     "CHARTER AND GOOD STANDING DOCUMENTS" shall mean, for each Borrower and each Credit Party (a) a copy of the certificate of incorporation or formation (or other charter document) certified and dated within thirty (30) calendar days prior to the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Borrower and Credit Party,
(b) a copy of the bylaws or similar organizational documents certified and dated within thirty (30) calendar days prior to the Closing Date by the corporate secretary or assistant secretary of such Borrower and Credit Party, (c) an original certificate of good standing certified and dated thirty (30) calendar days prior to the Closing Date issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Borrower and Credit Party and of every other jurisdiction in which such Borrower and Credit Party has an office or conducts business or is otherwise required to be in good standing, and (d) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, shareholders, members or other equity owners authorizing the execution, delivery and performance of the Loan Documents to which such Borrower and Credit Party is a party, certified by an authorized officer of such Person as of the Closing Date.

     "CHATTEL PAPER" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by Borrowers.

     "CLOSING" shall mean the satisfaction, or written waiver by Lender, of all of the conditions precedent set forth in the Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

     "CLOSING DATE" shall mean October 1, 2007, unless Borrower's Representative and Lender otherwise agree in writing.

     "COASTAL" means Coastal Communities Hospital, Inc., a California corporation.

     "COASTAL COMMUNITIES HOSPITAL" means the real property and improvements located at 2701 South Bristol Street and 1901 and 1905 North College Avenue, Santa Ana, California.

     "CODE" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Nevada; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in such Article or Division shall govern; and provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender or any Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Nevada, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

     "COLLATERAL" means the following:

          (a) all of each Borrower's tangible personal property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;

          (b) all of each Borrower's intangible personal property and interests in personal property, including without limitation all present and future Accounts, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Investment Property, Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

          (c) all of each Borrower's Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Borrower; provided, however, that Lender shall not have a Lien in any rights under any Government Contract of any Borrower or in the related Government Account where the taking of such security interest is a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, ss. 203 or Title 41, ss. 15 of thE United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law, unless in any case consent is otherwise validly obtained;

          (d) PCHI's fee simple interest in the Western Medical Center - Anaheim, in the Western Medical Center - Santa Ana, and in the Coastal Communities Hospital;

          (e) IHHI's interest, as tenant, in the Triple Net Lease of the Western Medical Center - Anaheim, the Western Medical Center - Santa Ana, and the Coastal Communities Hospital;

          (f) IHHI's interest, as sublandlord, in the sublease of the Western Medical Center - Anaheim to WMC-A, in the sublease of the Western Medical Center
- Santa Ana to WMC-SA, and in the sublease of the Coastal Communities Hospital to Coastal;

          (g) IHHI's interest, as MOB Tenant, in the Chapman MOB Lease;

          (h) IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease; and

          (i) any and all additions and accessions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

     "COLLATERAL ASSIGNMENT" means each of the following:

          (a) the Collateral Assignment of Contracts re Western Medical Center - Anaheim, dated as of the date hereof, by and among Lender, IHHI and WMC-A in the form of Exhibit "E" attached hereto;

          (b) the Collateral Assignment of Contracts re Western Medical Center - Santa Ana, dated as of the date hereof, by and among Lender, IHHI and WMC-SA in the form of Exhibit "E" attached hereto;

          (c) the Collateral Assignment of Contracts re Coastal Communities Hospital, dated as of the date hereof, by and among Lender, IHHI and Coastal in the form of Exhibit "E" attached hereto;

          (d) the Collateral Assignment of Contracts re Chapman MOB Lease, dated as of the date hereof, by and among Lender and IHHI in the form of Exhibit "E" attached hereto; and

          (e) the Collateral Assignment of Contracts re Chapman Hospital Lease, dated as of the date hereof, by and among Lender and IHHI in the form of Exhibit "E" attached hereto.

     "COLLATERAL PATENT, TRADEMARK AND COPYRIGHT ASSIGNMENT" shall mean any patent, trademark, or copyright assignment or acknowledgement executed by and between Borrowers and Lender, as such may be modified, amended or supplemented from time to time.

     "CONCENTRATION ACCOUNT" means an account established by Lender with a bank or other financial institution of its choice, into which each Lockbox Bank shall deliver all amounts deposited into the Lockbox Accounts by Account Debtors and other Persons.

     "CONTRACTS" means all contracts as such term is defined in the Code, now owned or hereafter acquired by any of Borrowers, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any of the Borrowers may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

     "CONTROL AGREEMENT" means the Control Agreement dated as of the date hereof, by and among Lender, Borrowers and Bank in the form of Exhibit "G" attached hereto.

     "COPYRIGHT LICENSE" means any and all rights now owned or hereafter acquired by any of the Borrowers under any written agreement granting any right to use any Copyright or Copyright registration.

     "COPYRIGHTS" means all of the following now owned or hereafter adopted or acquired by any of the Borrowers: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

     "CREDIT PARTIES" means, collectively, OC-PIN, PCHI, West Coast and Ganesha, and their respective successors and assigns; and "CREDIT PARTY" means any one of the Credit Parties.

     "DEBTOR RELIEF LAW" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

     "DEED OF TRUST " means each of the following:

          (a) the Deed of Trust With Assignment of Rents and Fixture Filing re Western Medical Center - Anaheim, dated as of the date hereof, executed by PCHI in favor of Lender in the form of Exhibit "C" attached hereto;

          (b) the Deed of Trust With Assignment of Rents and Fixture Filing re Western Medical Center - Santa Ana, dated as of the date hereof, executed by PCHI in favor of Lender in the form of Exhibit "C" attached hereto;

          (c) the Deed of Trust With Assignment of Rents and Fixture Filing re Coastal Communities Hospital, dated as of the date hereof, executed by PCHI in favor of Lender in the form of Exhibit "C" attached hereto;

          (d) the Deed of Trust With Assignment of Rents and Fixture Filing re Chapman MOB Lease, dated as of the date hereof, executed by IHHI in favor of Lender in the form of Exhibit "C" attached hereto; and

          (e) the Deed of Trust With Assignment of Rents and Fixture Filing re Chapman Hospital Lease, dated as of the date hereof, executed by IHHI in favor of Lender in the form of Exhibit "C" attached hereto.

     "DEFAULT" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would, unless cured or waived in writing, constitute or be or result in an Event of Default.

     "DEFAULT RATE" means a rate of interest which is five percent (5%) per annum above the Interest Rate per annum otherwise applicable to the Loan.

     "DEPOSIT ACCOUNTS" means all deposit accounts as such term is defined in the Code, now or hereafter held in the name of any of the Borrowers.

     "DEPOSIT ACCOUNT SECURITY AGREEMENT" means each of the following:

          (a) the Deposit Account Security Agreement re Western Medical Center - Anaheim, dated as of the date hereof, by and among Lender, IHHI and WMC-A in the form of Exhibit "F" attached hereto;

          (b) the Deposit Account Security Agreement re Western Medical Center - Santa Ana, dated as of the date hereof, by and among Lender, IHHI and WMC-SA in the form of Exhibit "F" attached hereto;

          (c) the Deposit Account Security Agreement re Coastal Communities Hospital, dated as of the date hereof, by and among Lender, IHHI and Coastal in the form of Exhibit "F" attached hereto;

          (d) the Deposit Account Security Agreement re Chapman MOB Lease, dated as of the date hereof, by and among Lender and IHHI in the form of Exhibit "F" attached hereto; and

          (e) the Deposit Account Security Agreement re Chapman Hospital Lease, dated as of the date hereof, by and among Lender and IHHI in the form of Exhibit "F" attached hereto.

     "DILUTION ITEMS" means the various items used by Lender in determining whether or not to change the factors constituting a Borrower's Availability, such items to include but not be limited to a Borrower's actual recent collection history for each class of payors (i.e., Medicare, Medicaid, commercial insurance, etc.); whether said history is consistent with Lender's underwriting practices and procedures; and such Borrower's historical returns, rebates, discounts, credits and allowances.

     "DISCLOSURE SCHEDULES" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules 2.4 through 7.3 to this Agreement.

     "DISTRIBUTION" shall mean any fee, payment, bonus or other remuneration of any kind, or any distribution of cash, property or assets of any Person to the holders of shares of such Person's capital stock or of such Person's other equity interests.

     "DOCUMENTS" means all documents, as such term is defined in the Code, now owned or hereafter acquired by any of Borrowers, wherever located.

     "DOLLARS" or "$" means lawful currency of the United States of America.

     "$10.7 MILLION CREDIT AGREEMENT" means that certain Credit Agreement ($10,700,000 Facility) dated as of the date hereof by and among Borrowers, Credit Parties, Guarantors and Medical Provider Financial Corporation III, a Nevada corporation (an affiliate of Lender), pursuant to which Medical Provider Financial Corporation III is providing to Borrowers for the benefit of Borrowers and the Credit Parties and the Guarantors named therein a $10,700,000 term loan.

     "$80 MILLION CREDIT AGREEMENT" means that certain Credit Agreement ($80,000,000 Facility) dated as of the date hereof by and among Borrowers, Credit Parties, Guarantors and Medical Provider Financial Corporation II, a Nevada corporation (an affiliate of Lender), pursuant to which Medical Provider Financial Corporation II is providing to Borrowers for the benefit of Borrowers and the Credit Parties and the Guarantors named therein, (a) a $45,000,000 real estate term loan, and (b) a $35,000,000 non-revolving line of credit loan.

     "DR. SHAH" means Anil V. Shah, M.D.

     "EFFECTIVE DATE" means the date set forth in the introductory paragraph of this Agreement.

     "ELIGIBLE BILLED RECEIVABLES" shall mean the amount of each Eligible Receivable arising in the ordinary course of business of Borrowers that is evidenced by an invoice, statement or other documentary evidence reasonably satisfactory to Lender that is dated and sent to the applicable Account Debtor no later than 180 calendar days after the services covered by such Eligible Receivable were rendered; provided however, that an Eligible Receivable that was an Eligible Unbilled Receivable shall become an Eligible Billed Receivable upon satisfaction of the terms of this definition of Eligible Billed Receivables; and further provided that Lender shall have the right in its discretion to reduce the amount of Eligible Billed Receivables based on its collection experience for Accounts similar to those included in a particular batch of Eligible Billed Receivables, with due consideration for the business practices of Borrower in the documentation and processing of Accounts and Lender's experience with similar Accounts and turn-around time.

     "ELIGIBLE RECEIVABLES" shall mean each Account arising in the ordinary course of a Borrower's business from the sale of goods or rendering of Services which Lender, in its sole discretion, deems an Eligible Receivable. Provided, however, an Account cannot be an Eligible Receivable if:

          (a) the Account is not subject to a valid perfected first priority security interest in favor of Lender, subject to no other Lien; or

          (b) the Account or any portion thereof is payable by a beneficiary, recipient or subscriber individually and not directly by a Medicaid/Medicare Account Debtor or commercial medical insurance carrier acceptable to Lender; or

          (c) the Account arises out of services rendered or a sale, made to, or out of any transaction between any Borrower or any of its Subsidiaries and, one or more Affiliates of any Borrower or any of its Subsidiaries; or

          (d) the Account remains unpaid for longer than 150 calendar days after the first to occur of (i) the claim date, (ii) the invoice date, or (iii) the date Services were rendered; or

          (e) with respect to all Accounts owed by any particular Account Debtor (other than Accounts from Medicaid/Medicare Account Debtors) and/or its Affiliates, if more than 10% of the aggregate balance of all such Accounts owing from such Account Debtor and/or its Affiliates remain unpaid for longer than 150 calendar days after the first to occur of (i) the claim date, (ii) the invoice date, or (iii) the date Services were rendered; or

          (f) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, 25% or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Lender's sole discretion, be increased or decreased); or

          (g) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates (except Medicaid/Medicare Account Debtors), if such Accounts exceed 20% of the net collectible dollar value of all Eligible Receivables at any one time (including Accounts from Medicaid/Medicare Account Debtors) (which percentage may, in Lender's sole discretion, be increased or decreased); or

          (h) any, covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured; or

          (i) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor or such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or any Borrower, in the ordinary course of business, should have known of any of the foregoing; or

          (j) the Account arises from the sale of property or Services rendered to one or more Account Debtors outside the continental United States or that have their principal place of business or chief executive offices outside the continental United States; or

          (k) the Account represents the sale of goods or rendering of Services to an Account Debtor on a bill-and-hold basis, or on a guaranteed sale basis, or on a sale-and-return basis, or on a sale-on-approval basis, or on a consignment or any other repurchase or return basis, or is evidenced by Chattel Paper or an Instrument of any kind or has been reduced to judgment; or

          (l) the applicable Account Debtor for such Account is any Governmental Authority, unless rights to payment of such Account have been assigned to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, ET SEQ. and 41 U.S.C. Section 15, ET SEQ.), or otherwise only if all applicable statutes or regulations respecting the assignment of Government Accounts have been complied with (for example, with respect to all Accounts payable directly by a Medicaid/Medicare Account Debtor); or

          (m) the Account is subject to any offset, credit (including any resource or other income credit or offset) deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason; or

          (n) there is any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable; or

          (o) any return, rejection or repossession of goods or Services related to an Account has occurred; or

          (p) the Account is not payable to a Borrower; or

          (q) a Borrower has agreed to accept or have accepted any non-cash payment for such Account; or

          (r) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee; or

          (s) with respect to any Account arising from the performance of Services, the Services have not been actually performed or the Services were undertaken in violation of any Applicable Laws; or

          (t) the Account fails to meet such other specifications and requirements which may from time to time be established by Lender or is not otherwise satisfactory to Lender, as determined in Lender's sole discretion.

     "ELIGIBLE UNBILLED RECEIVABLE" shall mean each Eligible Receivable arising in the ordinary course of business of Borrower that is not an Eligible Billed Receivable and for which an invoice, statement or other billing document has not yet been created or sent; provided that any such Eligible Receivable will cease to be an Eligible Unbilled Receivable after 15 days following the date Services giving rise to such Eligible Receivable were rendered and, provided further, that any such Eligible Receivable will cease to be an Eligible Unbilled Receivable on the date on which it becomes evidenced by an invoice, statement or other documentary evidence of any kind acceptable to Lender.

     "EMPLOYMENT AGREEMENTS" shall mean employment agreements between any Borrower and any of its senior officers, in form and substance approved in writing by Lender.

     "ENVIRONMENTAL LAWS" means all federal, state and local health, safety, environmental or natural resource laws, statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, concessions, franchises and similar items of all federal, state, county, municipal, or other governmental, quasi-governmental, regulatory or administrative authority, agency, board, court, arbitrator, body, instrumentality, commission or other judicial body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to Governmental Authority having jurisdiction, including, without limitation all statutes referred to by name in the definition of Hazardous Materials; and all other state, federal, and local laws, regulations, rules, ordinances and orders which govern: (i) the existence, cleanup and/or remedy of contamination on real property and improvements; (ii) the emission or discharge of Hazardous Materials into the environment; (iii) the control of Hazardous Materials; (iv) the use, generation, transport, treatment, storage, disposal, removal, or recovery of Hazardous Materials; as well as all applicable judicial and administrative and regulatory decrees, judgments or orders (including without limitation the common law) and all applicable covenants running with the land that relate to the protection of health, safety, environment or natural resources.

     "ENVIRONMENTAL LIABILITIES" means, with respect to any Person, all environmental liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

     "ENVIRONMENTAL LOSSES" means any and all losses (including diminution in value of a Property), liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, costs and expenses (including sums paid in settlement of claims), liens, interest, fines or penalties, including without limitation, the fees and disbursements of outside counsel, paralegals and accountants, consultant fees, expert fees, all foreseeable and unforeseeable consequential damages, and all other costs and expenses of any kind or nature, which are suffered or incurred by Indemnitee with respect to a Property or adjacent real property or improvements arising out of or as a result of (i) the occurrence of any Hazardous Material Activity; (ii) any violation of any applicable Environmental Laws or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any Governmental Authority in connection with any Hazardous Material Activity; (iv) any Hazardous Material Claims brought, asserted, or alleged against Lender or any of its directors, officers, shareholders, employees, attorneys, or agents; (v) any actions taken by Lender to enter and inspect a Property pursuant to the rights granted Lender under this Agreement and the other Loan Documents; and (vi) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or obligations pursuant to this Agreement relating to environmental matters.

     "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

     "EQUIPMENT" means all equipment, as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with any other Person, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

     "ERISA EVENT" means (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of Borrowers or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2( of ERISA; (c) the complete or partial withdrawal of Borrowers or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (1) the loss of a Qualified Plan's qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

     "ESCROW" means an escrow account established by the Escrow Company.

     "ESCROW COMPANY" means Chicago Title Insurance Company, 700 South Flower Street, Suite 800, Los Angeles, California 90017, Attn: Patricia M. Schlageck ("ESCROW OFFICER"), telephone: 213-488-4358; facsimile: 213-612-4138; email: patricia.schlageck@ctt.com.

     "ESCROW HOLDER" means Escrow Company.

     "EVENT OF DEFAULT" shall mean the existence or occurrence of any event set forth in Article VIII (Events of Default).

     "EXHIBITS" means Exhibits "A" through "R" attached to this Agreement.

     "FACILITY CAP" means the maximum aggregate amount of $50,000,000.00.

     "FAIR VALUATION" shall mean the reasonable determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's length transaction.

     "FINANCIAL STATEMENTS" means the consolidated income statements, statements of cash flows and balance sheets of the Borrowers delivered in accordance with
Section 6.16 (Financial Statements) of this Agreement.

     "FIRST CREDIT AGREEMENT" means that certain Credit Agreement dated to be effective as of March 3, 2005, by and between Borrowers, Credit Parties and Medical Provider Financial Corporation II, a Nevada corporation (an affiliate of Lender). Pursuant to the First Credit Agreement, Medical Provider Financial Corporation II made available to Borrowers the Previous $50,000,000 Acquisition Loan and the Previous $30,000,000 Line of Credit Loan.

     "FISCAL MONTH" means any of the monthly accounting periods of Borrowers.

     "FISCAL QUARTER" means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

     "FISCAL YEAR" means any of the annual accounting periods of Borrowers ending on March 31 of each year.

     "FIXTURES" means all fixtures as such term is defined in the Code, now owned or hereafter acquired by Borrowers.

     "FRAUDULENT TRANSFER LAW" means Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law.

     "FUNDED DEBT" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a line of credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, lines of credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

     "GAAP" means, as to a particular Person, such accounting practice as, in the opinion of the independent accountants regularly retained by such Person, conforms at the time to Generally Accepted Accounting Principles, consistently applied. "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those principles and practices in the United States of America (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent Financial Statements furnished Lender of the relevant Person, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a Generally Accepted Account Principle or practice, all reports and Financial Statements required hereunder shall be prepared in accordance with such changes.

     "GANESHA" means Ganesha Realty, LLC, a California limited liability company.

     "GENERAL INTANGIBLES" means all general intangibles, as such term is defined in the Code, now owned or hereafter acquired by Borrowers, including all right, title and interest that Borrowers may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefore and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of Borrowers or any computer bureau or service company from time to time acting for Borrowers.

     "GOODS" means all goods as defined in the Code, now owned or hereafter acquired by Borrowers, wherever located, including embedded software to the extent included in goods as defined in the Code.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state, county, city, or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GOVERNMENT ACCOUNT" shall be defined to mean all Accounts arising out of or with respect to any Government Contract.

     "GOVERNMENT CONTRACT" shall be defined to mean all contracts with the United States Government or with any agency thereof, and all amendments thereto.

     "GUARANTEED INDEBTEDNESS" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation of any other Person in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

     "GUARANTORS" shall mean, collectively and each individually, PCHI, OC-PIN and West Coast, and each such Guarantor's successors and assigns or heirs and personal representatives, as applicable.

     "GUARANTY AGREEMENT" means a Guaranty Agreement of even date herewith, executed by the Guarantors and Lender, in the form of Exhibit "K" attached hereto.

     "HAZARDOUS MATERIAL" means any (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed, regulated, or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. ("CERCLA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Federal Water Pollution Control Act (33 U.S.C. Section 1251, ET SEQ.) ("CLEAN WATER ACT" OR "CWA"); the Atomic Energy Act of 1954 (42 U.S.C. Section 2011, ET SEQ.) ("AEA"); the Clean Air Act (42 U.S.C. Section 7401, ET SEQ.); the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001, ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136, ET SEQ.) ("FIFRA"); the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486); the Safe Drinking Water Act (42 U.S.C. Sections 300f, ET SEQ.) ("SDWA"); the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201, ET SEQ.); the Toxic Substances Control Act (15 U.S.C. Section 2601, ET SEQ.) ("TSCA"); the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901, ET SEQ.) ("UMTRCA"); all respective regulations promulgated thereunder; and or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, (b) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court,
(c) petroleum or crude oil other than petroleum and petroleum products contained within regularly operated motor vehicles, and (d) asbestos.

     "HAZARDOUS MATERIAL ACTIVITY" means any storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Material from, under, into, or across any Property or surrounding real property and improvements or any other use of or operation of any Property or surrounding real property or improvements that creates a risk of Hazardous Material contamination of said Property; provided, however, that Hazardous Material Activity shall not include reasonable incidental use, storage and disposal of Hazardous Materials on the Property provided that such use, disposal and storage complies with the following: (a) such use, disposal and storage shall be limited to customary supplies, including supplies and materials customarily used, stored and disposed of in the normal operations of medical facilities; (b) no such products or supplies create any risk of harm to persons or property including any Collateral under this Agreement and the other Loan Documents; and (c) all such products and supplies are used, stored and disposed of in material compliance with all applicable Environmental Laws.

     "HAZARDOUS MATERIAL CLAIM" means any and all enforcement, clean-up, removal, remedial or other governmental or regulatory actions, agreements, or orders threatened, instituted or completed pursuant to any Environmental Laws and any all other actions, proceedings, claims, demands or causes of action, whether meritorious or not (including, without limitation, third party claims for contribution, indemnity, personal injury or real or personal property damage), which directly or indirectly relate to, arise from or are based in whole or in part on: (i) the occurrence or alleged occurrence of any Hazardous Material Activity, (ii) any violation or alleged violation of any applicable Environmental Laws relating to a Property or to the ownership, use, occupation or operation thereof; and (iii) any investigation, inquiry, order, hearing, action or other proceeding by or before any Governmental Authority in connection with any Hazardous Material Activity.

     "HEALTHCARE LAWS" shall mean all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare, healthcare providers and healthcare services (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1.320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended,
Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute").

     "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended, Public Law 104-191, August 21, 1996.

     "HOSPITAL FACILITIES" means the Western Medical Center-Anaheim, the Western Medical Center-Santa Ana, the Coastal Communities Hospital and the Chapman Medical Center.

     "IHHI" means Integrated Healthcare Holdings, Inc., a Nevada corporation.

     "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by note, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

     "INDEMNIFIED LIABILITIES" means all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other statutory and non-statutory costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any Lender Released Party directly or indirectly based on or relating to: (a) the negotiation, execution and delivery of this Agreement by any Lender Released Party; or (b) the negotiation, execution and delivery of any Previous Loan Document by any Lender Released Party; or (c) any Lender Liability Claim brought or asserted against any Lender Released Party in connection with any Previous Loan Document or in connection with the negotiation, execution and delivery of this Agreement; or (d) as the result of credit having been extended, suspended or terminated under any Previous Loan Document; or (e) as a result of the administration of any credit under any Previous Loan Document and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Previous Loan Documents.

     "INDEMNIFIED PERSON" means Lender and its Affiliates, the Previous Lenders and their Affiliates, and each such Person's respective officers, directors, members, employees, attorneys, agents, and representatives.

     "INDEPENDENT DIRECTOR(S)" means a Person or Persons who are or who become members of IHHI's board of directors and who (a) are independent of all Borrowers and all Credit Parties, (b) are not now and never have been affiliated with any Borrower or any Credit Party, (c) are not now and never have been employed by or have performed consulting or other services for any Borrower or any Credit Party, (d) are not now and never have been paid or compensated, or received consideration of any kind from, any Borrower or any Credit Party, (e) are not now and never have been directly or indirectly engaged in the full-time practice of clinical medicine (i.e., said Persons are not doctors), and (f) are experienced in the administration and management of acute care hospital facilities such as the Hospital Facilities.

     "INITIAL ADVANCE" means the first, or initial, Advance funded by Lender to Borrowers on the Closing Date, the proceeds of which shall be applied, in whole or in part, to pay to Lender the Previous Amount Owed.

     "INSTRUMENTS" means all instruments, as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "INSURER" shall mean a Person that insures another Person against any costs incurred in the receipt by such other Person of Services, or that has an agreement with any Borrower to compensate it for providing Services to such Person.

     "INTELLECTUAL PROPERTY" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

     "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Intellectual Property Security Agreement in the form of Exhibit "I" attached hereto.

     "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement entered into by the Borrowers, the Credit Parties, Lender and Medical Provider Financial Corporation III, a Nevada corporation, in the form of Exhibit "L" attached hereto.

     "INTEREST RATE" means simple interest at the annual rate of 24% fixed; provided, however, if the $45,000,000 real estate term loan made by Medical Provider Financial Corporation II to Borrowers pursuant to the $80 Million Credit Agreement is paid in full prior to the maturity date of said loan, then from and after the date of such payment in full the interest rate on the Revolving Facility shall decrease to simple interest at the annual rate of 18% fixed.

     "INVENTORY" means all inventory, as such term is defined in the Code, now owned or hereafter acquired by Borrowers, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of Borrowers for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished' goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

     "INVESTMENT PROPERTY" means all investment property as such term is defined in the Code now owned or hereafter acquired by Borrowers, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of Borrowers, including the rights of Borrowers to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of Borrowers; (d) all commodity contracts of Borrowers; and (e) all commodity accounts held by Borrowers.

     "IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

     "IRS" means the Internal Revenue Service.

     "LANDLORD'S CONSENT AND ESTOPPEL CERTIFICATE (CHAPMAN LEASES)" means each of the following:

     (a) a Landlord's Consent and Estoppel Certificate (Chapman MOB Lease) executed by the Chapman MOB Landlord in favor of Lender, in the form of Exhibit "P" attached hereto; and

     (b) a Landlord's Consent and Estoppel Certificate (Chapman Hospital Lease) executed by the Chapman Hospital Landlord in favor of Lender, in the form of Exhibit "P" attached hereto.

     "LANDLORD'S CONSENT AND ESTOPPEL CERTIFICATE (TRIPLE NET LEASE)" means a Landlord's Consent and Estoppel Certificate (Triple Net Lease) executed by PCHI in favor of Lender, in the form of Exhibit "Q" attached hereto.

     "LENDER" means Medical Provider Financial Corporation I, a Nevada corporation, and, if Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee(s) of Lender.

     "LENDER LIABILITY CLAIM(S)" means any claim or cause of action that any of the Releasing Parties now has or in the future may have against any Lender Released Party to the effect that, prior to the Effective Date of this
Agreement: (a) any of the Lender Released Parties committed a breach or default under any of the Loan Documents or under any of the Previous Loan Documents or under the Term Sheet; or (b) any of the Lender Released Parties conspired with the executive officers, representatives or agents of IHHI to deprive OC-PIN of its stock ownership in IHHI or otherwise inflicted any actionable damage on OC-PIN; or (c) any of the Lender Released Parties committed an act not permitted by any of the Previous Loan Documents or by the Term Sheet or by applicable law; or (d) any of the Lender Released Parties omitted to take an action required by the Previous Loan Documents or by the Term Sheet or under applicable law; or (e) any of the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents is/are invalid or unenforceable in whole or in part for any reason; or (f) any of the Lender Released Parties suggested, implied, induced, cajoled or required that IHHI include any terms or conditions in any agreements between IHHI and OC-PIN in connection with the Previous Loan Documents or the

Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (g) any of the Lender Released Parties suggested, implied, induced, cajoled or required that IHHI not include any terms or conditions in any agreements between IHHI and OC-PIN in connection with the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (h) any of the Lender Released Parties improperly interfered with, or improperly exercised control, or exercised excessive control, over any of the Borrowers, or Credit Parties, or Guarantors, in connection with the Previous Loan Documents or Term Sheet or this Agreement or the other Loan Documents; or (i) any of the Lender Released Parties breached in any way any alleged duty of good faith or fair dealing, any alleged fiduciary duty, or any alleged duty of commercial reasonableness, or any quasi-duty, or any implied duty, in connection with the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers or Credit Parties or Guarantors; or (j) any of the Lender Released Parties committed any unlawful, unfair or fraudulent business act or practice in connection with the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (k) any of the Lender Released Parties engaged in any unfair, deceptive, untrue or misleading advertising in connection with the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (l) any of the Lender Released Parties committed any act prohibited by California Business and Professions Code Section 17500 or its State of Nevada counterpart in connection with the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (m) any of the Lender Released Parties engaged in predatory lending practices in connection with the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (n) any of the Lender Released Parties engaged in or committed any act or omission which constitutes fraud, duress, negligence, conversion, defamation or infliction of emotional distress in connection with the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (o) any of the Lender Released Parties interfered with IHHI's prospective business advantage in connection with the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (p) any of the Lender Released Parties interfered with IHHI's contractual relations in connection with the Previous Loan Documents or the Term Sheet or this Agreement or the other Loan Documents or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (q) any of the Lender Released Parties acted or failed to act in a manner which directly or indirectly caused or contributed to the business decline, lost profits or other detrimental effects with respect to any of the Borrowers, or Credit Parties or Guarantors; or (r) any of the Lender Released Parties acted or failed to act in a manner which directly or indirectly caused or contributed to any of the Borrowers continuing in business while insolvent or otherwise delaying any filing of bankruptcy or similar proceedings; or (s) any of the Lender Released Parties utilized or made threats, coercion, undue influence or other methods of causing the Releasing Parties to voluntarily or involuntarily agree to the releases, waivers, covenants not to sue and indemnities set forth in this Agreement or in any of the Previous Loan Documents; or (t) any of the Lender Released Parties was party to or acted or failed to act in a manner which directly or indirectly gave rise to a principal-agent relationship with any of the Releasing Parties; or (u) that Lender's requirement, based on its past experience in connection with the Previous Loans, that Dr. Shah resign from IHHI's board of directors as a condition of making the Loans, improperly interfered with, or improperly exercised control, or exercised excessive control, over IHHI; or (v) that Lender's requirement, based on its past experience in connection with the Previous Loans, that until the Loans are paid in full and satisfied, Borrowers not, directly or indirectly, permit Dr. Shah to be nominated, or elected, or appointed, or directly or indirectly compensated, paid, engaged, retained or become, an officer, or director, or employee, or manager, or supervisor, or consultant, or agent, or representative of, any of the Borrowers, improperly interfered with, or improperly exercised control, or exercised excessive control, over said Borrowers. The foregoing releases and waivers are permanent and shall survive the expiration or termination of this Agreement and the other Loan Documents.

     "LENDER RELEASED PARTIES" and individually a "LENDER RELEASED PARTY" means and includes Lender, the Previous Lenders, Medical Provider Financial Corporation III, a Nevada corporation, Medical Capital Corporation, a Nevada corporation, and all of their related and affiliated companies and entities, and their respective predecessors, successors and assigns, and their respective officers, directors, shareholders, partners, trustees, employees, agents, attorneys, representatives and assigns.

     "LENDER'S COSTS" means all fees and expenses of Lender in connection with the Loan and all Loan Documents including, but not limited to, all attorneys' fees, lockbox fees and costs of Lender, audit fees and costs of Lender, other costs and expenses paid or incurred by Lender in connection with any application or engagement letter, the fees and disbursements of Lender's outside counsel, the travel expenses of Lender's personnel related to the Loan, intangible taxes, if any, and all Closing, escrow, title insurance, recording and filing fees, expenses and taxes.

     "LENDER'S REPRESENTATIVE" means Medical Capital Corporation, 2100 South State College Blvd., Anaheim, California 92806, Attn: Sidney Field, CEO, or Joseph J. Lampariello, President and COO, or Adam Field, Sr. Vice President Development, telephone: 714-935-3100, facsimile: 714-935-3114.

     "LIABILITY EVENT" shall mean any event, fact, condition or circumstance or series thereof (i) in or for which any Borrower becomes liable or otherwise responsible for any amount owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure; of any such provider to pay any such amount when owed or owing, (ii) in which Medicaid or Medicare payments to any Borrower are lawfully set-off against payments to such Borrower to satisfy any liability of or for any amounts owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, or (iii) any of the foregoing under clauses (i) or (ii) in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses
(i) and (ii) above or successor provisions thereto.

     "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrowers.

     "LIEN" means any agreement or deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "LITIGATION" means any action, claim, lawsuit, demand, investigation or proceeding now pending or, to the knowledge of Borrowers or Credit Parties or Guarantors, threatened against Borrowers or Credit Parties or Guarantors, whether before any Governmental Authority or before any arbitrator or panel of arbitrators, or otherwise.

     "LOAN" means all amounts borrowed pursuant to the Revolving Facility and all Advances under the Revolving Facility.

     "LOAN DOCUMENTS" means, together, this Agreement, the Note, the Guaranty Agreement, the Security Documents, the Environmental Indemnity Agreement, the Control Agreement, the Post-Closing Agreement, the Intercreditor Agreement, and all other agreements, instruments, documents and certificates identified in the Closing and Funding Checklist executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrowers or Credit Parties, or any employee of Borrowers or Credit Parties, and delivered to Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all exhibits and schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

     "LOCKBOX(S)" means and refers to each Lockbox Account where each Account Debtor or other Person is instructed by a Borrower to make payment of all amounts due and owing on their Accounts, and to make all other cash payments due and owing to a Borrower.

     "LOCKBOX ACCOUNT(S)" means one or more accounts established by a Borrower with a Lockbox Bank reasonably acceptable to Lender.

     "LOCKBOX AGREEMENT" means the agreement between each Borrower and each Lockbox Bank pursuant to which the Lockbox Accounts and Lockboxes are established and governed.

     "LOCKBOX BANK" means a bank or banks reasonably acceptable to Lender which have established one or more Lockbox Accounts and Lockboxes for a Borrower.

     "MATERIAL ADVERSE EFFECT" means any circumstance or event, as determined by Lender in the exercise of its reasonable discretion, which (a) has or may reasonably be expected to have any material adverse effect whatsoever upon the validity, performance, perfection or enforceability of the Loan Documents, or
(b) is, or is reasonably expected to be, material and adverse to the financial condition of the business operations of any Borrower, any Credit Party and/or any Guarantor, or (c) is, or is reasonably expected to, materially impair the ability of any Borrower or any Credit Party or any Guarantor to fulfill their respective obligations under the Loan Documents, or (d) would with the passage of time or giving of notice, or both, result in or cause a Default or an Event of Default, or (e) materially impairs or is reasonably expected to materially impair any of the Collateral, or any of Lender's Liens on any of the Collateral, or the priority of such Liens, or (f) materially impairs or is reasonably expected to materially impair Lender's rights and remedies under this Agreement and the other Loan Documents.

     "MATURITY DATE" means the date which is the first to occur of (i) the Stated Maturity Date, or (ii) the occurrence or existence of an Event of Default under any of the Loan Documents with respect to which the Maturity Date of the Loan and other Obligations has been accelerated.

     "MAXIMUM LAWFUL RATE" means the interest rate that a court of competent jurisdiction determines in a final unappealable order to be the highest rate of interest permissible under applicable law.

     "MEDICAID/MEDICARE ACCOUNT DEBTOR" shall mean any Account Debtor which is
(i) the United States of America acting under the Medicaid or Medicare program established pursuant to the Social Security Act or any other federal healthcare program, (ii) any state acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or any other state health care program, or
(iii) any agent, carrier, administrator or intermediary for any of the foregoing.

     "MEMBERSHIP CERTIFICATES" means all certificates evidencing the ownership of membership interests in a limited liability company.

     "MEMBERSHIP POWER" means the Irrevocable Membership Power of even date herewith, executed by West Coast, Ganesha and the Members of West Coast in favor of Lender, in the form if Exhibit "O" attached hereto.

     "MORTGAGED PROPERTIES" means each of the Hospital Facilities.

     "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA, and to which any Borrower is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "NOTE" means the $50,000,000 revolving line of credit promissory note of even date herewith, executed by Borrowers in favor of Lender, in the form of Exhibit "A" attached hereto.

     "NOTICE OF REQUEST FOR ADVANCE" means a notice delivered to Lender by Borrower's Representative requesting an Advance, in the form of Exhibit "B" attached hereto.

     "OBLIGATIONS" collectively means the Loan, Advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrowers or Credit Parties or Guarantors to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under this Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against Borrowers or Credit Parties under any Debtor Relief Law in bankruptcy, whether or not allowed in such case or proceeding), fees, expenses, attorneys' fees and any other sum chargeable to Borrowers or Credit Parties under this Agreement or any of the other Loan Documents.

     "OC-PIN" means Orange County Physicians Investment Network, LLC, a Nevada limited liability company.

     "ORIGINATION FEE" means an origination fee in the amount of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) (1.5% of $50,000,000).

     "PAYMENT OFFICE" shall mean initially the address set forth beneath Lender's name on the signature page of the Agreement, and thereafter, such other office of Lender, if any, which it may designate by notice to Credit Parties to be the Payment Office.

     "PATENT LICENSE" means rights under any written agreement now owned or hereafter acquired by Borrowers granting any right with respect to any invention on which a Patent is in existence.

     "PATENTS" means all of the following in which Borrowers now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PCHI" means Pacific Coast Holdings Investment, LLC, a California limited liability company.

     "PENSION PLAN" means a Plan described in Section 3(2) of ERISA.

     "PERMIT" shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers, accreditations, and other tights.

     "PERMITTED DISCRETION" shall mean a determination or judgment made by Lender in the exercise of its reasonable (from the perspective of a secured lender) business judgment.

     "PERMITTED ENCUMBRANCES" means, with respect to each Property, the following encumbrances relating thereto: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 6.2(b) (Right to Contest Charges); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not create a Material Adverse Effect, as determined by Lender in its sole discretion; (d) any Lien held by an equipment lessor in the equipment so leased;
(e) inchoate and unperfected workers' compensation, mechanics' or similar liens arising in the ordinary course of business, provided, that the same are satisfied in the ordinary course of business; (f) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business, provided, that the same are satisfied in the ordinary course of business; (g) such other liens arising in the ordinary course of business so long as such liens do not create a Material Adverse Effect; (h) the deeds of trusts securing repayment of the $45,000,000 real estate term loan and the $35,000,000 non-revolving line of credit loan due under the $80 Million Credit Agreement; (i) the deeds of trusts securing repayment of the $10,700,000 convertible term loan due and owing under the $10.7 Million Credit Agreement;
(j) the absolute assignments of leases and rents securing repayment of the $45,000,000 real estate term loan and the $35,000,000 non-revolving line of credit loan under the $80 Million Credit Agreement; (k) the absolute assignment of leases and rents securing repayment of the $10,700,000 convertible term loan due and owing under the $10.7 Million Credit Agreement; (l) the UCC-1 Financing Statements (Fixture Filings) securing repayment of the $45,000,000 real estate term loan and the $35,000,000 non-revolving line of credit loan due and owing under the $80 Million Credit Agreement; (m) the UCC-1 Financing Statements (Fixture Filings) securing repayment of the $10,700,000 convertible term loan due and owing under the $10.7 Million Credit Agreement; (n) currently existing or hereafter created Liens in favor of Lender or its Affiliates; (o) all encumbrances shown in any Title Policy issued on the Closing Date to Lender; and
(p) such endorsements to said Title Policies as Lender deems necessary or appropriate, in its sole discretion.

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, business trust, association, corporation (including Borrowers), limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

     "PERMITTED INDEBTEDNESS" means the following: (a) Indebtedness under the Loan Documents and under the $80 Million Credit Agreement and/or $10.7 Million Credit Agreement, (b) any Indebtedness set forth on Disclosure Schedule 7.3, (c) Capital Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(a) (Indebtedness), provided that the aggregate amount of such Capital Lease Obligations and purchase money Indebtedness outstanding at any time shall not exceed the amounts set forth in the yearly budget of the Borrowers delivered to Lender concurrently with the operating budget delivered pursuant to Section 6.16(e) (Operating Budget) hereof and approved by Lender in writing, (d) Indebtedness in connection with advances made by a shareholder, provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender's rights pursuant to a subordination agreement in form and substance satisfactory to Lender, (e) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 120 calendar days from the billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless (i) the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower's independent accountants shall have been reserved or (ii) the trade creditor with respect to a particular account payable customarily permits such Borrower to pay invoices in the ordinary course of business more than 30 calendar days from the due date without any penalty, provided, that (x) such trade creditor has not taken any collection action with respect thereto, including, without limitation the employment of, or assignment to, a third party for purposes of the collection thereof, and (y) such trade creditor continues to do business with such Borrower with no changes to the terms of trade; (f) borrowings incurred in the ordinary course of business and not exceeding $50,000 individually or in the aggregate outstanding at any one time, provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender's rights pursuant to a subordination agreement in form and substance satisfactory to Lender; and (g) Permitted Subordinated Debt. No Borrower shall make prepayments on any existing or future Indebtedness to any Person other than to Lender or to the extent specifically permitted by this Agreement or any subsequent agreement between such Borrower and Lender.

     "PERMITTED SUBORDINATED DEBT" shall mean Indebtedness incurred by Borrowers which is subordinated to Borrowers' Indebtedness owed to Lender pursuant to a written agreement approved by Lender in writing.

     "PLAN" means, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, that Borrowers or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven (7) years on behalf of participants who are or were employed by Borrowers or ERISA Affiliate.

     "PLAN REGARDING ENGAGEMENT OF INDEPENDENT DIRECTORS" means a written statement outlining IHHI's plan as to how it intends to identify, engage, nominate and elect Independent Directors to IHHI's board of directors within the time periods required by this Agreement.

     "PLEDGE AGREEMENT" means the Pledge Agreement of even date herewith, by and between IHHI, West Coast and Ganesha, as pledgors, and Lender, as pledgee, in the form of Exhibit "M" attached hereto.

     "PLEDGED ENTITY" shall mean a Person whose Stock or Membership Interests are pledged to Lender pursuant to the Pledge Agreement.

     "PREVIOUS ACCOUNTS RECEIVABLE PURCHASE AGREEMENT" means that certain Accounts Purchase Agreement dated as of March 3, 2005, by and between Medical Provider Financial Corporation I (as Buyer) and Borrowers (as Sellers).

     "PREVIOUS AMOUNT OWED" means that amount which is owed by Borrowers to Lender for repurchase of accounts receivable purchased by Lender pursuant to the Previous Accounts Receivable Purchase Agreement.

     "PREVIOUS $50,000,000 ACQUISITION LOAN" means the $50,000,000 acquisition loan made by Medical Provider Financial Corporation II, a Nevada corporation, to Borrowers pursuant to the First Credit Agreement.

     "PREVIOUS $30,000,000 LINE OF CREDIT LOAN" means the $30,000,000 line of credit loan made by Medical Provider Financial Corporation II, a Nevada corporation, to Borrowers pursuant to the First Credit Agreement.

     "PREVIOUS $10,700,000 TERM LOAN" means the $10,700,000 term loan made by Medical Provider Financial Corporation II to Borrowers pursuant to the Second Credit Agreement.

     "PREVIOUS LENDERS" means, together (a) Medical Provider Financial Corporation II, a Nevada corporation and an affiliate of Lender with respect to the Previous $50,000,000 Acquisition Loan and the Previous $30,000,000 Line of Credit Loan, and (b) Medical Provider Financial Corporation III, a Nevada corporation and an affiliate of Lender with respect to the Previous $10,700,000 Term Loan.

     "PREVIOUS LOAN DOCUMENTS" means and includes, collectively, (a) the Previous $50,000,000 Acquisition Loan and any loan documents executed in connection therewith, (b) the Previous $30,000,000 Line of Credit Loan and any loan documents executed in connection therewith, and (c) the Previous $10,7,000,000 Term Loan and any loan documents executed in connection therewith.

     "PREVIOUS LOANS" means and includes, collectively, (a) the Previous $50,000,000 Acquisition Loan, (b) the Previous $30,000,000 Line of Credit Loan, and (c) the Previous $10,7,000,000 Term Loan.

     "PROCEEDS" means proceeds, as such term is defined in the Code, including
(a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrowers or to Credit Parties from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrowers or to Credit Parties from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of Borrowers or Credit Parties against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by Borrowers or by Credit Parties against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

     "PROJECTIONS" means, for Borrowers, its forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a cash basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrowers with certain normalizing assumptions made by Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

     "PROPERTY" means any one of the Hospital Facilities, and "PROPERTIES" means each of the Hospital Facilities taken together.

     "QUALIFIED ASSIGNEE" means (a) any Lender, any Affiliate of Lender and, with respect to a lender that is an investment fund that invests in commercial loan, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor and which is not a competitor or an Affiliate of a competitor of Borrowers, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Lender to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date that holds Subordinated Debt or Stock issued by Credit Parties shall be a Qualified Assignee.

     "QUALIFIED CASH" means, as of any date of determination, the amount of Certified Cash that is subject to perfection in favor of Lender pursuant to any Control Agreement in form and substance satisfactory to Lender, which Control Agreement shall provide, among other things, that the bank or securities intermediary executing such agreement (a) has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and, as applicable, for returned checks or other items of payment, and (b) agrees to follow the instructions or entitlement orders of Lender without further consent by Borrowers or by Credit Parties, including, with respect to funds in any such account, upon the instructions of Lender, to immediately forward by daily sweep all such funds to the Collection Account or as otherwise directed by Lender.

     "QUALIFIED CASH ACCOUNT" means any deposit account or securities account that is subject to a Control Agreement in form and substance satisfactory to Lender and holds Qualified Cash.

     "QUALIFIED PLAN" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

     "REGISTER" means the entries made in the register maintained pursuant to
Section 2.13(a) of this Agreement.

     "RELEASE" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

     "RELEASING PARTIES" and individually, a "RELEASING PARTY" means each Borrower, each Credit Party, each Guarantor, their respective predecessors, successors and assigns, and their respective officers, directors, shareholders, members, managers, employees, agents, representatives, attorneys and assigns.

     "RESTRICTED PAYMENT" means (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; and (f) any payment of management fees (or other fees of a similar nature).

     "RETIREE WELFARE PLAN" means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

     "REVOLVER TERMINATION" means the occurrence of any one or more of the following: (a) Borrowers terminate this Revolving Facility under Section 11.1 (Termination and Closing Date); or (b) Borrowers are required to make payment in full of the Revolving Facility and/or Obligations relating to the Revolving Facility upon the occurrence of an Event of Default; or (c) any other voluntary or involuntary prepayment in full of the Revolving Facility and/or Obligations relating to the Revolving Facility by Borrowers or any other Person occurs or Borrowers voluntarily or involuntarily repay in full the Obligations, whether by virtue of Lender's exercising its right of set off or otherwise; or (d) Lender accelerates the Revolving Facility or makes any demand on the Revolving Facility; or (e) any payment or reduction of the outstanding balance of the Revolving Facility and/or the Revolving Facility is made during a bankruptcy, reorganization or other proceeding or is made pursuant to any plan of reorganization or liquidation or any Debtor Relief Law.

     "REVOLVING FACILITY" means a revolving line of credit facility to be made available by Lender to Borrowers pursuant to this Agreement in an amount not to exceed the Facility Cap at any time.

     "SECOND CREDIT AGREEMENT" means that certain Credit Agreement by and between Medical Provider Financial Corporation III, a Nevada corporation, as lender, and the Credit Parties and the Borrowers named therein, dated to be effective as of December 12, 2005. Pursuant to the Second Credit Agreement, Medical Provider Financial Corporation III made the Previous $10,700,000 Term Loan to Borrowers.

     "SECURITY AGREEMENT" means a Security Agreement executed by Borrowers and Lender, in the form of Exhibit "R" attached hereto.

     "SECURITY DOCUMENTS" means the Deeds of Trust, the Absolute Assignment, the Collateral Assignment, the Security Agreement, the Deposit Account Security Agreement, the Collateral Assignment of Contracts, the Intellectual Property Security Agreement, the Pledge Agreement, the Stock Powers, the Membership Powers, the UCC-1 Financing Statements, and all similar agreements, documents and instruments entered into guaranteeing payment of, or granting a Lien upon, real and personal property (and interests in real and personal property), and perfecting the Liens, as security for payment of, the Obligations.

     "SEPARATE BORROWING BASE PERIOD" means any period for which Lender has notified a Borrower that Lender will require Availability to be determined for said Borrower by reference to such Borrower's separate Borrowing Base, which notice may be given by Lender at any time upon its sole credit judgment pursuant to Section 2.1 (Revolving Facility).

     "SERVICES" shall mean medical and health care services provided to a Person, including, but not limited to, medical and health care services which are covered by a policy of insurance issued by an Insurer, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services.

     "SHAREHOLDER BLOCKING RIGHTS" shall mean any rights of any owner (direct or indirect) of any Pledged Entity which, pursuant to the terms of any agreement or organizational document, has the right to consent, or the effect of requiring such consent, to any foreclosure by Lender under any Security Document or otherwise to the exercise of any of Lender's rights and remedies thereunder or otherwise has the right to restrain, delay, impair or otherwise interfere with Lender in the event of Lender's exercise of its rights under any Security Document.

     "SOFTWARE" means all software as such term is defined in the Code, now owned or hereafter acquired by Borrowers, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

     "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person;
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; and (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature. The amount of contingent liabilities (such as Litigation, Guaranties and Pension Plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

     "SPECIAL PROGRAM" shall mean any of the Medicare or Medicaid programs relating to reimbursements, direct and/or indirect medical education programs, and any other special funding programs from which any Borrower benefits.

     "STATED MATURITY DATE" means October 8, 2010.

     "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including Stock, preferred stock or any other equity security (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

     "STOCK CERTIFICATES" means all certificates evidencing the ownership of Stock in a Person.

     "STOCK POWER" means the Irrevocable Stock Power of even date herewith, executed by IHHI in favor of Lender, in the form if Exhibit "N" attached hereto.

     "SUBORDINATION AGREEMENT" shall mean, collectively and each individually, any subordination agreements to which Lender and other service providers or creditors of any Borrower or Credit Party are a party.

     "SUBORDINATED DEBT" means any unsecured Indebtedness of Borrowers incurred after the Closing Date that is subordinated to the Obligations in a manner and form reasonably satisfactory to Lender, as to right and time of payment and as to any other rights and remedies thereunder.

     "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrowers.

     "SUPPORTING OBLIGATIONS" means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

     "TAXES" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

     "TERM" shall mean the period commencing on the Closing Date and ending on the Maturity Date.

     "TERM SHEET" means that certain letter agreement entitled Expression of Interest in Providing Credit Facilities dated August 29, 2007, executed by Lender and IHHI.

     "TERMINATION DATE" means the date on which (a) the Loan has been repaid in full, (b) all other Obligations due and payable under this Agreement and the other Loan Documents have been discharged, and (c) Borrowers shall have no further right to borrow any monies under this Agreement.

     "TITLE COMMITMENT(S)" means, with respect to each Property, an irrevocable commitment issued by the Title Company to Lender in form and content acceptable to Lender, committing to issue the Title Policy with respect to each such Property to Lender on the Closing Date.

     "TITLE COMPANY" means Chicago Title Insurance Company, 700 South Flower Street, Suite 800, Los Angeles, California 90017, Attn: Karl Daly ("TITLE OFFICER"), telephone: 213-612-4157; facsimile: 213-243-9168; email:
Karl.Daly@ctt.com; and Chicago Title Insurance Company, Division Counsel, 700 South Flower Street, Suite 3305, Los Angeles, California 90017, Attn: Scott M. Green, Associate Counsel ("TITLE ATTORNEY"), telephone: 213-488-4342; facsimile:
213-891-0834; email: greens@ctt.com.

     "TITLE POLICY" means an ALTA Loan Policy of Title Insurance issued by Title Company to Lender on the Closing Date, with a stated liability in the amount of $50,000,000, insuring that (a) the fee simple interest in the Western Medical Center - Anaheim is vested in PCHI and that the Deed of Trust constitutes a third Lien and encumbrance against the fee simple interest in such Property, subject only to the applicable Permitted Encumbrances and with such endorsements as Lender may require in its sole, absolute and unfettered discretion; (b) the fee simple interest in the Western Medical Center - Santa Ana is vested in PCHI and that the Deed of Trust constitutes a third Lien and encumbrance against the fee simple interest in such Property subject only to the applicable Permitted Encumbrances and with such endorsements as Lender may require in its sole, absolute and unfettered discretion; (c) the fee simple interest in the Coastal Community Hospital in PCHI and that the Deed of Trust constitutes a third Lien and encumbrance against the fee simple interest in such Property subject only to the applicable Permitted Encumbrances and with such endorsements as Lender may require in its sole, absolute and unfettered discretion; (d) the tenant's interest in the Chapman MOB Lease is vested in IHHI and that the Deed of Trust constitutes a third Lien and encumbrance against IHHI's interest, as MOB Tenant, in the Chapman MOB Lease, subject only to the applicable Permitted Encumbrances and with such endorsements as Lender may require in its sole, absolute and unfettered discretion; and (e) the tenant's interest in the Chapman Hospital Lease is vested in IHHI and that the Deed of Trust constitutes a third Lien and encumbrance against IHHI's interest, as Hospital Tenant, in the Chapman Hospital Lease, subject only to the applicable Permitted Encumbrances and with such endorsements as Lender may require in its sole, absolute and unfettered discretion.

     "TITLE IV PLAN" means a Pension Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that Borrowers or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "TRADEMARK LICENSE" means rights under any written agreement now owned or hereafter acquired by Borrowers granting any right to use any Trademark.

     "TRADEMARKS" means all of the following now owned or hereafter existing or adopted or acquired by Borrowers: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

     "TRIPLE NET LEASE" means that certain Triple Net Lease dated as of March 3, 2005 (as amended by that certain Amendment #1 to Triple Net Lease dated as of March 3, 2005) by and between PCHI, as lessor, and IHHI, as lessee, pursuant to which PCHI leased the Western Medical Center - Anaheim, the Western Medical Center - Santa Ana, and the Coastal Community Hospital, to IHHI.

     "UCC" means the Code.

     "UCC-1 FINANCING STATEMENTS" means all UCC-1 Financing Statements (fixture filings and personal property) required by Lender to be filed or recorded to secure repayment of the Loan or performance of the Obligations.

     "UNFUNDED PENSION LIABILITY" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrowers or any ERISA Affiliate as a result of such transaction.

     "UNUSED COMMITMENT FEE" means that amount which is equal to 0.50% per annum of the average daily difference between the Facility Cap minus the sum of the outstanding principal amount of all Advances under the Revolving Facility for the period for which the Unused Commitment Fee is being paid, taking into account prepayments and reborrowings where applicable.

     "WEST COAST" means West Coast Holdings, LLC, a California limited liability company.

     "WESTERN MEDICAL CENTER - ANAHEIM" means the real property and improvements located at 1025 South Anaheim Boulevard, Anaheim, California.

     "WESTERN MEDICAL CENTER - SANTA ANA" means the real property and improvements located at 1001 North Tustin Avenue and at 1301 North Tustin in Santa Ana, California.

     "WMC-A" means WMC-A, INC., a California corporation.

     "WMC-SA" means WMC-SA, INC., a California corporation.

     "YIELD MAINTENANCE" shall mean an amount equal to the future value at the last day of the Term, discounted to the present value as of the later of the Termination Date or the date of prepayment using the most recently published asked yield to maturity as quoted in the Wall Street Journal for the United States Treasury Notes or Bills with a maturity date closest to the last day of the Term of the product of: (A) the all in effective yield (measured as a percentage per annum) on the Revolving Facility for the six months prior to the Termination Date; (B) the Facility Cap; and (C) the quotient of (i) the number of months remaining in the Term, and (ii) twelve.

     Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular Section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of Borrowers or Credit Parties, such words are intended to signify that such Borrowers or such Credit Parties has actual knowledge or awareness of a particular fact or circumstance.

          ANNEX C TO REVOLVING CREDIT AGREEMENT ($50 MILLION FACILITY)
          ------------------------------------------------------------

                             CASH MANAGEMENT SYSTEM

Borrowers agree to establish, and to maintain, until the Termination Date, the Cash Management System described below:

1. Borrowers: (i) shall not (nor shall it permit any of its subsidiaries to) open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution except for those accounts identified in Attachment I hereto (to include a petty cash account not to exceed $10,000.00 during any fiscal month, and a payroll account not to exceed an amount equal to one regular payroll at any time, plus all other payroll obligations outstanding); and (ii) shall close or permit to be closed any of the accounts listed in Attachment I hereto, in each case without lender's prior written consent, and then only after Borrowers have implemented agreements with such bank or financial institution acceptable to lender.

2. Commencing on the Closing Date and until the Termination Date, Borrowers shall fully comply with the terms, conditions and procedures set forth in the Deposit Account Security Agreement and the Control Agreement.

3. Borrowers may maintain, in their name, Disbursement Accounts at a Bank or Banks acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Advances made pursuant to this Agreement for use solely in accordance with the provisions of this Agreement. All of the Disbursement Accounts as of the Closing Date are listed in Paragraph 2 of Attachment I hereto.

          ANNEX D TO REVOLVING CREDIT AGREEMENT ($50 MILLION FACILITY)

                               COLLATERAL REPORTS

     Collateral Reports means and includes any and all reports from time to time delivered by Borrowers to Lender at the request of Lender during the term hereof (as the same may be extended). Collateral Reports may include, but are not limited to, the following:

     1. Cash Reports. A report delivered by Borrowers at the request of Lender stating, among other things: (a) the net amount of Dollars in unrestricted cash and cash equivalents that Borrowers have in their Deposit Accounts; and (b) the net amount of Dollars in unrestricted cash and cash equivalents that Borrowers have in their securities accounts.

     2. Report on Cash Subject to Security Agreements. A report delivered by Borrowers at the request of Lender stating, among other things the amount of their cash that is subject to perfection in favor of Lender pursuant to any security agreements or other security instruments.

     3. Updated Financial Statements and Projections. Updated financial statements and projections delivered by Borrowers at the request of Lender.

     4. Updated Disclosure Schedules. Updated Disclosure Schedules delivered by Borrowers at the request of Lender.

     5. Further Assurances. As required by Section 6.8 (Further Assurances) of this Agreement, such further instruments and assurances as may be necessary or proper in the reasonable opinion of Lender to carry out the purposes of the Loan Documents.

          ANNEX E TO REVOLVING CREDIT AGREEMENT ($50 MILLION FACILITY)
          ------------------------------------------------------------



                                NOTICE ADDRESSES


BORROWERS:

                           INTEGRATED HEALTHCARE HOLDINGS, INC.
                           1301 North Tustin Avenue
                           Santa Ana, California 92705
                           Attn:  Larry Anderson, President
                                  Bruce Mogel, CEO (mobile:  602-770-3581)
                           Ph:    714-953-3575
                           Fax:   714-953-2595


                           WMC-SA, INC.
                           c/o INTEGRATED HEALTHCARE HOLDINGS, INC.
                           1301 North Tustin Avenue
                           Santa Ana, California 92705
                           Attn:  Larry Anderson, President
                                  Bruce Mogel, CEO (mobile:  602-770-3581)
                           Ph:    714-953-3575
                           Fax:   714-953-2595


                           WMC-A, INC.
                           1301 North Tustin Avenue
                           Santa Ana, California 92705
                           Attn:  Larry Anderson, President
                                  Bruce Mogel, CEO (mobile:  602-770-3581)
                           Ph:    714-953-3575
                           Fax:   714-953-2595

                           COASTAL COMMUNITIES HOSPITAL, INC.
                           c/o INTEGRATED HEALTHCARE HOLDINGS, INC.
                           1301 North Tustin Avenue
                           Santa Ana, California 92705
                           Attn:  Larry Anderson, President
                                  Bruce Mogel, CEO (mobile:  602-770-3581)
                           Ph:    714-953-3575
                           Fax:   714-953-2595

                           CHAPMAN MEDICAL CENTER, INC.
                           c/o INTEGRATED HEALTHCARE HOLDINGS, INC.
                           1301 North Tustin Avenue
                           Santa Ana, California 92705
                           Attn:  Larry Anderson, President
                                  Bruce Mogel, CEO (mobile:  602-770-3581)
                           Ph:    714-953-3575
                           Fax:   714-953-2595

CREDIT PARTIES:

                           PACIFIC COAST HOLDINGS INVESTMENTS, LLC
                           2621 S. Bristol Street Suite 108
                           Santa Ana, CA 92704
                           Attn:  Dr. Anil V. Shah, Co-Manager
                           Ph:    714-290-5322
                           Fax:   714-297-9588

                           and

                           PACIFIC COAST HOLDINGS INVESTMENTS, LLC
                           c/o Strategic Global Management, Inc.
                           6800 Indiana Avenue, Suite 130
                           Riverside, California 92506
                           Attn:  Dr. Chaudhuri
                                  William Thomas, Esq.
                           Ph:    951-782-8812
                           Fax:   951-766-9944

                           GANESHA REALTY LLC
                           c/o Strategic Global Management, Inc.
                           6800 Indiana Avenue, Suite 130
                           Riverside, California 92506
                           Attn:  Dr. Kali Chaudhuri
                                  William Thomas, Esq.
                           Ph:    951-782-8812
                           Fax:   951-766-9944


                           WEST COAST HOLDINGS, LLC
                           2621 South Bristol, Suite 304
                           Santa Ana, California 92704
                           Attn:  Dr. Jacob Sweidan, Co-Manager
                           Ph:    714-537-6595
                           Fax:   949-203-6380
                           Email: JSweidan@aol.com

                           ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC 2621 South Bristol, Suite 304
                           Santa Ana, California 92704
                           Attn:  Dr. Michael Sein, Manager
                           Ph:   ___-___-____
                           Fax:  ___-___-____

LENDER:

                           MEDICAL PROVIDER FINANCIAL CORPORATION I
                           2100 South State College Blvd.
                           Anaheim, California 92806
                           Attn:  Sidney Field, CEO, or
                           Joseph J. Lampariello, President and COO, or
                           Adam Field, Sr. Vice President Development
                           Telephone:  714-935-3100
                           Facsimile:  714-935-3114